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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.            )

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☐	Soliciting Material Pursuant to §240.14a-12

United States Cellular Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNITED STATES CELLULAR CORPORATION
8410 West Bryn Mawr Avenue
Suite 700
Chicago, Illinois 60631
Phone: (773) 399-8900
Fax: (773) 399-8936

April 16, 2010

Dear Fellow Shareholders:

        You are cordially invited to attend our 2010 annual meeting on Wednesday, May 19, 2010, at 8:30 a.m., Chicago time, at the Renaissance Chicago O'Hare Suites Hotel, 8500 W. Bryn Mawr Avenue, Chicago, Illinois. At the meeting, we will report on the plans and accomplishments of United States Cellular Corporation.

        The formal notice of the meeting and our board of directors' proxy statement are enclosed. Accompanying the proxy statement are the audited financial statements and certain other financial information for the year ended December 31, 2009, as required by the rules and regulations of the Securities and Exchange Commission ("SEC"). At the 2010 annual meeting, shareholders are being asked to take the following actions:

  1.
  elect four Class II directors nominated by the U.S. Cellular board of directors and named in the attached proxy statement; and

  2.
  ratify the selection of independent registered public accountants for the current fiscal year.

        The board of directors recommends a vote "FOR" its nominees for election as directors and "FOR" the proposal to ratify accountants.

        Our board of directors and members of our management team will be at the annual meeting to meet with you and discuss our record of achievement and plans for the future. Your vote is important. Therefore, please sign and return the enclosed proxy card, whether or not you plan to attend the meeting.

        We look forward to visiting with you at the annual meeting.

Very truly yours,

LeRoy T. Carlson, Jr. Chairman	John E. Rooney President and Chief Executive Officer

Please sign and return the enclosed proxy card(s) promptly or vote on the Internet using the instructions on the proxy card

 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT
AND
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 19, 2010

TO THE SHAREHOLDERS OF

UNITED STATES CELLULAR CORPORATION

        We will hold the 2010 annual meeting of the shareholders of United States Cellular Corporation ("U.S. Cellular"), a Delaware corporation, at the Renaissance Chicago O'Hare Suites Hotel, 8500 W. Bryn Mawr Avenue, Chicago, Illinois, on Wednesday, May 19, 2010, at 8:30 a.m., Chicago time. At the meeting, we are asking shareholders to take the following actions:

  1.
  To elect four Class II members of the board of directors nominated by the U.S. Cellular board of directors and named in the attached proxy statement. Your board of directors recommends that you vote FOR its nominees for Class II directors.

  2.
  To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accountants for the year ending December 31, 2010. Your board of directors recommends that you vote FOR this proposal.

  3.
  To transact such other business as may properly come before the meeting or any adjournments thereof.

        We are first sending this notice of annual meeting of shareholders and Proxy Statement to you on or about April 16, 2010.

        We have fixed the close of business on March 30, 2010 as the record date for the determination of shareholders entitled to notice of, and to vote at, the annual meeting or any adjournments thereof.

        The following additional information is being provided as required by SEC rules:

        The proxy statement and annual report to shareholders are available at www.uscellular.com under About Us—Investor Relations—Proxy Vote, or at www.uscellular.com/proxyvote.

        The following items have been posted to this Web site:

  1.
  Proxy Statement for the 2010 Annual Meeting

  2.
  Annual Report to Shareholders for 2009

  3.
  Form of Proxy Card

        Any control/identification numbers that you need to vote are set forth on your proxy card if you are a record holder, or on your voting instruction card if you hold shares through a broker, dealer or bank.

        The location where the annual meeting will be held is the Renaissance Chicago O'Hare Suites Hotel. This hotel is located in Chicago, Illinois at 8500 W. Bryn Mawr Avenue, just south of Interstate 90 and approximately one block west of Cumberland Avenue.

 VOTING INFORMATION

What is the record date for the meeting?

        The close of business March 30, 2010 is the record date for the determination of shareholders entitled to notice of, and to vote at, the annual meeting or any adjournments thereof.

        A complete list of shareholders entitled to vote at the annual meeting, arranged in alphabetical order and by voting group, showing the address of and number of shares held by each shareholder, will be made available at the offices of U.S. Cellular, 8410 West Bryn Mawr Avenue, Suite 700, Chicago, Illinois 60631, for examination by any shareholder during normal business hours, for a period of at least ten days prior to the annual meeting.

What shares of stock entitle holders to vote at the meeting?

        We have the following classes or series of stock outstanding, each of which entitles holders to vote at the meeting:

  •
  Common Shares; and

  •
  Series A Common Shares.

        The Common Shares are listed on the New York Stock Exchange ("NYSE") under the symbol "USM."

        No public market exists for the Series A Common Shares, but the Series A Common Shares are convertible on a share-for-share basis into Common Shares.

        On March 30, 2010, U.S. Cellular had outstanding 53,429,051 Common Shares, par value $1.00 per share (excluding 1,639,168 shares held by U.S. Cellular and a subsidiary of U.S. Cellular), and 33,005,877 Series A Common Shares, par value $1.00 per share. As of March 30, 2010, no shares of Preferred Stock, par value $1.00 per share, of U.S. Cellular were outstanding.

        Telephone and Data Systems, Inc., a Delaware corporation (NYSE: TDS and TDS.S), which we refer to as "TDS", is the sole holder of Series A Common Shares and holds 37,782,826 Common Shares, representing approximately 70.7% of the outstanding Common Shares. By reason of such holdings, TDS has the voting power to elect all the directors of U.S. Cellular and has approximately 95.9% of the voting power with respect to matters other than the election of directors.

What is the voting power of the outstanding shares in the election of directors?

        The following shows certain information relating to the outstanding shares and voting power of such shares in the election of directors as of the record date:

Class or Series of Common Stock	Outstanding Shares	Votes per Share	Voting Power	Number of Directors Elected by Class or Series	Number of Directors Standing for Election
Series A Common Shares	33,005,877	10	330,058,770	8	3
Common Shares	53,429,051	1	53,429,051	3	1

Total				11	4

What is the voting power of the outstanding shares in matters other than the election of directors?

        The following shows certain information relating to the outstanding shares and voting power of such shares in matters other than the election of directors as of the record date:

Class or Series of Common Stock	Outstanding Shares	Votes per Share	Total Voting Power	Percent
Series A Common Shares	33,005,877	10	330,058,770	86.1%
Common Shares	53,429,051	1	53,429,051	13.9%

Total			383,487,821	100.0%

How may shareholders vote in the election of directors in Proposal 1?

        Holders of Common Shares may, with respect to the election of the one Class II director to be elected by the holders of Common Shares, vote FOR the election of such director nominee or WITHHOLD authority to vote for such director nominee.

        TDS, as the sole holder of Series A Common Shares may, with respect to the election of the three Class II directors to be elected by the holder of Series A Common Shares, vote FOR the election of such director nominees or WITHHOLD authority to vote for such director nominees.

        The board of directors recommends a vote FOR its nominees.

        TDS has advised U.S. Cellular that it intends to vote FOR the board of directors' nominees for election as Class II directors.

How may shareholders vote with respect to Proposal 2?

        With respect to the proposal to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2010, shareholders may:

  •
  vote FOR,

  •
  vote AGAINST, or

  •
  ABSTAIN from voting on the proposal.

        The board of directors recommends a vote FOR this proposal.

        TDS has advised U.S. Cellular that it intends to vote FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

How do I vote?

        Proxies are being requested from the holders of Common Shares in connection with the election of one Class II director and the ratification of independent registered public accountants. Whether or not you plan to attend the meeting, please sign and mail your proxy in the enclosed self-addressed envelope to Proxy Services, c/o Computershare Investor Services LLC, P.O. Box 43126, Providence, Rhode Island 02940-5138, or vote on the Internet using the control/identification number on your proxy card in accordance with the instructions set forth on the proxy card. You have the power to revoke your proxy at any time before it is voted, and the giving of a proxy will not affect your right to vote in person if you attend the annual meeting.

How will proxies be voted?

        All properly executed and unrevoked proxies received in the enclosed form in time for the 2010 annual meeting will be voted in the manner directed on the proxies.

        If no direction is made, a proxy by any shareholder will be voted FOR the election of the named director nominee to serve as a Class II director and FOR the proposal to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accountants for 2010.

        If a proxy indicates that all or a portion of the votes represented by such proxy are not being voted with respect to a particular matter, such non-votes will not be considered present and entitled to vote on such matter. However, the shares represented by such proxies may be considered present and entitled to vote on other matters and will count for purposes of determining the presence of a quorum.

        Because the board of directors has no knowledge of any other proposals to be presented at the 2010 annual meeting and because no other proposals were received by U.S. Cellular by the date specified by the advance notice provision in U.S. Cellular's Bylaws, the proxy solicited by the board of directors for the 2010 annual meeting confers discretionary authority to the proxies named therein to vote on any matter that may properly come before such meeting or any adjournment, postponement, continuation or rescheduling thereof, other than the foregoing proposals.

How will my shares be voted if I own shares through a broker?

        If you are the beneficial owner of shares held in "street name" by a broker, bank, or other nominee ("broker"), such broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not give specific instructions to the broker or have standing instructions on file with the broker, under Rule 452 of the NYSE as amended in 2009, depending on the timing of certain actions, the nominee may be entitled to vote the shares with respect to "discretionary" items but will not be permitted to vote the shares with respect to "non-discretionary" items (in which case such shares will be treated as "broker non-votes"). In addition, whether the broker can or will vote your shares with respect to discretionary items if you have not given instructions to the broker and how such shares may be voted by the broker (i.e., proportionately with voting instructions received by the broker from other shareholders or pursuant to the recommendation of management, etc.) depends on the particular broker's policies. As a result, we cannot advise you whether your broker will or will not vote your shares or how it may vote the shares if it does not receive or have voting instructions from you and, accordingly, recommend that you contact your broker. In general, the ratification of auditors is a discretionary item. On the other hand, matters such as the election of directors (whether contested or not), the approval of an equity compensation plan and shareholder proposals are non-discretionary items. In such cases, if your broker does not have specific or standing instructions, your shares may be treated as "broker non-votes" and may not be voted on such matters. Accordingly, we urge you to provide instructions to your broker so that your votes may be counted on all matters. If your shares are held in street name, your broker will include a voting instruction card with this proxy statement. We strongly encourage you to vote your shares by following the instructions provided on the voting instruction card. Please return your voting instruction card to your broker and/or contact your broker to ensure that a proxy card is voted on your behalf.

What constitutes a quorum for the meeting?

        In the election of directors, where a separate vote by a class or voting group is required, the holders of a majority of the votes of the stock of such class or voting group, present in person or represented by proxy, will constitute a quorum entitled to take action with respect to that vote on that matter. Withheld votes by shares entitled to vote with respect to a director and broker "non-votes" with respect to such director will be treated as present in person or represented by proxy for purposes of establishing a quorum for the election of such director. If shares beneficially owned by TDS are present in person or represented by proxy at the annual meeting, such shares will constitute a quorum at the annual meeting with respect to directors to be elected by the Series A Common Shares and with respect to the director to be elected by the Common Shares.

        The holders of a majority of the votes of the stock issued and outstanding and entitled to vote with respect to the other proposal, present in person or represented by proxy, will constitute a quorum at the annual meeting in connection with such other proposal. Abstentions from voting on such proposal by shares entitled to vote on such proposal and broker "non-votes" with respect to such proposal will be treated as present in person or represented by proxy for purposes of establishing a quorum for such proposal. If shares beneficially owned by TDS are present in person or represented by proxy at the annual meeting, such shares will constitute a quorum at the annual meeting in connection with such proposal.

What vote is required for the election of directors in Proposal 1?

        The election of directors requires the affirmative vote of a plurality of the voting power of the shares present in person or represented by proxy and entitled to vote on such matter at the annual meeting. Accordingly, if a quorum of such shares is present at the annual meeting, the person receiving a plurality of the votes of the holders of such shares entitled to vote with respect to the election of such director will be elected to serve as a director. Because the election of each director requires only the affirmative vote of a plurality of the shares present in person or represented by proxy and entitled to vote with respect to such matter, withholding authority to vote for the nominee and broker non-votes with respect to the election of the directors will not affect the outcome of the election of the directors.

What vote is required with respect to Proposal 2?

        If a quorum is present at the annual meeting, the proposal to ratify independent registered public accountants will require the affirmative vote of a majority of the voting power of the Common Shares and Series A Common Shares voting together and present in person or represented by proxy and entitled to vote on such matter at the annual meeting. A vote to abstain from voting on such proposal will not be an affirmative vote and, as a result, will effectively be treated as a vote against such proposal. Although broker non-votes may be included for purposes of determining a quorum, they will not be treated as entitled to vote on this proposal at the annual meeting and, therefore, will not be included in the calculation of whether this proposal has received the requisite vote.

 PROPOSAL 1
ELECTION OF DIRECTORS

        The nominees for election as Class II directors are identified in the table below. Each of the nominees has consented to be named in the proxy statement and to serve if elected. In the event any such nominee fails to stand for election, the persons named in the proxy presently intend to vote for a substitute nominee if one is designated by the board of directors.

Nominees

        The following persons, if elected at the 2010 annual meeting of shareholders, will serve as Class II directors until the 2013 annual meeting of shareholders, or until their successors are elected and qualified:

Class II Directors—Terms Scheduled to Expire in 2010

        The following persons are current Class II directors whose terms expire at the 2010 annual meeting of shareholders:

Elected by Holders of Common Shares

Name	Age	Position with U.S. Cellular and Principal Occupation	Served as Director since
Paul-Henri Denuit	75	Director of U.S. Cellular, Private Investor and Retired Chief Executive Officer, Managing Director and Chairman of S.A. Coditel	1988

Elected by Holder of Series A Common Shares

Name	Age	Position with U.S. Cellular and Principal Occupation	Served as Director since
James Barr III	70	Director of U.S. Cellular and Retired President and Chief Executive Officer of TDS Telecommunications Corporation	May 2009
Ronald E. Daly	63	Director of U.S. Cellular, Private Investor, former President and Chief Executive Officer of Océ-USA Holding, Inc. and former President of the Printing Solutions division of R.R. Donnelley, Inc.	2004
Kenneth R. Meyers	56	Director and Chief Accounting Officer of U.S. Cellular and Executive Vice President and Chief Financial Officer of TDS	1999

  The board of directors recommends a vote "FOR" the above nominees.

        The following additional information is provided in connection with the election of directors.

Other Directors

Class III Directors—Terms Scheduled to Expire in 2011

        The following persons are current Class III directors whose terms expire at the 2011 annual meeting of shareholders:

Elected by Holders of Common Shares

Name	Age	Position with U.S. Cellular and Principal Occupation	Served as Director since
J. Samuel Crowley	59	Director of U.S. Cellular, Private Investor and former executive at Gold's Gym International, Inc., Michaels Stores, Inc. and CompUSA, Inc.	1998

Elected by Holder of Series A Common Shares

Name	Age	Position with U.S. Cellular and Principal Occupation	Served as Director since
LeRoy T. Carlson, Jr.	63	Chairman and Director of U.S. Cellular and President and Chief Executive Officer of TDS	1984
Walter C.D. Carlson	56	Director of U.S. Cellular, non-executive Chairman of the Board of TDS and Partner, Sidley Austin LLP, Chicago, Illinois	1989

Class I Directors—Terms Scheduled to Expire in 2012

        The following persons are current Class I directors whose terms expire at the 2012 annual meeting of shareholders:

Elected by Holders of Common Shares

Name	Age	Position with U.S. Cellular and Principal Occupation	Served as Director since
Harry J. Harczak, Jr.	53	Director of U.S. Cellular, Private Investor, Managing Director of Sawdust Investment Management and former executive vice president at CDW Corporation	2003

Elected by Holder of Series A Common Shares

Name	Age	Position with U.S. Cellular and Principal Occupation	Served as Director since
LeRoy T. Carlson	93	Director of U.S. Cellular and Chairman Emeritus of TDS	1987
Gregory P. Josefowicz	57	Director of U.S. Cellular, Private Investor and Retired Chairman, Chief Executive Officer and President of Borders Group, Inc.	May 2009
John E. Rooney	67	Director and President and Chief Executive Officer of U.S. Cellular	2000

Background

        The following briefly describes the business experience during at least the past five years of each of the nominees and directors whose terms will continue after the 2010 annual meeting, including each person's principal occupation(s) and employment during at least the past five years; the name and principal business of any corporation or other organization in which such occupation(s) and employment were carried on; and whether such corporation or organization is a parent, subsidiary or other affiliate of U.S. Cellular. The following also indicates any other directorships held, including any other directorships held during at least the past five years, by each nominee in any SEC registered company or any investment company, and the identity of such company.

        In addition, the following also briefly discusses the specific experience, qualifications, attributes or skills that led to the conclusion that each such person should serve as a director for U.S. Cellular, in light of U.S. Cellular's business and structure, including information about the person's particular areas of expertise or other relevant qualifications. As discussed below under "Director Nomination Process", the U.S. Cellular board of directors does not have any specific, minimum qualifications that the board believes must be met by a nominee for a position on the U.S. Cellular board of directors, or any specific qualities or skills that the board believes are necessary for one or more of the U.S. Cellular directors to possess. The U.S. Cellular board believes that substantial judgment, diligence and care are required to identify and select qualified persons as directors and does not believe that it would be appropriate to place limitations on its own discretion. The U.S. Cellular board of directors has consistently sought to nominate to the board of directors eminently qualified individuals whom the board believes would provide substantial benefit and guidance to U.S. Cellular. Also as discussed below, U.S. Cellular believes that it is desirable for directors to have diverse backgrounds, experience, skills and other characteristics. In addition, the conclusion of which persons should serve as directors of U.S. Cellular is based in part on the fact that U.S. Cellular is a controlled company with a capital structure in which different classes of stock vote for different directorships. In particular, as discussed under "Director Nomination Process", because TDS owns 100% of the Series A Common Shares, nominations of directors for election by the holders of Series A Common Shares are based on the recommendation of TDS. In addition, the board of directors may consider the recommendations of large shareholders, including TDS, in nominating persons for election as directors by the holders of Common Shares.

Class II Directors

        Paul-Henri Denuit.    Paul-Henri Denuit has been a director of U.S. Cellular since 1988, before U.S. Cellular became a public company. He is also a member of the U.S. Cellular Audit Committee and a member and the chairperson of the U.S. Cellular Long-Term Incentive Compensation Committee. The following provides information on the background of Mr. Denuit, including the specific factors that led to the conclusion that he should serve as a director of U.S. Cellular.

        Mr. Denuit is currently a private investor.

        Prior to retiring in 2001, Mr. Denuit had been employed by S.A. Coditel for over 30 years in various capacities, including as its chief executive officer, managing director and chairman of its board of directors. S.A. Coditel provides cable and television service in certain European countries. S.A. Coditel became a shareholder of U.S. Cellular before U.S. Cellular became a public company in 1988 and continued to be a principal shareholder of U.S. Cellular for several years after it became a public company.

        Mr. Denuit was originally appointed as a director of U.S. Cellular pursuant to the terms of a Common Stock Purchase Agreement dated April 24, 1987, between U.S. Cellular and S.A. Coditel. Although the terms of this agreement expired many years ago, the U.S. Cellular board of directors has continued to renominate Mr. Denuit as a director as a result of his background and the board's observations of his performance as a director.

        Mr. Denuit was also previously a member of the management team of Prime Cable, Inc., a U.S. corporation based in Austin, Texas that was involved in the operation of cable TV systems in the United States.

        Mr. Denuit was also previously a director and member of the general management committee of S.A. Tractebel, a Belgian holding company with interests in electricity, gas, consulting, engineering, industrial services and communications. He was also previously a director of Société Française du Radiotéléphone (S.F.R.) S.A., a French wireless telephone operator. In addition, he was previously a director of Société Européenne des Satellites, S.A., a Luxembourg-based operator of direct-to-home (DTH) satellite television services.

        Mr. Denuit has been the chairperson of the U.S. Cellular Long-Term Incentive Compensation Committee (formerly the Stock Option Compensation Committee) since 1997.

        Mr. Denuit holds a degree in admiralty law and a doctorate of law from the Université Libre de Bruxelles.

        Mr. Denuit brings to the U.S. Cellular board of directors substantial experience, expertise and qualifications in management and operations as a result of his background as the chief executive officer, managing director and chairman of S.A. Coditel. He also brings to the U.S. Cellular board of directors substantial experience, expertise and qualifications with respect to U.S. Cellular and the telecommunications industry as a result of his many years as a director of U.S. Cellular. He also brings substantial experience, expertise and qualifications as a result of his service as the chairperson of the U.S. Cellular Long-Term Incentive Compensation Committee (formerly the Stock Option Compensation Committee) since 1997. As a result of his experience with the cable and television industry in Europe, and because he is a foreign national, he also brings diversity of background to the U.S. Cellular board.

        James Barr III.    James Barr III has been a director of U.S. Cellular since the May 2009 annual meeting of shareholders. The following provides information on the background of Mr. Barr, including the specific factors that led to the conclusion that he should serve as a director of U.S. Cellular.

        James Barr III had been President and Chief Executive Officer of TDS Telecommunications Corporation ("TDS Telecom"), a wholly owned subsidiary of TDS which operates wireline telephone companies, between 1990 when he joined TDS Telecom and his retirement from TDS Telecom in 2007. Mr. Barr stepped down as President and Chief Executive Officer of TDS Telecom on January 1, 2007 and retired as an employee on March 24, 2007.

        After that time, Mr. Barr continued to serve as a consultant to TDS until March 23, 2009. Mr. Barr received consulting fees of $81,875 from TDS in 2009.

        Mr. Barr had been a director of TDS between 1990 and May 2009.

        Prior to his employment with TDS Telecom in 1990, Mr. Barr served as a Sales Vice President for American Telephone and Telegraph Company ("AT&T"), an international telecommunications company (NYSE: T), from 1985 through 1989.

        As a result of the settlement of a proxy contest by TDS in 2009, James Barr III ceased to be a director of TDS at its 2009 annual meeting of shareholders. However, because TDS believed that Mr. Barr was an outstanding director, TDS requested that the U.S. Cellular board of directors consider nominating Mr. Barr to the U.S. Cellular board in 2009 in order to permit U.S. Cellular to benefit from his experience and insights. After consideration of the background and experience of Mr. Barr, the U.S. Cellular board of directors nominated him for election as a director at the 2009 annual meeting of U.S. Cellular. At such meeting, Mr. Barr was elected as a director of U.S. Cellular for a term expiring in 2010.

        Mr. Barr was previously a director of former TDS subsidiaries Aerial Communications, Inc. (formerly Nasdaq: AERL), which developed and operated wireless personal communications services, and American Paging, Inc. (formerly AMEX: APP), which operated wireless paging services.

        Mr. Barr has an undergraduate degree in Mechanical Engineering from Iowa State University and an MBA from the University of Chicago.

        Mr. Barr brings to the U.S. Cellular board of directors substantial experience, expertise and qualifications with respect to the telecommunications industry as a result of his many years as a director of TDS and as President and Chief Executive Officer of TDS Telecom, and as an executive with AT&T before that. In addition, Mr. Barr's background in wireline telecommunications brings further diversity of experience to the U.S. Cellular board in operating its wireless business.

        Ronald E. Daly.    Ronald E. Daly has been a director of U.S. Cellular since 2004. He is also a member of the U.S. Cellular Long-Term Incentive Compensation Committee. The following provides information on the background of Mr. Daly, including the specific factors that led to the conclusion that he should serve as a director of U.S. Cellular.

        Mr. Daly is currently a private investor.

        Previously, Mr. Daly was the president and chief executive officer of Océ-USA Holding, Inc. between 2002 and 2004. Océ-USA Holding is the North American operations of Netherlands based Océ-N.V., a publicly-held global supplier of high-technology, digital document management and delivery solutions.

        Prior to that, Mr. Daly worked for R.R. Donnelley, Inc. for 38 years, most recently as president of R.R. Donnelley Printing Solutions. His career at R.R. Donnelley included seven years as president of its telecom group, the customers of which included major telecommunications companies.

        Mr. Daly also serves as a director and a member of both the compensation committee and governance committee of SuperValu, Inc. (NYSE: SVU), a major distributor, wholesaler and retailer in the food service industry. He also previously served on the finance committee of SuperValu.

        Mr. Daly has served as an Adjunct Professor of Strategy and Leadership for Loyola University Chicago and is also on the advisory board for the Loyola University School of Business. He has taught strategy for MBA students for five years and also teaches a course on the subject of guiding transformational change.

        Mr. Daly has an MBA from the Loyola University School of Business.

        Mr. Daly brings to the U.S. Cellular board of directors substantial experience, expertise and qualifications in management as a result of having been the president and chief executive officer of Océ-USA Holding and president of R.R. Donnelley Printing Solutions. In addition, Mr. Daly has experience and knowledge with respect to the telecommunications industry as a result of his service as a director of U.S. Cellular for over five years and his service as the president of the R.R. Donnelley telecom group for seven years. Mr. Daly also has experience and knowledge with respect to U.S. Cellular as a result of his service as a director of U.S. Cellular for more than five years. Further, his background and attributes bring diversity to the board.

        Kenneth R. Meyers.    Kenneth R. Meyers has been a director of U.S. Cellular since 1999. The following provides information on the background of Mr. Meyers, including the specific factors that led to the conclusion that he should serve as a director of U.S. Cellular.

        Effective January 1, 2007, Kenneth R. Meyers was appointed Executive Vice President and Chief Financial Officer (an executive officer) of TDS, Chief Accounting Officer (an executive officer) of U.S. Cellular and Chief Accounting Officer (an executive officer) of TDS Telecom. Mr. Meyers was also appointed as a director of TDS and TDS Telecom effective January 1, 2007.

        Prior to that, he was the Executive Vice President—Finance, Chief Financial Officer and Treasurer (an executive officer) of U.S. Cellular since 1999. Prior to that time, Mr. Meyers was Senior Vice President-Finance (Chief Financial Officer) and Treasurer of U.S. Cellular from 1997 to 1999. Prior to that time, he was the Vice President-Finance (Chief Financial Officer) and Treasurer of U.S. Cellular for more than five years. Mr. Meyers had been employed by U.S. Cellular in accounting and financial capacities since 1987.

        Mr. Meyers is a Certified Public Accountant and has an MBA from Northwestern University's J.L. Kellogg Graduate School of Management.

        Mr. Meyers brings to the U.S. Cellular board of directors substantial experience, expertise and qualifications with respect to U.S. Cellular and the telecommunications industry as a result of his background as a director and Executive Vice President and Chief Financial Officer of TDS, and as a result of his many years as a director and Executive Vice President—Finance, Chief Financial Officer and Treasurer of U.S. Cellular and his other prior positions at U.S. Cellular. He also brings substantial experience, expertise and qualifications in management, finance and accounting as a result of such background. Also, because he is a director and officer of TDS, the largest shareholder of U.S. Cellular, his participation on the U.S. Cellular board of directors permits him to represent the long-term interests of U.S. Cellular shareholders.

Class III Directors

        J. Samuel Crowley.    J. Samuel Crowley has been a director of U.S. Cellular since 1998. He is also a member and chairperson of the U.S. Cellular Audit Committee and a member of the U.S. Cellular Long-Term Incentive Compensation Committee. The following provides information on the background of

Mr. Crowley, including the specific factors that led to the conclusion that he should serve as a director of U.S. Cellular.

        Mr. Crowley is currently a private investor.

        Between 2005 and 2007, Mr. Crowley was the chief operating officer of Gold's Gym International, Inc., a private company which operates fitness facilities.

        Between 2002 and 2003, Mr. Crowley was senior vice president—new ventures, at Michaels Stores, Inc., a national specialty retail company which, at the time, was listed on the NYSE.

        Between 2000 and 2002, he was a business strategy consultant with Insider Marketing, a high tech marketing consulting firm.

        Prior to that, Mr. Crowley was employed for more than five years by CompUSA, Inc. which, before it was acquired, was a national retailer and reseller of personal computers and had been listed on the NYSE (formerly NYSE: CPU). Mr. Crowley was part of the team that founded CompUSA and took the company public on the NYSE in 1992. He served in several roles as vice president and then was named executive vice president of operations in 1995, a position that he held until the company was acquired in 2000.

        Mr. Crowley has been the chairperson of the U.S. Cellular Audit Committee since 2001.

        Mr. Crowley has an MBA from the University of Texas at Dallas.

        Mr. Crowley brings to the U.S. Cellular board of directors substantial experience, expertise and qualifications in management and operations as a result of having been chief operating officer of Gold's Gym, a senior vice president at Michaels Stores and a vice president and the executive vice president of operations at CompUSA. In addition, Mr. Crowley brings to the U.S. Cellular board of directors substantial experience, expertise and qualifications with respect to U.S. Cellular and the telecommunications industry as a result of his service as a director of U.S. Cellular for over ten years. He also brings substantial experience, expertise and qualifications as a result of his service as the chairperson of the U.S. Cellular Audit Committee since 2001.

        LeRoy T. Carlson, Jr.    LeRoy T. Carlson, Jr. has been a director of U.S. Cellular since the time that it was founded in 1984. The following provides information on the background of Mr. Carlson, including the specific factors that led to the conclusion that he should serve as a director of U.S. Cellular.

        LeRoy T. Carlson, Jr., has been the Chairman (an executive officer) of U.S. Cellular since 1989.

        LeRoy T. Carlson, Jr., is also TDS' President and Chief Executive Officer (an executive officer of TDS). He has been TDS' President since 1981 and its Chief Executive Officer since 1986.

        He has also been a director of TDS Telecom since 1988 and Chairman (an executive officer) of TDS Telecom since 1990.

        Mr. Carlson has also served on the board of directors of TDS since the time that TDS was founded in 1968.

        Mr. Carlson was previously a director of former TDS subsidiaries Aerial Communications, Inc. (formerly Nasdaq: AERL) and American Paging, Inc. (formerly AMEX: APP).

        Mr. Carlson has an MBA from Harvard University.

        Mr. Carlson brings to the U.S. Cellular board of directors substantial experience, expertise and qualifications with respect to U.S. Cellular and the telecommunications industry as a result of his many years as a director and President and Chief Executive Officer of TDS, as a director and Chairman of U.S. Cellular and as a director and Chairman of TDS Telecom. As the senior executive officer of U.S. Cellular and of its parent, TDS, the board of directors considers it essential that Mr. Carlson serve on the U.S. Cellular board. Also, because he is a director and officer of TDS, the largest shareholder of U.S. Cellular, his participation on the U.S. Cellular board of directors permits him to represent the long-term interests of U.S. Cellular shareholders.

        LeRoy T. Carlson, Jr. is the son of LeRoy T. Carlson and the brother of Walter C.D. Carlson.

        Walter C.D. Carlson.    Walter C.D. Carlson has been a director of U.S. Cellular since 1989. The following provides information on the background of Mr. Carlson, including the specific factors that led to the conclusion that he should serve as a director of U.S. Cellular.

        Walter C.D. Carlson has been a partner of the law firm of Sidley Austin LLP for more than 20 years and is a member of its executive committee. Mr. Carlson is an experienced litigator, and has represented various clients in a variety of types of specialized and general commercial litigation. Mr. Carlson is the head of the Financial and Securities Litigation group in the Chicago office of Sidley Austin LLP. The law firm of Sidley Austin LLP provides legal services to U.S. Cellular and TDS on a regular basis. See "Certain Relationships and Related Transactions" below. Mr. Carlson does not provide legal services to U.S. Cellular, TDS or their subsidiaries.

        Mr. Carlson has served on the board of directors of TDS since 1981 and has been TDS' non-executive Chairman of the Board since 2002.

        Mr. Carlson was previously a director of former TDS subsidiary Aerial Communications, Inc. (formerly Nasdaq: AERL).

        Mr. Carlson has a J.D. from Harvard University.

        Mr. Carlson brings to the U.S. Cellular board of directors substantial experience, expertise and qualifications with respect to U.S. Cellular and the telecommunications industry as a result of his many years as a director of U.S. Cellular and TDS, and as Chairman of the Board of TDS, and as a result of having represented many corporate clients. Also, because he is a director of TDS, the largest shareholder of U.S. Cellular, his participation on the U.S. Cellular board of directors permits him to represent the long-term interests of U.S. Cellular shareholders.

        Walter C.D. Carlson is the son of LeRoy T. Carlson and the brother of LeRoy T. Carlson, Jr.

Class I Directors

        Harry J. Harczak, Jr.    Harry J. Harczak, Jr. has been a director of U.S. Cellular since 2003. He also has been a member and has served as an "audit committee financial expert" of U.S. Cellular's Audit Committee since 2003. The following provides information on the background of Mr. Harczak, including the specific factors that led to the conclusion that he should serve as a director of U.S. Cellular.

        Mr. Harczak is a private investor and has been a managing director of Sawdust Investment Management, a privately-owned investment management company, since 2008.

        Mr. Harczak was an officer of CDW Corporation between 1994 and 2007, where he was successively the chief financial officer and the executive vice president of sales, marketing and business development. CDW is a provider of technology products and services and was a Nasdaq-listed company until it was acquired and became privately-held in 2007 (formerly Nasdaq: CDWC).

        Prior to that, Mr. Harczak was a partner at PricewaterhouseCoopers LLP, an international public accounting firm and, prior to that, was employed by PricewaterhouseCoopers LLP in managing and senior-level auditing capacities.

        Mr. Harczak is a director and member of the audit committee and governance and nominating committee of Tech Data Corporation (Nasdaq: TECD), a distributor of technology products from IT hardware and software producers.

        Mr. Harczak is a Certified Public Accountant (inactive).

        Mr. Harczak has an undergraduate degree in accounting from DePaul University and an MBA from the University of Chicago.

        Mr. Harczak brings to the U.S. Cellular board of directors substantial experience, expertise and qualifications in finance, sales, operations and management as a result of his prior positions at CDW. In addition, Mr. Harczak brings to the U.S. Cellular board of directors substantial experience, expertise and qualifications with respect to U.S. Cellular and the telecommunications industry as a result of his service as a director of U.S. Cellular for over five years. In addition, Mr. Harczak has substantial experience, expertise and qualifications in accounting and auditing as a Certified Public Accountant, as a former chief financial officer of CDW and as a former partner and employee of PricewaterhouseCoopers LLP. As a result, he has been designated as the audit committee financial expert on U.S. Cellular's Audit Committee.

        LeRoy T. Carlson.    LeRoy T. Carlson has been a director of U.S. Cellular since 1987. The following provides information on the background of Mr. Carlson, including the specific factors that led to the conclusion that he should serve as a director of U.S. Cellular.

        LeRoy T. Carlson founded TDS in 1968, and TDS founded U.S. Cellular in 1984. He was the President of TDS from its founding until 1981, its chief executive officer from its founding until 1986 and its Chairman from 1981 until 2002, when he was appointed Chairman Emeritus (an executive officer) of TDS.

        Mr. Carlson was a director of TDS from its founding until 2008. His term as a member of the TDS board of directors expired at the TDS 2008 annual meeting on May 22, 2008, and Mr. Carlson did not stand for re-election as a TDS director. He became a director emeritus of TDS following the TDS 2008 annual meeting.

        Mr. Carlson was previously a director of former TDS subsidiary Aerial Communications, Inc. (formerly Nasdaq: AERL).

        Mr. Carlson has an MBA from Harvard University.

        Mr. Carlson brings to the U.S. Cellular board of directors substantial experience, expertise and qualifications as the founder of TDS, which founded U.S. Cellular. He also has substantial experience, expertise and qualifications with respect to U.S. Cellular and the telecommunications industry as a result of over forty years of service as Chairman or Chairman Emeritus of TDS, over forty years of service as a director of TDS and over twenty years of service as a director of U.S. Cellular. As the founder of U.S. Cellular's parent, TDS, the board of directors considers it appropriate that Mr. Carlson serve on the U.S. Cellular board to provide it with valuable knowledge and insights. Also, because he is a director emeritus and an executive officer of TDS, the largest shareholder of U.S. Cellular, his participation on the U.S. Cellular board of directors permits him to represent the long-term interests of U.S. Cellular shareholders.

        Mr. Carlson is the father of LeRoy T. Carlson, Jr. and Walter C.D. Carlson.

        Gregory P. Josefowicz.    Gregory P. Josefowicz has been a director of U.S. Cellular since the May 2009 annual meeting of shareholders. The following provides information on the background of Mr. Josefowicz, including the specific factors that led to the conclusion that he should serve as a director of U.S. Cellular.

        Gregory P. Josefowicz served as a non-exclusive, senior level consultant to Borders Group, Inc. (NYSE: BGP), a leading global retailer of books, music and movies between 2006 and 2008. Borders Group is an international company with over 14,000 employees.

        From 1999 until his retirement in 2006, Mr. Josefowicz served as a director and president and chief executive officer, and was named chairman of the board in 2002, of Borders Group.

        Prior to that time, he was chief executive officer of the Jewel-Osco division of American Stores Company, which operated food and drug stores in the greater Chicago, Illinois and Milwaukee, Wisconsin areas, from 1997 until June 1999 when American Stores merged into Albertson's Inc., a national retail food-drug chain. At that time, Mr. Josefowicz became president of Albertson's Midwest region. Mr. Josefowicz joined Jewel in 1974, and was elected senior vice president of marketing and advertising in 1993.

        Mr. Josefowicz is currently a member of the board of directors of PetSmart, Inc. (Nasdaq: PETM), a leading pet supply and services retailer, and Winn-Dixie Stores, Inc. (Nasdaq: WINN), one of the nation's largest food retailers. He is also the chairperson of the nomination and governance committee of PetSmart and a member and an "audit committee financial expert" of the audit committee of Winn-Dixie Stores. He is also the "lead director" of each of PetSmart and Winn-Dixie Stores.

        He was formerly a director of Ryerson (formerly NYSE: RYI), a leading distributor and processor of metals in North America prior to its acquisition by Rhombus, and of Spartan Stores (Nasdaq: SPTN), the nation's tenth largest grocery distributor in the U.S. Mr. Josefowicz had been a member and the chairperson of the audit committee of Ryerson and a member of the compensation committee of Spartan Stores.

        Mr. Josefowicz had been a director of TDS between 2007 and May 2009.

        As a result of the settlement of a proxy contest by TDS in 2009, Mr. Josefowicz ceased to be a director of TDS at its 2009 annual meeting of shareholders. However, because TDS believed that Mr. Josefowicz was an outstanding director, TDS requested that the U.S. Cellular board of directors consider nominating Mr. Josefowicz to the U.S. Cellular board in 2009 in order to permit U.S. Cellular to benefit from his experience and insights. After consideration of the background and experience of Mr. Josefowicz, the U.S. Cellular board of directors nominated him for election as a director at the 2009 annual meeting of U.S. Cellular. At such meeting, Mr. Josefowicz was elected as a director of U.S. Cellular for a term expiring in 2012.

        Mr. Josefowicz has an MBA from Northwestern University's J.L. Kellogg Graduate School of Management.

        Mr. Josefowicz brings to the U.S. Cellular board of directors substantial experience, expertise and qualifications in retail marketing and management. He has over 20 years of senior management experience and experience leading large retail organizations. Because of the retail nature of the U.S. Cellular business, the U.S. Cellular board believes that it is highly desirable to have a director with significant knowledge and experience in retail marketing and management of retail businesses.

        John E. Rooney.    John E. Rooney has been a director of U.S. Cellular since the time he was appointed as President and Chief Executive Officer of U.S. Cellular in 2000. The following provides information on the background of Mr. Rooney, including the specific factors that led to the conclusion that he should serve as a director of U.S. Cellular.

        John E. Rooney has been the President and Chief Executive Officer of U.S. Cellular (an executive officer of U.S. Cellular and deemed to be an executive officer of TDS under SEC rules) since 2000.

        Prior to that, he held several positions at Ameritech Corporation which, at the time, was a NYSE-listed company (formerly NYSE: AIT). Between 1996 and 1999, he was President, Ameritech Consumer Services. Between 1992 and 1996, he was President, Ameritech Cellular Services and between 1990 and 1992, he was Vice President and Treasurer of Ameritech Corporation.

        Mr. Rooney is currently a director of First Midwest Bancorp, Inc. (Nasdaq: FMBI), a diversified financial services company.

        Mr. Rooney has an MBA from Loyola University Chicago.

        Mr. Rooney brings to the U.S. Cellular board of directors substantial experience, expertise and qualifications with respect to U.S. Cellular, and the telecommunications industry as a result of his many years as a director and President and Chief Executive Officer of U.S. Cellular and as an executive with Ameritech before that. As the President and Chief Executive Officer of U.S. Cellular, the board of directors considers it important that Mr. Rooney serve on the U.S. Cellular board so that the board has the benefit of his knowledge of and insights into day-to-day operations and performance of U.S. Cellular.

        On February 24, 2010, U.S. Cellular announced that John E. Rooney will retire in 2010. A nationally recognized executive recruiting firm is conducting a search for his replacement.

 CORPORATE GOVERNANCE

Board of Directors

        The business and affairs of U.S. Cellular are managed by or under the direction of the board of directors. The board of directors consists of eleven members. Holders of Common Shares elect 25% of the directors rounded up to the nearest whole number, or three directors based on a board size of eleven directors. TDS, as the sole holder of Series A Common Shares, elects the remaining eight directors. As of the record date, TDS has 100% of the voting power in the election of such eight directors, approximately 70.7% of the voting power in the election of the remaining three directors and approximately 95.9% of the voting power in all other matters.

Board Leadership Structure

        Under the leadership structure selected for U.S. Cellular, the same person does not serve as both the chief executive officer and chairman. LeRoy T. Carlson, Jr. serves as Chairman and, in that capacity, sets the agenda and presides over board of directors meetings. John E. Rooney serves as President and Chief Executive Officer and is responsible for day-to-day leadership and performance of U.S. Cellular. This leadership structure is set forth in U.S. Cellular's Bylaws. U.S. Cellular has determined that this leadership structure is appropriate given the specific characteristics and circumstances of U.S. Cellular. In particular, U.S. Cellular is a subsidiary of, and controlled by, TDS. As a result, it is considered appropriate that LeRoy T. Carlson, Jr. (who is the President and Chief Executive Officer of TDS), should serve as the Chairman of U.S. Cellular, and that the President and Chief Executive Officer of U.S. Cellular should report to the Chairman. This permits the President and Chief Executive Officer of U.S. Cellular's largest shareholder to provide oversight with respect to the President and Chief Executive Officer who has operating authority over U.S. Cellular. In particular, this leadership structure separates the executive who is primarily responsible for the performance of the company from the person who sets the agenda for and presides over board of directors meetings at which performance of U.S. Cellular is evaluated.

Board Role in Risk Oversight

        The following discloses the extent of the board of directors' role in the risk oversight of U.S. Cellular, including how the board administers its oversight function, and the effect that this has on the board's leadership structure discussed above.

        The U.S. Cellular board of directors is primarily responsible for risk assessment and risk management of U.S. Cellular. Although the U.S. Cellular board of directors can delegate this responsibility to board committees, including the Audit Committee, the U.S. Cellular board of directors has not done so, and continues to have full responsibility relating to risk oversight. Although the U.S. Cellular board of directors has oversight responsibilities, the actual risk assessment and risk management is carried out by the President and Chief Executive Officer and other officers of U.S. Cellular and reported to the board of directors.

        As part of its oversight responsibilities, the U.S. Cellular board of directors participates in the Enterprise Risk Management (ERM) program which applies to TDS and all of its business units, including U.S. Cellular. This program was designed with the assistance of an outside consultant and was integrated into TDS' existing management and strategic planning processes, including such processes of U.S. Cellular. The ERM program provides a common enterprise-wide language and discipline around risk identification, quantification and mitigation.

        Although the U.S. Cellular board of directors has ultimate oversight authority over risk and has not delegated such responsibility to any committees, certain U.S. Cellular committees also have certain responsibilities relating to risk.

        Under NYSE listing standards, and as set forth in its charter, the Audit Committee is required to "discuss policies with respect to risk assessment and risk management." NYSE listing standards further provide that, "while it is the job of the CEO and senior management to assess and manage the listed company's exposure to risk, the audit committee must discuss guidelines and policies to govern the process by which this is handled. The audit committee should discuss the listed company's major financial risk exposures and the steps management has taken to monitor and control such exposures. The audit committee is not required to be the sole body responsible for risk assessment and management, but, as stated above, the committee must discuss guidelines and policies to govern the process by which risk assessment and management is undertaken."

        Accordingly, pursuant to the foregoing requirements, the Audit Committee discusses U.S. Cellular's major financial risk exposures and the steps management has taken to monitor and control such exposures in connection with its review of financial statements and related matters on a quarterly basis.

        In addition, as part of the ERM program, the Audit Committee discusses guidelines and policies to govern the process by which risk assessment and risk management is handled. The Audit Committee currently receives updates and discusses policies with respect to risk assessment and risk management on a regular basis. The Audit Committee is not solely responsible for ERM, but the committee discusses guidelines and policies to govern the process by which ERM is undertaken.

        In addition, the Long-Term Incentive Compensation Committee, which has responsibilities relating to the equity compensation of the executive officers of U.S. Cellular, and the Chairman of U.S. Cellular, who in effect functions as the compensation committee for non-equity compensation for executive officers other than himself, consider risks relating to compensation of executive officers of U.S. Cellular, as discussed below in the Compensation Discussion and Analysis, and risks relating to compensation policies and procedures for all employees, as discussed below under "Risks from Compensation Policies and Practices."

        In addition, U.S. Cellular believes that the leadership structure described above facilitates risk oversight because the role of the President and Chief Executive Officer, who has primary responsibility to assess and manage U.S. Cellular's exposure to risk, is separated from the role of the Chairman, who sets the agenda for and presides over board of directors meetings at which the U.S. Cellular board exercises its oversight function with respect to risk.

Director Independence and New York Stock Exchange Listing Standards

        U.S. Cellular Common Shares are listed on the NYSE. Accordingly, U.S. Cellular is subject to the listing standards applicable to companies that have equity securities listed on the NYSE.

        Under the listing standards of the NYSE, U.S. Cellular is a "controlled company" as such term is defined by the NYSE. U.S. Cellular is a controlled company because over 50% of the voting power for the election of directors of U.S. Cellular is held by TDS (i.e., because TDS holds 100% of the Series A Common Shares and a majority of the Common Shares, it has the voting power to elect all of the directors of U.S. Cellular). Accordingly, U.S. Cellular is exempt from certain listing standards that require listed companies that are not controlled companies to (i) have a board composed of a majority of directors that qualify as independent under the rules of the NYSE, (ii) have a compensation committee composed entirely of directors that qualify as independent under the rules of the NYSE, and (iii) have a nominating/corporate governance committee composed entirely of directors that qualify as independent under the rules of the NYSE.

        As a controlled company, U.S. Cellular is required to have at least three directors who qualify as independent to serve on the Audit Committee. The U.S. Cellular Audit Committee has three members: J. Samuel Crowley, Paul-Henri Denuit and Harry J. Harczak, Jr. Such directors must qualify as independent under the NYSE Listed Company Manual, including Section 303A.02(a) and Section 303A.02(b), and Section 303A.06, which incorporates the independence requirements of Section 10A-3 of the Securities Exchange Act of 1934, as amended ("Section 10A-3"). Except as required by listing standards or SEC rule, U.S. Cellular does not have any categorical standards of independence that must be satisfied.

        Pursuant to the requirements of the NYSE Listed Company Manual, the U.S. Cellular board of directors affirmatively determined that each member of the Audit Committee has no material relationship with U.S. Cellular, either directly or as a partner, shareholder or officer of an organization that has a relationship with U.S. Cellular, and that each of such persons is independent (pursuant to Section 303A.02(a), Section 303A.02(b) and Section 10A-3) considering all relevant facts and circumstances, including commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, if any.

        Such relevant facts and circumstances included the following: None of such persons is an employee or officer of U.S. Cellular, TDS or any other member of the TDS consolidated group ("TDS Consolidated Group"). None of such persons has any direct or indirect business relationships and/or fee arrangements with the TDS Consolidated Group and none of such persons receives any compensation from the TDS Consolidated Group except compensation for his services as a director and member of board committees of U.S. Cellular. None of such persons has any relationship or arrangement with the TDS Consolidated Group other than in his capacity as a director of U.S. Cellular. Each of such persons qualifies as independent under each of the categorical standards in Section 303A.02(b) of the NYSE Listed Company Manual. Each of such persons qualifies as independent under Section 10A-3 because none of such persons receives any compensatory fee from any member of the TDS Consolidated Group and is not an "affiliated person" (as defined by the SEC) with respect to any member of the TDS Consolidated Group. None of such persons is an "immediate family member" (as defined by Section 303A.02(b)) of any person who is not independent under Section 303A.02 of the NYSE Listed Company Manual. The only relationship and/or fee arrangement which such persons have with the TDS Consolidated Group are as directors and members of board committees of U.S. Cellular.

        In addition, Ronald E. Daly and Gregory P. Josefowicz would each qualify as an independent director under the listing standards of the NYSE. As a result, five of the eleven directors, or over 45% of the directors, have been determined to qualify or would qualify as independent under the listing standards of the NYSE.

Meetings of Board of Directors

        Our board of directors held seven meetings during 2009. Each incumbent director attended at least 75 percent of the total number of meetings of the board of directors (held during 2009 at which time such person was a director) and at least 75 percent of the total number of meetings held by each committee of the board on which such person served (during the periods of 2009 that such person served).

Corporate Governance Guidelines

        Under NYSE listing standards, U.S. Cellular is required to adopt and disclose corporate governance guidelines that address certain specified matters. U.S. Cellular has adopted Corporate Governance Guidelines that address (i) board of directors structure, (ii) director qualification standards, (iii) director responsibilities, orientation and continuing education, (iv) director compensation, (v) board resources and access to management and independent advisors, (vi) annual performance evaluation of the board, (vii) board committees, (viii) management succession and (ix) periodic review of the guidelines. A copy of such guidelines is available on U.S. Cellular's web site, www.uscellular.com, under About Us—Investor Relations—Corporate Governance—Corporate Governance Guidelines.

Audit Committee

        The primary function of the Audit Committee is to (a) assist the board of directors of U.S. Cellular in its oversight of (1) the integrity of U.S. Cellular's financial statements, (2) U.S. Cellular's compliance with legal and regulatory requirements, (3) the independent auditor's qualifications and independence, and (4) the performance of U.S. Cellular's internal audit function and independent auditors; (b) prepare an audit committee report as required by the rules of the SEC to be included in U.S. Cellular's annual proxy statement and (c) perform such other functions as set forth in the U.S. Cellular Audit Committee charter, which shall be deemed to include the duties and responsibilities set forth in Section 10A-3. A copy of U.S. Cellular's Audit Committee charter is available on U.S. Cellular's web site, www.uscellular.com, under About Us—Investor Relations—Corporate Governance—Audit Comm. Charter.

        The Audit Committee is currently composed of three members who qualify as independent under NYSE listing standards, including Section 10A-3, as discussed above. The current members of the Audit Committee are J. Samuel Crowley (chairperson), Paul-Henri Denuit and Harry J. Harczak, Jr. The board of directors has determined that each of the members of the Audit Committee is financially literate and has "accounting or related financial management expertise" pursuant to listing standards of the NYSE.

        The board has made a determination that Harry J. Harczak, Jr. is an "audit committee financial expert" as such term is defined by the SEC.

        In accordance with the SEC's safe harbor rule for "audit committee financial experts," no member designated as an audit committee financial expert shall (i) be deemed an "expert" for any other purpose or (ii) have any duty, obligation or liability that is greater than the duties, obligations and liability imposed on a member of the board or the audit committee not so designated. Additionally, the designation of a member or members as an "audit committee financial expert" shall in no way affect the duties, obligations or liability of any member of the audit committee, or the board, not so designated.

        The Audit Committee held eight meetings during 2009.

Pre-Approval Procedures

        The Audit Committee adopted a policy in 2003, as last amended in May 2009, pursuant to which all audit and non-audit services provided by U.S. Cellular's principal independent registered public accounting firm must be pre-approved by the Audit Committee. Under no circumstances may U.S. Cellular's principal independent registered public accounting firm provide services that are prohibited by the Sarbanes Oxley Act of 2002 or rules issued thereunder. Non-prohibited audit related services and certain tax and other services may be provided to U.S. Cellular, subject to such pre-approval process and prohibitions. The Audit Committee has delegated to the chairperson of the Audit Committee the authority to pre-approve services by the independent registered public accountants. In addition to pre-approval of specific services, specified services have been pre-approved in detail up to specified dollar limits pursuant to the policy. All services are required to be reported to the full Audit Committee at each of its regularly scheduled meetings. The pre-approval policy relates to all services provided by U.S. Cellular's principal independent registered public accounting firm.

Review, Approval or Ratification of Transactions with Related Persons

        The Audit Committee Charter provides that the Audit Committee has responsibilities with respect to related-party transactions, as such term is defined by the rules of the NYSE. Related party transactions are addressed in Section 314.00 of the NYSE Listed Company Manual.

        Section 314.00 of the NYSE Listed Company Manual states that "Related party transactions normally include transactions between officers, directors, and principal shareholders and the company." In general, "related party transactions" would include transactions required to be disclosed in U.S. Cellular's proxy statement pursuant to Item 404 of Regulation S-K of the SEC. Pursuant to Item 404, U.S. Cellular is required to disclose any transaction, which includes any financial transaction, arrangement, or relationship (including any indebtedness or guarantee of indebtedness) or a series of transactions, that has taken place since the beginning of U.S. Cellular's last fiscal year or any currently proposed transaction in which: 1. U.S. Cellular was or is to be a participant, 2. the amount involved exceeds $120,000 and 3. any "related person" had or will have a direct or indirect material interest in the transaction during any part of the fiscal year. For this purpose, in general, the term "related person" includes any director or executive officer of U.S. Cellular, any nominee for director, any beneficial owner of more than five percent of any class of U.S. Cellular's voting securities and any "immediate family member" of such persons, within the meaning of Item 404.

        Section 314.00 of the NYSE Listed Company Manual provides that "Each related party transaction is to be reviewed and evaluated by an appropriate group within the listed company involved. While the Exchange does not specify who should review related party transactions, the Exchange believes that the Audit Committee or another comparable body might be considered as an appropriate forum for this task. Following the review, the company should determine whether or not a particular relationship serves the best interest of the company and its shareholders and whether the relationship should be continued or eliminated."

        Accordingly, pursuant to such provisions, the U.S. Cellular Audit Committee has responsibilities over transactions that are deemed to be related-party transactions under Section 314.00 of the NYSE Listed Company Manual. Other than the foregoing provisions, U.S. Cellular has no written document evidencing policies and procedures relating to (i) the types of transactions that are covered by such policies and procedures; (ii) the standards to be applied pursuant to such policies and procedures; or (iii) the persons or groups of persons on the board of directors or otherwise who are responsible for applying such policies and procedures.

        See Executive and Director Compensation—Compensation Committee Interlocks and Insider Participation—Certain Relationships and Related Transactions for discussion of any related party transactions since the beginning of the last fiscal year.

Compensation Committee

        U.S. Cellular does not have a formal standing compensation committee for all executive compensation, except that long-term equity compensation of executive officers is approved by the Long-Term Incentive Compensation Committee, as discussed below. However, LeRoy T. Carlson, Jr., Chairman of U.S. Cellular, functions as the compensation committee for all matters not within the authority of the Long-Term Incentive Compensation Committee, but does not do so pursuant to a charter. LeRoy T. Carlson, Jr. does not approve any compensation to himself as Chairman. Mr. Carlson receives no compensation directly from U.S. Cellular. Mr. Carlson is compensated by TDS in connection with his services for TDS and TDS subsidiaries, including U.S. Cellular. A portion of Mr. Carlson's salary and bonus paid by TDS is allocated to U.S. Cellular by TDS, along with other expenses of TDS. This allocation by TDS to U.S. Cellular is done in the form of a single management fee pursuant to the Intercompany Agreement discussed below under "Intercompany Agreement." John E. Rooney, President and Chief Executive Officer of U.S. Cellular, makes recommendations with respect to compensation for the named executive officers other than himself. For further information, see "Compensation Discussion and Analysis" below.

        The basis for the view of the board of directors that it is appropriate for U.S. Cellular not to have a formal independent compensation committee for all executive compensation is that it is controlled by TDS. As a controlled corporation, U.S. Cellular is not required to have an independent compensation committee under listing standards of the NYSE. As a controlled company, except with respect to matters within the authority of the Long-Term Incentive Compensation Committee, U.S. Cellular considers it sufficient and appropriate that LeRoy T. Carlson, Jr., who is a director and president and chief executive officer of TDS, approves compensation decisions for U.S. Cellular. As a result of Mr. Carlson's position with TDS, which is the majority shareholder of U.S. Cellular, he represents the interests of all shareholders of U.S. Cellular in his compensation decisions.

Long-Term Incentive Compensation Committee

        Although it is not required to do so under NYSE listing standards, U.S. Cellular has a Long-Term Incentive Compensation Committee comprised solely of directors that qualify as independent under the rules of the NYSE. In addition, the Long-Term Incentive Compensation Committee is comprised of at least two non-employee members of the U.S. Cellular board of directors, each of whom is an "outside director" within the meaning of section 162(m) of the Internal Revenue Code of 1986, as amended, and a "Non-Employee Director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

        A copy of U.S. Cellular's Long-Term Incentive Compensation Committee charter is available on U.S. Cellular's web site, www.uscellular.com, under About Us—Investor Relations—Corporate Governance—Long-Term Incentive Compensation Committee Charter.

        The Long-Term Incentive Compensation Committee of our board of directors currently consists of Paul-Henri Denuit (chairperson), J. Samuel Crowley and Ronald E. Daly. The Long-Term Incentive Compensation Committee held four meetings during 2009.

        The primary functions of the Long-Term Incentive Compensation Committee are: to discharge the board of directors' responsibilities relating to the long-term equity-based compensation of the executive officers and other key employees of U.S. Cellular; to perform all functions designated to be performed by a committee of the board of directors under U.S. Cellular's long-term incentive plans and programs; to review and recommend to the board of directors the long-term incentive plans and programs for employees of U.S. Cellular (including changes thereto); and to report on long-term equity-based compensation in U.S. Cellular's annual proxy statement or otherwise to the extent required under any applicable rules and regulations.

        In particular, the charter provides that the committee will interpret and administer U.S. Cellular's long-term incentive plans and programs, including designating which affiliates of U.S. Cellular may have employees eligible to receive grants thereunder, establishing rules and regulations relating thereto, determining if someone is disabled for purposes thereof, approving persons to whom an award may be transferred, selecting employees who will be granted awards, establishing performance measures and restriction periods, and determining the form, amount and timing of each grant of an award, the number of shares of stock subject to an award, the purchase price or base price per share of stock associated with an award, the exercise price of an option award, the time and conditions of exercise or settlement of an award and all other terms and conditions of an award, including, without limitation, the form and terms of the agreement evidencing an award.

        The Long-Term Incentive Compensation Committee may delegate some or all of its responsibilities and duties with respect to U.S. Cellular's long-term incentive plans and programs under the foregoing paragraph to the Chairman of U.S. Cellular or any executive officer of U.S. Cellular as the committee deems appropriate, to the extent permitted by law and applicable listing standards and the applicable long-term incentive plan or program, but not regarding any award to officers of U.S. Cellular who are subject to the requirements of Section 16 of the Securities Exchange Act of 1934, as amended.

        The executive officers who are subject to Section 16 requirements are set forth under the caption "Executive Officers" in this proxy statement. Except with respect to such persons, the Company's long-term incentive plan does not otherwise currently restrict the ability of the Long-Term Incentive Compensation Committee to delegate its power and authority. As a result, currently the Long-Term Incentive Compensation Committee may delegate its power and authority to the Chairman or any executive officer of U.S. Cellular except with respect to the long-term stock compensation of the persons identified under the caption "Executive Officers".

        The Long-Term Incentive Compensation Committee has not delegated any authority with respect to the executive officers identified in the below Summary Compensation Table.

        U.S. Cellular's Human Resources Department supports the Chairman and the Long-Term Incentive Compensation Committee in their functions. In connection therewith, U.S. Cellular utilizes the services of a compensation consultant. See Compensation Discussion and Analysis below for information about U.S. Cellular's compensation consultant, which information is incorporated by reference herein.

Director Compensation

        Neither LeRoy T. Carlson, Jr. nor the Long-Term Incentive Compensation Committee approves director compensation. It is the view of the U.S. Cellular board of directors that this should be the responsibility of the full board of directors. In particular, only non-employee directors receive compensation in their capacity as directors and, as a result, the view of the U.S. Cellular board of directors is that all directors should participate in such decisions, rather than only the Chairman or only some or all of the non-employee directors. U.S. Cellular does not have any stock ownership guidelines for directors.

Other Committee

        Pricing Committee.    U.S. Cellular has a Pricing Committee, consisting of LeRoy T. Carlson, Jr. as Chairman, and John E. Rooney and Kenneth R. Meyers as members. The Pricing Committee does not have a charter. Pursuant to resolutions of the U.S. Cellular board of directors from time to time, the

Pricing Committee is authorized to take certain action with respect to financing and capital transactions of U.S. Cellular, such as the issuance, redemption or repurchase of debt or the repurchase of shares of capital stock of U.S. Cellular.

Director Nomination Process

        U.S. Cellular does not have a corporate governance/nominating committee and does not have a corporate governance/nominating committee charter. Under listing standards of the NYSE, U.S. Cellular is exempt from the requirement to have a corporate governance/nominating committee comprised solely of independent directors because it is a controlled company as such term is defined by the NYSE. Instead, the entire board of directors participates in the consideration of director nominees.

        The U.S. Cellular board of directors does not have a formal policy with regard to the consideration of director candidates recommended by shareholders. Because TDS has sole voting power in the election of directors elected by holders of Series A Common Shares and a majority of the voting power in the election of directors elected by holders of Common Shares, nominations of directors for election by the holders of Series A Common Shares and Common Shares are generally based on the recommendation of TDS. With respect to candidates for director to be elected by the holders of Common Shares, the U.S. Cellular board may from time to time informally consider candidates recommended by shareholders that hold a significant number of Common Shares. Although the U.S. Cellular board has no formal procedures to be followed by shareholders in submitting recommendations of candidates for director, shareholders that desire to nominate directors must follow the procedures set forth in U.S. Cellular's Bylaws.

        The U.S. Cellular board of directors does not have any specific, minimum qualifications that the board believes must be met by a nominee for a position on the U.S. Cellular board of directors, or any specific qualities or skills that the board believes are necessary for one or more of the U.S. Cellular directors to possess. The U.S. Cellular board believes that substantial judgment, diligence and care are required to identify and select qualified persons as directors and does not believe that it would be appropriate to place limitations on its own discretion. The U.S. Cellular board of directors has consistently sought to nominate to the board of directors eminently qualified individuals whom the board believes would provide substantial benefit and guidance to U.S. Cellular.

        The U.S. Cellular board of directors does not have a policy with regard to the consideration of diversity in identifying director nominees. However, as reflected in its Code of Business Conduct, U.S. Cellular values diversity and does not discriminate on the basis of gender, age, race, color, sexual orientation, religion, ancestry, national origin, marital status, disability, military or veteran status or citizenship status. In addition, in considering whether to nominate individuals as director candidates, the U.S. Cellular board of directors takes into account all facts and circumstances, including diversity. For this purpose, diversity broadly means a variety of backgrounds, experience, skills, education, attributes, perspectives and other differentiating characteristics. U.S. Cellular believes that it is desirable for a board to have directors that can bring the benefit of diverse backgrounds, experience, skills and other characteristics to permit the board to have a variety of views and insights. Accordingly, the U.S. Cellular board of directors considers how director candidates can contribute to board diversity as one of the many factors it considers in identifying nominees for director.

        In general, in determining whether to nominate existing directors for re-election, the U.S. Cellular board of directors considers all facts and circumstances, including the board of directors' view of how each director is performing his or her duties. In the event of a vacancy on the board of a director elected by TDS as the sole holder of Series A Common Shares, nominations are based on the recommendation of TDS. In the event of a vacancy on the board of a director elected by holders of Common Shares, U.S. Cellular may use various sources to identify potential candidates, including an executive search firm. In addition, the U.S. Cellular board of directors may consider recommendations by shareholders that hold a significant number of Common Shares, in addition to TDS. Potential candidates are initially screened by the Chairman and by other persons as the Chairman designates. Following this process, when appropriate, information about the candidate is presented to and discussed by the full board of directors.

        Each of the nominees approved by the U.S. Cellular board for election at the 2010 annual meeting is an executive officer and/or director who is standing for re-election.

        From time to time, U.S. Cellular may pay a fee to an executive search firm to identify potential candidates for election as directors. U.S. Cellular did not pay a fee in 2009 or 2010 to any third party or parties to identify or evaluate or assist in identifying or evaluating potential new nominees for election of directors at the 2010 annual meeting.

Non-Management Directors and Shareholder Communication with Directors

        As required by NYSE listing standards, the non-management directors of U.S. Cellular meet at regularly scheduled executive sessions without management. Walter C.D. Carlson, who is a non-management director, presides at all meetings of the non-management directors of U.S. Cellular. In addition, as required by NYSE listing standards, the independent directors of U.S. Cellular meet at least once per year in an executive session without management or directors who are not independent.

        Shareholders or other interested parties may send communications to the U.S. Cellular board of directors, to the non-management directors or to specified individual directors of U.S. Cellular at any time. Shareholders or other interested parties should direct their communication to such persons or group in care of the Secretary of U.S. Cellular, c/o Telephone and Data Systems, Inc., 30 N. LaSalle St., Chicago IL 60602. Any shareholder communications that are addressed to the board of directors, the non-management directors or specified individual directors will be delivered by the Secretary to such persons or group.

        Information on communicating with directors is available on U.S. Cellular's web site, www.uscellular.com, under About Us—Investor Relations—Corporate Governance—Contact the Board.

U.S. Cellular Policy on Attendance of Directors at Annual Meeting of Shareholders

        All directors are invited and encouraged to attend the annual meeting of shareholders, which is normally followed by the annual meeting of the board of directors. In general, all directors attend the annual meeting of shareholders unless they are unable to do so because of unavoidable commitments or intervening events. All except one of the persons serving as directors at the time attended the 2009 annual meeting of shareholders.

Codes of Ethics for Directors

        As required by Section 303A.10 of the NYSE Listed Company Manual, U.S. Cellular has adopted a Code of Business Conduct and Ethics for Officers and Directors, as amended as of September 15, 2008. This code has been posted to U.S. Cellular's web site, www.uscellular.com, under About Us—Investor Relations—Corporate Governance—Code of Business Conduct and Ethics for Officers and Directors.

 PROPOSAL 2
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We anticipate continuing the services of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the current fiscal year. Representatives of PricewaterhouseCoopers LLP, which served as our independent registered public accounting firm for the last fiscal year, are expected to be present at the annual meeting of shareholders and will have the opportunity to make a statement and to respond to appropriate questions raised by shareholders at the annual meeting or submitted in writing prior thereto.

        We are not required to obtain shareholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm by the Bylaws or otherwise. However, we have elected to seek such ratification by the affirmative vote of the holders of a majority of the votes cast by shares entitled to vote with respect to such matter at the annual meeting. Should the shareholders fail to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm, the board of directors will consider whether to retain such firm for the year ending December 31, 2010.

        The board of directors recommends a vote "FOR" ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the current fiscal year.

FEES PAID TO PRINCIPAL ACCOUNTANTS

        The following sets forth the aggregate fees (including expenses) billed by U.S. Cellular's principal accountants, PricewaterhouseCoopers LLP, for 2009 and 2008:

	2009	2008
Audit Fees(1)	$1,657,371	$1,922,088
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees(2)	1,500	1,500

Total Fees(3)	$1,658,871	$1,923,588

(1)
Represents the aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of the annual financial statements for the years 2009 and 2008 (as updated from amounts reported in the 2009 proxy statement) included in U.S. Cellular's Form 10-K for each of these years and the reviews of the financial statements included in U.S. Cellular's Forms 10-Q for each of these years, including the attestation and report relating to internal control over financial reporting as well as accounting research, review of financial information included in other SEC filings and the issuance of consents and comfort letters.

(2)
Represents the aggregate fees billed by PricewaterhouseCoopers LLP for services, other than services covered in (1) above, for the years 2009 and 2008.

(3)
Amounts do not include fees billed by PricewaterhouseCoopers LLP directly to TDS. Although TDS bills U.S. Cellular an overall management fee pursuant to the Intercompany Agreement discussed below, TDS does not specifically identify and allocate fees of PricewaterhouseCoopers LLP to U.S. Cellular.

        See "Corporate Governance—Audit Committee—Pre-Approval Procedures" above for a description of the Audit Committee's pre-approval policies and procedures.

 AUDIT COMMITTEE REPORT

        This report is submitted by the current members of the Audit Committee of the board of directors of U.S. Cellular identified below. The Audit Committee operates under a written charter adopted by the U.S. Cellular board of directors, a copy of which is available on U.S. Cellular's web site, www.uscellular.com, under About Us—Investor Relations—Corporate Governance—Audit Comm. Charter.

        Management is responsible for U.S. Cellular's internal controls and the financial reporting process. U.S. Cellular utilizes services from the TDS internal audit staff, which performs testing of internal controls and the financial reporting process. U.S. Cellular's independent registered public accounting firm is responsible for performing an independent audit of U.S. Cellular's consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States), and issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

        In this context, the Audit Committee held meetings with management, the TDS internal audit staff and representatives of PricewaterhouseCoopers LLP, U.S. Cellular's independent registered public accounting firm for 2009. In these meetings, the Audit Committee reviewed and discussed the audited financial statements as of and for the year ended December 31, 2009. Management represented to the Audit Committee that U.S. Cellular's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and representatives of PricewaterhouseCoopers LLP.

        The discussions with PricewaterhouseCoopers LLP also included the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, relating to information regarding the scope and results of the audit. The Audit Committee also received from PricewaterhouseCoopers LLP written disclosures and a letter regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, and this information was discussed with PricewaterhouseCoopers LLP.

        Based on and in reliance upon these reviews and discussions, the Audit Committee recommended to the board of directors that the audited financial statements as of and for the year ended December 31, 2009 be included in U.S. Cellular's Annual Report on Form 10-K for the year ended December 31, 2009.

        By the members of the Audit Committee of the board of directors of U.S. Cellular:

J. Samuel Crowley Chairperson	Paul-Henri Denuit	Harry J. Harczak, Jr.

 EXECUTIVE OFFICERS

        The following executive officers of U.S. Cellular were identified in the above tables regarding the election of directors: LeRoy T. Carlson, Jr., Chairman; John E. Rooney, President and Chief Executive Officer; and Kenneth R. Meyers, Chief Accounting Officer. The following table identifies the other executive officers who are currently serving but are not identified in the above tables regarding the election of directors. The age of the following persons is as of the date of this proxy statement.

Name	Age	Position with U.S. Cellular
Steven T. Campbell	58	Executive Vice President—Finance, Chief Financial Officer and Treasurer
Alan D. Ferber	42	Executive Vice President—Operations
Michael S. Irizarry	48	Executive Vice President—Engineering and Chief Technology Officer
Jeffrey J. Childs	53	Senior Vice President and Chief Human Resources Officer

        Steven T. Campbell.    Steven T. Campbell has been the Executive Vice President—Finance, Chief Financial Officer and Treasurer of U.S. Cellular since March 6, 2007. Prior to that time, he was Executive Vice President—Finance, Chief Financial Officer, Treasurer and Controller of U.S. Cellular since January 1, 2007. Prior to that time, he was Vice President and Controller since 2005 when he joined U.S. Cellular. Prior to that time, he was vice president—financial operations at 3Com Corporation from 2003 to 2005.

        Alan D. Ferber.    Alan D. Ferber was appointed Executive Vice President—Operations effective January 1, 2010. Mr. Ferber had been Vice President—Sales Operations and Chief Marketing Officer of U.S. Cellular since 2008. Prior to that time, Mr. Ferber was Vice President—Marketing and Sales Operations of U.S. Cellular since 2005. He joined U.S. Cellular as Vice President—Marketing in 2001.

        Michael S. Irizarry.    Michael S. Irizarry was appointed Executive Vice President—Engineering and Chief Technology Officer in 2003. He joined U.S. Cellular as Executive Vice President and Chief Technology Officer in 2002.

        Jeffrey J. Childs.    Jeffrey J. Childs was appointed Senior Vice President and Chief Human Resources Officer in 2007. He joined U.S. Cellular and was appointed Senior Vice President—Human Resources in 2004.

        All of our executive officers devote all their employment time to the affairs of U.S. Cellular, except for LeRoy T. Carlson, Jr., Chairman, and Kenneth R. Meyers, Chief Accounting Officer. LeRoy T. Carlson, Jr., who is employed by TDS as its President and Chief Executive Officer, and Kenneth R. Meyers, who is employed by TDS as its Executive Vice President and Chief Financial Officer, devote a portion of their time to the affairs of U.S. Cellular.

Former Executive Officer

        Jay M. Ellison.    Jay M. Ellison, a former executive officer, retired on December 31, 2009. See Note (4) to the Table of Potential Payments upon Termination or Change of Control below. Prior to his retirement, he had been Executive Vice President and Chief Operating Officer since 2005. He joined U.S. Cellular in 2000 as Executive Vice President—Operations.

Codes of Business Conduct and Ethics Applicable to Officers

        As required by Section 303A.10 of the NYSE Listed Company Manual, U.S. Cellular has adopted a Code of Business Conduct and Ethics for Officers and Directors, that also complies with the definition of a "code of ethics" as set forth in Item 406 of Regulation S-K of the SEC. The foregoing code has been posted to U.S. Cellular's internet website, www.uscellular.com, under About Us—Investor Relations—Corporate Governance—Code of Business Conduct and Ethics for Officers and Directors.

        In addition, U.S. Cellular has adopted a broad Code of Business Conduct that is applicable to all officers and employees of U.S. Cellular and its subsidiaries. The foregoing code has been posted to

U.S. Cellular's web site, www.uscellular.com, under About Us—Investor Relations—Corporate Governance—Code of Conduct. U.S. Cellular intends to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding any amendment to any of the foregoing codes, by posting such information to U.S. Cellular's internet website. Any waivers of any of the foregoing codes for directors or executive officers will be approved by U.S. Cellular's board of directors or an authorized committee thereof, as applicable, and disclosed in a Form 8-K that is filed with the SEC within four business days of such waiver.

 EXECUTIVE AND DIRECTOR COMPENSATION

        The following discussion and analysis of our compensation practices and related compensation information should be read in conjunction with the Summary Compensation Table and other tables included below, as well as our financial statements and management's discussion and analysis of financial condition and results of operations included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009. The following discussion includes statements of judgment and forward-looking statements that involve risks and uncertainties. These forward-looking statements are based on our current expectations, estimates and projections about our industry, our business, compensation, management's beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words and include, but are not limited to, statements regarding projected performance and compensation. Actual results could differ significantly from those projected in the forward-looking statements as a result of certain factors, including, but not limited to, the risk factors discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009. We assume no obligation to update the forward-looking statements.

Compensation Discussion and Analysis

        This Compensation Discussion and Analysis discusses the compensation awarded to, earned by, or paid to the executive officers identified in the below Summary Compensation Table.

Overview

        U.S. Cellular's compensation policies for executive officers are intended to provide incentives for the achievement of corporate and individual performance goals and to provide compensation consistent with the financial performance of U.S. Cellular. U.S. Cellular's policies establish incentive compensation performance goals for executive officers based on factors over which such officers have substantial control and which are important to U.S. Cellular's long-term success. U.S. Cellular believes compensation should be related to the financial performance of U.S. Cellular and should be sufficient to enable U.S. Cellular to attract and retain individuals possessing the talents required for long-term successful performance. Nevertheless, although performance influences compensation and awards, all elements of compensation are discretionary and officers do not become entitled to any compensation or awards solely as a result of the achievement of performance levels.

        As a controlled corporation, U.S. Cellular is not required to have an independent compensation committee under listing standards of the NYSE or otherwise. Although U.S. Cellular does not have an independent compensation committee for all executive compensation, long-term equity compensation of executive officers is approved by a fully independent Long-Term Incentive Compensation Committee, as discussed below.

        LeRoy T. Carlson, Jr., Chairman and a director of U.S. Cellular, functions as the compensation committee for all matters not within the authority of the Long-Term Incentive Compensation Committee, but does not do so pursuant to a charter. Mr. Carlson does not approve any compensation to himself as Chairman. Mr. Carlson receives no compensation directly from U.S. Cellular. Mr. Carlson is compensated by TDS in connection with his services for TDS and TDS subsidiaries, including U.S. Cellular. A portion of Mr. Carlson's compensation paid by TDS is allocated to U.S. Cellular by TDS, along with other expenses of TDS. This allocation by TDS to U.S. Cellular is done in the form of a single management fee pursuant to the Intercompany Agreement discussed below under "Intercompany Agreement." As discussed below under "Compensation Committee Interlocks and Insider Participation," U.S. Cellular directors or officers in such capacities do not receive any compensation paid or awarded by TDS to TDS officers.

        As a controlled company, except with respect to matters within the authority of the Long-Term Incentive Compensation Committee, U.S. Cellular considers it sufficient and appropriate that LeRoy T. Carlson, Jr. as Chairman of U.S. Cellular, who receives no compensation directly from U.S. Cellular and who is a director and president and chief executive officer of TDS, approves compensation decisions for

U.S. Cellular. As a result of Mr. Carlson's position with TDS, the majority shareholder of U.S. Cellular, he represents the interests of all shareholders of U.S. Cellular in his compensation decisions with respect to U.S. Cellular.

        As noted above, although it is not required to do so under NYSE listing standards, U.S. Cellular has a Long-Term Incentive Compensation Committee comprised solely of directors that qualify as independent under the rules of the NYSE. The Long-Term Incentive Compensation Committee currently consists of J. Samuel Crowley, Ronald E. Daly and Paul-Henri Denuit. The principal functions of the Long-Term Incentive Compensation Committee are to discharge the board of directors' responsibilities relating to the long-term equity-based compensation of the executive officers and other key employees of U.S. Cellular; to perform all functions designated to be performed by a committee of the board of directors under U.S. Cellular's long-term incentive plan and programs; to review and recommend to the board of directors the long-term incentive plans and programs for employees of U.S. Cellular (including changes thereto); and to report on long-term equity-based compensation in U.S. Cellular's annual proxy statement or otherwise to the extent required under any applicable rules and regulations.

        In particular, the charter for the Long-Term Incentive Compensation Committee provides that the committee will interpret and administer U.S. Cellular's long-term incentive plans and programs, including selecting employees who will be granted awards, establishing performance measures and restriction periods, and determining the form, amount and timing of each grant of an award, the number of shares of stock subject to an award, the purchase price or base price per share of stock associated with an award, the exercise price of an option award, the time and conditions of exercise or settlement of an award and all other terms and conditions of an award.

        Under its charter, the Long-Term Incentive Compensation Committee may delegate some or all of its responsibilities and duties with respect to U.S. Cellular's long-term incentive plans and programs to the Chairman of U.S. Cellular or any executive officer of U.S. Cellular as the committee deems appropriate, to the extent permitted by law and applicable listing standards and the applicable long-term incentive plan or program, but not regarding any award to officers of U.S. Cellular who are subject to the requirements of Section 16 of the Securities Exchange Act of 1934, as amended. The Long-Term Incentive Compensation Committee has not delegated any authority with respect to the officers identified in the below Summary Compensation Table. The Long-Term Incentive Compensation Committee has delegated authority to the Chairman or an executive officer of U.S. Cellular only with respect to persons who are not officers.

        As discussed below, the Chairman and Long-Term Incentive Compensation Committee may rely on the services of U.S. Cellular's compensation and employee benefits consultant.

Objectives and Reward Structure of U.S. Cellular's Compensation Programs

        The above Overview generally describes the objectives and reward structure of U.S. Cellular's compensation programs. This section further discusses, with respect to the officers identified in the Summary Compensation Table, (1) the objectives of U.S. Cellular's compensation programs and (2) what the compensation programs are designed to reward.

        The objectives of U.S. Cellular's compensation programs for its executive officers, and their relationship to the reward structure, generally are to:

  •
  support U.S. Cellular's overall business strategy and objectives;

  •
  attract and retain high quality management;

  •
  link individual compensation with attainment of individual performance goals and with attainment of U.S. Cellular objectives; and

  •
  provide competitive compensation opportunities consistent with the financial performance of U.S. Cellular.

        The primary financial focus of U.S. Cellular is the increase of long-term shareholder value through growth, measured primarily in such terms as customer additions, customer disconnects, revenues, cash flow and return on capital. Compensation decisions are made subjectively, considering these performance measures, as well as all other appropriate facts and circumstances. U.S. Cellular's compensation policies for executive officers are designed to reward the achievement of such corporate performance goals, as discussed below.

        U.S. Cellular's compensation programs are designed to reward for the performance of U.S. Cellular on both a short-term and long-term basis. With respect to the officers identified in the Summary Compensation Table, the design of compensation programs and performance rewarded is similar but with some differences for (1) the President and Chief Executive Officer ("CEO") and (2) the other executive officers.

        The non-equity compensation of the President and CEO of U.S. Cellular is approved by the Chairman, LeRoy T. Carlson, Jr., functioning as the compensation committee. The Chairman evaluates the performance of the President and CEO of U.S. Cellular in light of the annual and ongoing objectives for U.S. Cellular and the attainment of those objectives, and sets, or, with respect to equity compensation, recommends to the Long-Term Incentive Compensation Committee, the elements of compensation for the President and CEO based on such performance evaluation and compensation principles, as discussed below.

        With respect to the officers identified in the Summary Compensation Table other than the President and CEO, the Chairman reviews the President and CEO's evaluation of the performance of such executive officers and sets the annual base and bonus compensation levels for such executive officers, and recommends long-term compensation to the Long-Term Incentive Compensation Committee, based on such performance evaluations and compensation principles, as discussed below.

Elements of Compensation

        This section discusses, with respect to the officers identified in the Summary Compensation Table, (i) each element of compensation paid to such officers, (ii) why U.S. Cellular chooses to pay each element of compensation, (iii) how U.S. Cellular determines the amount or formula for each element to pay and (iv) how each compensation element and U.S. Cellular's decisions regarding that element fit into U.S. Cellular's overall compensation objectives and affect decisions regarding other elements.

        Each element of compensation paid to officers is as follows:

  •
  Annual Cash Compensation

  o
  Salary

  o
  Bonus

  •
  Long-term equity compensation pursuant to Long-Term Incentive Plan

  o
  Stock Awards

      –
      Bonus Stock Unit Match Awards

      –
      Restricted Stock Unit Awards, sometimes referred to as "RSUs"

  o
  Stock Options

  •
  Other Benefits and Plans Available to Identified Officers

  o
  Deferred Compensation

  o
  Supplemental Executive Retirement Plan ("SERP")

  o
  Perquisites

  •
  Other Generally Applicable Benefits and Plans

  o
  Employee Stock Purchase Plan

  o
  Tax Deferred Savings Plan

    o
    Pension Plan

    o
    Health and Welfare Plans

        U.S. Cellular chooses to pay or provide these elements of compensation, considering common compensation practices of peers and other companies with similar characteristics, in order to support U.S. Cellular's overall business strategy and objectives. U.S. Cellular recognizes that it must compensate its executive officers in a competitive manner comparable to other similar companies in order to attract and retain high quality management, attain business objectives and financial performance and increase shareholder value. Executive compensation is intended to provide an appropriate balance between the long-term and short-term performance of U.S. Cellular, and also a balance between U.S. Cellular's financial performance and shareholder return.

        Each element of compensation and total compensation are determined or recommended on the basis of an analysis of multiple factors rather than specific measures of performance. U.S. Cellular has not established permanent guidelines or formulae to be used in determining annual executive compensation or the mix of compensation elements. Instead, each year, based on input from its compensation consultant, including compensation survey information, U.S. Cellular develops a compensation program for that year and establishes elements of compensation and determines how they fit together overall in the manner described in the following discussion.

        As noted above, the elements of executive compensation consist of both annual cash and long-term equity compensation. Annual cash compensation consists of base salary and an annual bonus. Annual compensation decisions are based partly on individual and corporate short-term performance and partly on individual and corporate cumulative long-term performance during the executive's tenure in his or her position, particularly with regard to the President and CEO. Long-term equity compensation is intended to compensate executives primarily for their contributions to long-term increases in shareholder value and is primarily provided through the grant of stock options and restricted stock units.

        The process of approving or recommending the elements of compensation begins with an evaluation of the appropriate compensation elements for each officer, based on the particular duties and responsibilities of the officer, as well as compensation elements for comparable positions at other companies in the telecommunications and other industries. See "Benchmarking" below.

        The Chairman and Long-Term Incentive Compensation Committee also have access to numerous performance measures and financial statistics prepared by U.S. Cellular. This financial information includes the audited financial statements of U.S. Cellular, as well as internal financial reports such as budgets and actual results, operating statistics and other analyses. They also may consider such other factors that they deem appropriate in making their compensation recommendations or decisions. Ultimately, it is the informed judgment of the Chairman and/or the Long-Term Incentive Compensation Committee, after reviewing the compensation information provided by the Senior Vice President and Chief Human Resources Officer of U.S. Cellular and considering the recommendation of the President and CEO and/or Chairman, that determines the elements of compensation for executive officers.

        Annually, the President and CEO recommends the base salary for the named executive officers other than the President and CEO, and the Chairman approves such base salaries and determines the base salary of the President and CEO. The 2009 rows under column (c), "Salary," in the below Summary Compensation Table include the dollar value of base salary (cash and non-cash) earned by the identified officers during 2009, whether or not paid in such year.

        In addition, the President and CEO recommends the annual bonus for the named executive officers other than the President and CEO, and the Chairman approves such bonuses and determines the bonus of the President and CEO, as discussed below. The 2009 rows under column (d), "Bonus," of the below Summary Compensation Table, include the dollar value of bonus (cash and non-cash) earned by the identified officers during 2009, whether or not paid in such year. Bonuses for 2008 performance were not earned by the officers until they were approved and paid in 2009. As a result, bonuses with respect to 2008 performance are included in the below Summary Compensation Table in the 2009 rows.

        In addition, due to a change in procedure relating to bonuses for executive officers, effective in 2009, the 2009 rows in the Summary Compensation Table also include bonus amounts with respect to 2009 performance that were paid in 2010. Effective January 1, 2009, U.S. Cellular amended its guidelines and procedures for awarding bonuses to the President and CEO and amended its Executive Officer Annual Incentive Plan ("Executive Bonus Plan"), which covers executive officers other than the President and CEO. (The Chairman also is excluded from coverage under the Executive Bonus Plan. As discussed above, the Chairman does not receive any compensation directly from U.S. Cellular.) Prior to such amendments, both such guidelines and bonus plan provided that bonuses were not earned until the date the bonus was paid. As a result, such bonuses were not reported as earned in the Summary Compensation Table until the year in which such bonuses were paid. Effective for bonuses with respect to 2009 performance, the foregoing guidelines and bonus plan were amended to provide that, to the extent and only to the extent that any bonus is paid for a performance year, such bonus shall be deemed to have been earned on December 31 of that performance year. For accounting purposes, U.S. Cellular has been accruing bonuses in the performance year as required by Generally Accepted Accounting Principles. The effect of the amendment to the guidelines and bonus plan is that U.S. Cellular will also now be reporting bonuses in the performance year for purposes of the Summary Compensation Table in its proxy statement. The amendment to the Executive Bonus Plan also provides that negative discretion may be used to reduce the portion of any bonus calculated pursuant to such plan with respect to company performance.

        As a result of such amendments, the bonus paid in 2010 relating to performance in 2009 is also being reported as earned in 2009 in the Summary Compensation Table. Accordingly, the below Summary Compensation Table in this 2010 proxy statement includes both the bonus relating to 2008 performance that was paid and earned in 2009 pursuant to the prior guidelines and bonus plan, and the bonus relating to 2009 performance that was paid in 2010 but deemed to be earned in 2009 pursuant to the amended guidelines and bonus plan. Beginning with 2010 compensation as reported in the 2011 proxy statement, only one year of bonus will be reported. The 2010 compensation reported in the 2011 proxy statement will include only the bonus paid in 2011 relating to 2010 performance.

        In addition to the foregoing changes, the below Summary Compensation Table includes certain changes in the columns in which the bonus is reported, as required by SEC rules as a result of the amendment of the bonus plan for executive officers other than the President and CEO. With respect to the bonus relating to performance in 2008 and prior years, because the bonus amount was entirely discretionary and not deemed to be earned unless and until paid, the entire amount of the bonus was reported under the "Bonus" column under SEC rules. However, beginning with the bonus relating to performance in 2009, certain amounts of the bonus will be included under column (g), "Non-Equity Incentive Plan Compensation". This is because, under SEC rules, the portion of the bonus that is based on company performance is deemed to be non-equity incentive plan compensation, and must be reported under the column captioned "Non-Equity Incentive Plan Compensation." See discussion below under "Company Performance." Accordingly, the portion of the bonus paid in 2010 that is based on 2009 company performance is included in this column and the balance of the bonus paid in 2010 relating to 2009 performance is included in the "Bonus" column, along with 100% of the bonus paid in 2009 relating to 2008 performance under the bonus plan prior to its amendment. The portion of the bonus paid in 2010 based on 2009 performance that is included in the "Non-Equity Incentive Plan Compensation" column is the amount of the bonus calculated based on company performance excluding any positive discretionary adjustment to such bonus and excluding any discretionary bonus based on individual performance. Such bonus amounts that are not included in the "Non-Equity Incentive Plan Compensation" column are included in the "Bonus" column.

        The guidelines and procedures for awarding bonuses to the President and CEO do not include any provisions specifying the amount of bonus that may be payable as a result of any level of company performance. Instead, such guidelines and procedures provide that the entire amount of such bonus is discretionary and based on any factors that the Chairman in the exercise of his judgment and discretion determines relevant. Accordingly, the entire amount of the bonus paid to the President and CEO is included in the "Bonus" column.

        The Long-Term Incentive Compensation Committee also annually determines long-term equity compensation awards to the named executive officers under the U.S. Cellular 2005 Long-Term Incentive Plan, which awards generally have included stock options, restricted stock units and bonus match units.

        The named executive officers received an award of restricted stock units in 2009 based in part on the achievement of certain levels of corporate and individual performance in 2008, as discussed below. Column (e), "Stock Awards," of the Summary Compensation Table includes the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") 718, Compensation—Stock Compensation ("FASB ASC 718"). Officers may also receive bonus match units, as discussed below.

        The named executive officers also received an award of stock options in 2009 based primarily on the achievement of certain levels of individual performance in 2008, as discussed below. Column (f), "Option Awards," of the Summary Compensation Table includes the aggregate grant date fair value computed in accordance FASB ASC 718.

        Grants of equity awards to the President and CEO and the other executive officers are generally made at the same time each year. U.S. Cellular generally grants equity awards other than bonus match units on the first business day in April each year. U.S. Cellular grants bonus match units on the date that annual bonus amounts are paid each year. U.S. Cellular may also make grants of equity awards during other times of the year as it deems appropriate. U.S. Cellular does not backdate stock options and does not have any program, plan or practice to time the grant of awards in coordination with the release of material non-public information. The exercise price of stock options is based on the closing price of a U.S. Cellular Common Share on the date of grant.

        The Chairman and the Long-Term Incentive Compensation Committee do not consider an officer's outstanding equity awards or stock ownership levels when determining such officer's compensation. The Chairman and Long-Term Incentive Compensation Committee evaluate long-term incentive awards based on performance for a particular year and other considerations as described herein and do not consider outstanding equity awards and stock ownership to be relevant in connection therewith.

Risks Relating to Compensation to Executive Officers

        U.S. Cellular does not believe that the incentives in compensation arrangements maintained by U.S. Cellular encourage executive officers to take unnecessary, excessive or inappropriate risks that could threaten the value of U.S. Cellular, or that risks arising from U.S. Cellular's compensation policies and practices for executive officers are reasonably likely to have a material adverse effect on U.S. Cellular, for the reasons discussed below. The following matters were considered by the Chairman and the Long-Term Incentive Compensation Committee with respect to risks relating to compensation to U.S. Cellular's executive officers.

        U.S. Cellular's compensation policies for executive officers are intended to provide incentives for the achievement of corporate and individual performance goals and to provide compensation consistent with the financial performance of U.S. Cellular. U.S. Cellular's policies establish incentive compensation performance goals for executive officers based on factors over which such officers have substantial control and which are important to U.S. Cellular's long-term success. U.S. Cellular believes that the elements of compensation are appropriately balanced between short and long-term compensation in a way that does not encourage excessive risk taking. In particular, all executives receive a competitive base salary that is paid regardless of performance and a significant portion of compensation is long-term incentive compensation, which discourages short-term risk taking.

        Although executive officers also receive an annual bonus (including bonus amounts that are reported as Non-Equity Incentive Plan Compensation in the Summary Compensation Table as required under SEC rules—see discussion under "Annual Cash Compensation—Summary of Bonus Payments" below), only part of the annual bonus is based on company performance—the rest is based on individual performance and discretion. Further, company performance targets are intended to promote growth without encouraging executive officers to take unnecessary and excessive risks. U.S. Cellular does not have incentive plans pursuant to which executive officers become entitled to compensation as a result of the achievement of a certain level of performance regardless of the risk undertaken. Instead, all incentive compensation is discretionary and, as a result, could be reduced or not awarded if an executive officer caused U.S. Cellular to undertake unauthorized risk. Further, U.S. Cellular believes that its controls and monitoring would not permit executive officers to undertake unauthorized risk.

        In addition, the annual bonus pool for executive officers other than the President and CEO is capped at 200% of target (plus or minus 18%) and the bonus program provides for payouts at multiple levels of performance (as opposed to providing that no bonus would be received unless the target performance is achieved, which might encourage excessive risk taking). Furthermore, the company performance portion of the annual bonus is based on company-wide metrics, which encourages decision-making that is in the best interests of U.S. Cellular and its shareholders.

        Also, long-term equity compensation includes restricted stock units that retain value even if stock prices decline. As a result, as long as the stock continues to have some value, such awards will not expire without value and, as a result, do not encourage risk taking to attempt to avoid having awards expire without value, as could occur with stock options. Although executive officers also receive stock options, multi-year vesting and an exercise period that is generally 10 years reduce the potential for excessive risk taking and, in any event, options are only one of several elements of compensation.

        Also, depending on the facts and circumstances, U.S. Cellular may seek to adjust or recover awards or payments if the relevant performance measures upon which they are based are restated or otherwise adjusted in a manner that would reduce the size of an award or payment.

        As a telecommunications company, U.S. Cellular faces general business risks similar to many other businesses and certain other risks relating to the telecommunications business (as disclosed in U.S. Cellular's most recent Annual Report on Form 10-K). U.S. Cellular has an authorization policy that requires various levels of approvals for executive officers to take action depending on the dollar amount involved, and internal controls, procedures and processes to monitor and review such actions. Under such policy, executive officers have dollar limits with respect to the matters that they can approve on their own. Actions involving amounts over such limits would need to be approved by the board of directors and/or more than one executive officer of U.S. Cellular.

        Also, as discussed below under "Risks from Compensation Policies and Practices", U.S. Cellular does not believe that risks arising from U.S. Cellular's compensation policies and practices for its employees, including non-executive officers, are reasonably likely to have a material adverse effect on U.S. Cellular.

Compensation Consultant

        Towers Watson (f/k/a Towers Perrin) is U.S. Cellular's primary compensation consultant and is engaged by the U.S. Cellular Human Resources department. However, Towers Watson assists the Long-Term Incentive Compensation Committee with respect to long-term incentive compensation, and also assists the Chairman, who in effect functions as the compensation committee, for all other executive compensation.

        In 2009, the role of such compensation consultant in determining or recommending the amount or form of executive officer compensation was to provide external benchmarking data to U.S. Cellular from its executive compensation survey database and to provide recommendations on the type and amount of compensation to be granted to officers.

        The nature and scope of the assignment, and the material elements of the instructions or directions given to such consultant with respect to the performance of its duties under its engagement, were to make recommendations based on external benchmarking data obtained from its executive compensation survey database. See "Benchmarking" in the below Compensation Discussion and Analysis.

        Other than the foregoing role of Towers Watson in providing advice or recommendations on the amount or form of executive compensation, neither Towers Watson nor its affiliates provided additional services to U.S. Cellular in an amount in excess of $120,000 during 2009 (the amount paid by U.S. Cellular to Towers Watson for such additional services in 2009 was approximately $12,000).

        Towers Watson does not provide any advice as to director compensation.

Benchmarking

        U.S. Cellular engages in benchmarking using surveys from Towers Watson as described below.

        For annual cash compensation for the named executive officers other than the President and CEO, in 2009, Towers Watson completed a job specific market analysis with respect to base pay. Executive officer positions were compared and matched to survey positions based on current role responsibilities. The source of market data was the 2008 Towers Watson Executive Compensation Database. Competitive cash compensation data (base salaries) were from general industry (not industry specific) data, and represent data for stand-alone companies of U.S. Cellular's revenue size. Although no similar analysis was prepared for the President and CEO, the information from this database was also considered in determining the annual cash compensation of the President and CEO.

        In addition, for the 2009 annual equity compensation awards, Towers Watson prepared another analysis using market benchmark data obtained from the 2008 Towers Watson Executive Compensation Database. The database contained over 400 companies that represented a diverse range of companies across all industries, including companies from the telecommunications, electronics, manufacturing and consumer products sectors. For comparison purposes, Towers Watson provided market benchmark data on a blended average basis with 67% of the total based on telecommunications industry data and 33% of the total based on general industry data. The benchmark data provided for the general industry companies was based on those companies that had approximate annual revenues in the $3 billion to $6 billion range. This database was used to benchmark the equity compensation awards to the named executive officers, including the President and CEO.

        U.S. Cellular believes that the Towers Watson data provide a reasonably accurate reflection of the competitive market for annual cash compensation and long-term equity incentives necessary to compensate and retain current executives and attract future executives to positions at U.S. Cellular. In addition, U.S. Cellular believes this methodology is more statistically valid than solely benchmarking these elements of compensation to the limited number of companies in the peer group used for calculating the Stock Performance Graph in the Annual Report to Shareholders (as discussed below).

        U.S. Cellular reviews or considers the Towers Watson broad-based third-party survey data only for general purposes, including to obtain a general understanding of current compensation practices. U.S. Cellular, the Chairman and the Long-Term Incentive Compensation Committee rely upon and consider to be material only the aggregated survey data prepared by Towers Watson. The identities of the individual companies included in the survey are not considered in connection with any individual compensation decisions because this information is not considered to be material.

        U.S. Cellular also considers the companies in the peer group index included in the "Stock Performance Graph" that is included in the U.S. Cellular Annual Report to Shareholders, as discussed below, as well as other companies in the telecommunications industry and other industries, to the extent considered appropriate, based on similar size, function, geography or otherwise. This information is used to understand the market for general compensation arrangements for executives, but is not used for benchmarking purposes.

        U.S. Cellular selected the Dow Jones U.S. Telecommunications Index, a published industry index, for purposes of the Stock Performance Graph in 2008 and 2009. As of December 31, 2008, the Dow Jones U.S. Telecommunications Index was composed of the following companies: AT&T, CenturyTel, Cincinnati Bell, Embarq, Frontier Communications, Leap Wireless International, Leucadia National, Level 3 Communications, MetroPCS Communications, NII Holdings, Qwest Communications International, RCN Corp., Sprint Nextel, Telephone and Data Systems (TDS and TDS.S), tw telecom, U.S. Cellular, Verizon Communications, Virgin Media and Windstream. As of December 31, 2009, this index no longer included Embarq or RCN Corp. due to removal by Dow Jones as a result of an acquisition or otherwise.

Company Performance

        The degrees to which performance measures and objectives were achieved are discussed below separately for those that are stated in quantitative terms and separately for those that are stated in non-quantitative terms.

        The achievement levels of objectives and performance measures that are stated in quantitative terms and the assessment of how well U.S. Cellular did as a whole during the year include primarily the performance measures used in connection with the bonus plan discussed below and, potentially to a lesser degree, other performance measures as well.

        Each year, U.S. Cellular calculates an overall percentage of U.S. Cellular performance based on performance measures set forth in its Executive Bonus Plan. Due to the change in the bonus plan discussed above, the following shows the level of achievement with respect to both 2008 and 2009.

        The following performance measures were considered in evaluating the achievements of the eligible participants for purposes of the Executive Bonus Plan with respect to 2008 and 2009: Consolidated Cash Flow; Consolidated Revenue; Postpay Customer Disconnects; and Customer Addition Equivalents. In addition, in 2009 Return on Capital was considered and in 2008 Improvement in Return on Capital (compared to the prior year) was considered.

  2009 Performance

        The following table shows the calculation of the overall company performance percentage for 2009 based on the 2009 Executive Bonus Plan. The below amounts are based on the performance metrics established specifically for bonus purposes and may not agree with U.S. Cellular's financial statements, which are based on accounting principles generally accepted in the United States of America ("GAAP"), or with other publicly disclosed measures. The results of markets that are owned but not managed by U.S. Cellular are not included in the below amounts. The Actual and Target results include only the results of markets that are managed by U.S. Cellular and over which U.S. Cellular officers have influence.

Performance Measures	Actual Results for 2009	Final Adjusted Target for 2009	Actual as a % of Target	Minimum Threshold Performance (as a % of Target)	Maximum Performance (as a % of Target)	Prorated % of Target Bonus Earned	Weight	Weighted Avg % of Target Bonus
Consolidated Cash Flow (in millions)	$936.5	$975.6	96.0%	90%	110%	76.0%	17.5%	13.3%
Consolidated Revenue (in millions)	$4,095.8	$4,118.9	99.4%	95%	105%	93.3%	20.0%	18.6%
Postpay Customer Disconnects (in thousands)*	1,037	932	111.3%	110%	90%	0%	20.0%	0%
Return on Capital (%)	6.77%	7.24%	93.5%	92%	108%	51.1%	25.0%	12.8%
Customer Addition Equivalents (in thousands)	1,157	1,156	100.1%	92%	108%	101.5%	17.5%	17.8%

Overall Company Performance							100.0%	62.5%

*
Lower number is better.

        As shown above, the minimum threshold was achieved for four out of five targets for 2009. The minimum threshold was not achieved with respect to Postpay Customer Disconnects.

        The overall percentage achieved for company performance with respect to 2009 was calculated to be 62.5%. Nevertheless, the entire amount of the bonus pool is discretionary and subject to approval by the Chairman. Pursuant to this discretionary authority, the Chairman adjusted the overall bonus pool to 72.0% of target. This was done due to the solid financial and operating results of U.S. Cellular in 2009 despite the continuing weak economy and a continuing challenging and competitive industry and due to other achievements by U.S. Cellular in 2009, as discussed below, that were not measured by the

Executive Bonus Plan and to adjust for certain changes in facts and circumstances that were not anticipated when the targets were established.

  2008 Performance

        The following table shows the calculation of the overall company performance percentage for 2008 based on the 2008 Executive Bonus Plan. The below amounts are based on the performance metrics established specifically for bonus purposes and may not agree with U.S. Cellular's financial statements which are based on GAAP, or with other publicly disclosed measures. The results of markets that are owned but not managed by U.S. Cellular are not included in the below amounts. The Actual and Target results include only the results of markets that are managed by U.S. Cellular and over which U.S. Cellular officers have influence.

Performance Measures	Actual Results for 2008	Final Adjusted Target for 2008	Actual as a % of Target (rounded)	Minimum Threshold Performance (as a % of Target)	Maximum Threshold Performance (as a % of Target)	Prorated % of Target Bonus Earned	Weight	Weighted Avg % of Target Bonus
Consolidated Cash Flow (in millions)	$1,033.3	$1,223.5	84.5%	90.0%	110%	0%	17.5%	0%
Consolidated Revenue (in millions)	$4,142.3	$4,163.5	99.5%	95.0%	105.0%	93.9%	20.0%	18.8%
Postpay Customer Disconnects (in thousands)*	927	929	99.9%	110.0%	90.0%	101.1%	20.0%	20.2%
Improvement in Return on Capital (%)	0.16%	1.35%	11.9%	90.7%	109.3%	0%	25.0%	0%
Customer Addition Equivalents (in thousands)	1,155	1,355	85.3%	92.0%	108.0%	0%	17.5%	0%

Overall Company Performance							100.0%	39.0%

*
Lower number is better.

        As shown above, the minimum threshold was achieved for two out of five targets for 2008 (achieved for Consolidated Revenue and Postpay Customer Disconnects but not with respect to Customer Addition Equivalents, Consolidated Cash Flow and Improvement in Return on Capital).

        The overall percentage for company performance achieved with respect to 2008 was calculated to be 39%. Nevertheless, the entire amount of the bonus pool is discretionary and subject to approval by the Chairman. Pursuant to this discretionary authority, the Chairman adjusted the overall bonus pool to 55% of target. In general, this was done due to the unexpected deterioration of the economic and competitive environment in 2008 after the targets were set in 2007, due to the solid financial and operating results of U.S. Cellular in 2008 despite a weak economy and an increasingly challenging and competitive industry, and due to other achievements by U.S. Cellular in 2008, as discussed below, that are not measured by the Executive Bonus Plan.

        The achievement levels of objectives and performance measures that are stated in non-quantitative terms are discussed below under Performance Objectives and Accomplishments.

Performance Objectives and Accomplishments

        In addition to Company performance, the Chairman and the President and CEO consider personal objectives and performance in determining executive compensation. The personal objectives that the President and CEO considered in his evaluation of each of the named executive officers other than the President and CEO are almost entirely team objectives of the management group. There was no minimum level of achievement of any of those objectives before salary could be increased. The assessment of the achievement of such objectives is not formulaic, objective or quantifiable. Instead, the individual performance considerations are factors, among others, that are generally taken into account in the course of making subjective judgments in connection with compensation decisions.

  2009 Performance

        The following identifies the significant team objectives as well as the accomplishment of these objectives in 2009 relating to the bonus paid in 2010. The Chairman also considered these team objectives and performance in his evaluation of the President and CEO, as discussed below.

  •
  As noted above, the minimum threshold was achieved for four out of five targets for 2009. Although the minimum threshold was not achieved with respect to Postpay Customer Disconnects, this was largely due to the continued difficult economic and competitive environment in 2009.

  •
  In addition, target performance was achieved for Customer Addition Equivalents while Consolidated Revenue was 99.4% of target, Consolidated Cash Flow was 96.0% of target and Return on Capital was 93.5% of target.

  •
  U.S. Cellular continued to build out its 3G, EV-DO broadband network and, by December 31, 2009, had covered approximately 75% of its customers.

  •
  The number of U.S. Cellular customers declined less than 1% since December 31, 2008 despite a difficult economic environment and a very competitive marketplace.

  •
  U.S. Cellular successfully introduced new products and services and pursued several sales and marketing initiatives, including the following:

  –
  As part of its customer satisfaction strategy and Believe in Something Better® brand message, U.S. Cellular launched its Battery Swap program in May 2009 pursuant to which a customer can exchange a battery that is dead or dying for one that is fully charged, at no cost to the customer. U.S. Cellular was the first wireless company to offer this service in the United States, and completed over one million battery swaps in 2009.

  –
  U.S. Cellular launched Overage Protection, a customer satisfaction strategy that allows customers to opt into receiving alerts when they come close to reaching their allowable plan minutes or text messages for the month in order to avoid overage charges. Approximately 600,000 of U.S. Cellular's customers signed up for this service in 2009.

  –
  U.S. Cellular continued its "Calling all Communities" campaign and initiated its "Calling all Teachers" campaign, which campaigns support schools and teachers in the communities U.S. Cellular serves.

  •
  U.S. Cellular began efforts on a number of multi-year initiatives including the development of: a Billing and Operational Support System ("BSS/OSS") including a new point-of-sale system to consolidate billing on one platform; an Electronic Data Warehouse/Customer Relationship Management System to collect and analyze information more efficiently to build and improve customer relationships; and a new Internet/Web platform to enable customers to complete a wide range of transactions and, eventually, to manage their accounts online. However, U.S. Cellular did not spend the amounts budgeted for all initiatives in 2009.

  •
  U.S. Cellular achieved several initiatives relating to cost savings, customer service, engineering and network operations and information systems.

  •
  U.S. Cellular did not achieve its objective of entering into certain new roaming arrangements in 2009 due to protracted negotiations, but these objectives were achieved in early 2010.

        Each of Steven T. Campbell, Michael S. Irizarry and Jeffrey J. Childs was considered to have made a significant contribution to the aforementioned performance achievements and, accordingly, each such named executive officer received a rating of "far exceeds expectations" with respect to 2009 performance. Jay M. Ellison did not receive a rating with respect to 2009 because he retired as of December 31, 2009. Pursuant to his Employment, Consulting and General Release Agreement (as described below under Table of Potential Payments upon Termination or Change in Control), Mr. Ellison received a payment in 2010 of a bonus with respect to 2009 company performance.

  2008 Performance

        The following identifies the significant team objectives as well as the accomplishment of these objectives in 2008 relating to the bonus paid in 2009. The Chairman also considered these team objectives and performance in his evaluation of the President and CEO, as discussed below.

  •
  As noted above, the minimum threshold was achieved for two out of five targets for 2008 (achieved for Consolidated Revenue and Postpay Customer Disconnects). Although the minimum threshold was not achieved with respect to Customer Addition Equivalents, Consolidated Cash Flow or Improvement in Return on Capital, this was largely due to the unexpected deterioration of the economic and competitive environment in 2008. Notwithstanding such deterioration, revenues were up 7.2% from 2007, U.S. Cellular's overall subscriber base grew 1.5% from 2007, its postpay subscriber base grew 2.9% from 2007 and U.S. Cellular ended the year 2008 with overall penetration in its consolidated markets of 7.5% compared to 7.4% in 2007. In addition, inbound roaming revenues exceeded the budget by 10%; on a year-over-year basis, inbound roaming revenues increased by 12%. Data roaming revenues were the primary driver for these increases, growing 145% from 2007.

  •
  U.S. Cellular achieved its objective relating to evaluating the economics and other likely outcomes of various degrees of a rollout of 3G infrastructure and services. In 2008, U.S. Cellular developed a business case related to expanded deployment of 3G, EV-DO technology and TDS senior management reviewed and approved this business case in 2008.

  •
  U.S. Cellular achieved its objective to continue discussions and efforts with major handset vendors to obtain access to phones that are internet access friendly, that would compete well with the iPhone and that would be introduced on U.S. Cellular's network by mid 2009. U.S. Cellular made significant progress in introducing well designed, data-optimized, internet-friendly devices in 2008 including the Samsung Delve, HTC Touch, and HTC 6800. Based on development work started in 2008, U.S. Cellular planned to introduce a number of other consumer focused, data optimized devices in the first half of 2009 including, but not limited to, the BlackBerry Pearl Flip, Samsung Delve II and an LG Touchscreen.

  •
  U.S. Cellular launched a marketing campaign—"Calling all Communities"—which supports schools in the communities U.S. Cellular serves.

  •
  Several strategic initiatives were completed in 2008 that improved network quality, including construction of 477 new cell sites.

  •
  Other significant achievements included expanded products and services, including Mobile Broadband, new brand positioning, improvements in customer service support levels, successes in influencing regulatory developments and gains in organization and leadership development.

  •
  U.S. Cellular did not achieve its objective to increase its share of the national retail postpay market, but its share of such market declined only .04% from 2007. As a result, U.S. Cellular essentially held its postpay market share nationally in spite of a very competitive marketplace due to the deterioration of the economic and competitive environment.

  •
  U.S. Cellular did not fully achieve its objective to establish an effective roaming agreement for EV-DO with other carriers in 2008. However, U.S. Cellular made progress with respect to roaming agreements with one carrier and established a dialogue with another carrier in 2008.

  •
  U.S. Cellular's objective to develop a more competitive prepay offering in 2008 was impeded by the decision of its prepay vendor to exit the business, which required U.S. Cellular to develop a new vendor relationship and prepay platform, as well as due to overall resource constraints.

        U.S. Cellular accomplishments included solid financial and operating results despite a weak economy and an increasingly challenging and competitive industry. In addition, as indicated by customer satisfaction scores and awards from independent third parties (J.D. Power and Associates and others), U.S. Cellular made progress on its strategy of achieving profitable growth by providing the very best in customer satisfaction. At the same time, the results of U.S. Cellular's annual internal Culture Survey indicated that it is achieving outstanding associate satisfaction.

        Each of Steven T. Campbell, Jay M. Ellison, Michael S. Irizarry and Jeffrey J. Childs was considered to have made a significant contribution to the aforementioned performance achievements and, accordingly, each such named executive officer received a rating of "far exceeds expectations" with respect to 2008 performance.

Annual Cash Compensation

        The following discusses annual cash compensation, which consists of base salary and bonus.

  Base Salary

        Annually, the Chairman determines the President and CEO's base salary. With respect to the other executive officers, the President and CEO recommends and the Chairman approves annually each such executive officer's base salary based on their evaluation of the performance of U.S. Cellular and each executive officer. In connection with the foregoing, the President and CEO and/or Chairman consider such factors and circumstances as they may deem relevant, as discussed below.

        Significant facts and circumstances that the Chairman considered in approving the base salary of all of the named executive officers, and that the President and CEO considered in recommending the annual base salary of the named executive officers other than the President and CEO, are as follows: the fact that U.S. Cellular is a public company; the fact that U.S. Cellular is primarily a regional competitor and that some of its competitors are national or global telecommunications companies that are much larger than U.S. Cellular, possess greater resources, possess more extensive coverage areas and more spectrum within some coverage areas, and market other services with their communications services that U.S. Cellular does not offer; U.S. Cellular's performance, as discussed above; the team performance objectives and achievements and the extent to which the officer was considered to have contributed to such achievements, as discussed above; the benchmark information, as discussed above; certain ranges and metrics for the individual officers based on such benchmarks, as discussed below; and the overall views and feedback of U.S. Cellular personnel. In addition, the President and CEO and/or Chairman considered additional facts and circumstances with respect to each of the named executive officers, as discussed below.

        The Chairman considers the above facts and circumstances and makes a determination of appropriate ranges of base salary for each named executive officer, based on the recommendations of the President and CEO of U.S. Cellular with respect to all named executive officers other than the President and CEO of U.S. Cellular. The base salary of each executive officer is set at a level considered to be appropriate in the judgment of the Chairman based on an assessment of the responsibilities and performance of such executive officer, taking into account the facts and circumstances discussed above. No specific performance measures are determinative in the base salary compensation decisions of executive officers. Instead, all facts and circumstances are taken into consideration by the President and CEO and the Chairman in their executive compensation decisions. Ultimately, it is the informed judgment of the Chairman based on the recommendation of the President and CEO that determines an executive officer's base salary based on the total mix of information rather than on any specific measures of performance.

        The following discusses base salary specifically with respect to each of the named executive officers.

        President and CEO.    The 2008 base salary of John E. Rooney was $855,000. On March 3, 2009, the Chairman approved an increase in the base salary of John E. Rooney to $882,000 for 2009 (retroactive to January 1, 2009), representing an increase of approximately 3.2%.

        The range considered to be appropriate in the judgment of the Chairman in approving John E. Rooney's base salary for 2009 as President and CEO was approximately $775,000 to $940,000. This range was based on a survey from U.S. Cellular's compensation consultant, Towers Watson, and represented the 50th to 75th percentiles, respectively, of a population of comparable base salaries. The population of comparable base salaries was comprised one-half of the base salaries of the chief executive officers of companies and one-half of the base salaries of sector heads of a major segment of a company's operations, similar in size to U.S. Cellular, recognizing the fact that U.S. Cellular is both a public company as well as a subsidiary of a public company. See "Benchmarking" above. The base salary approved for Mr. Rooney for 2009 of $882,000 was approximately 114% of the 50th percentile salary. The salary of the President and CEO is believed to be within the median of the range considered to be appropriate in the judgment of the Chairman.

        The Chairman also considered the achievement levels of objectives and performance measures that are stated in quantitative terms and the assessment of how well U.S. Cellular did as a whole during the year. As discussed above, the adjusted overall Company performance was 55% of target for 2008. See "Company Performance" above.

        The Chairman also considered the extent to which the President and CEO contributed to U.S. Cellular's performance. As the President and CEO of U.S. Cellular, John E. Rooney is the principal executive officer of U.S. Cellular and supervises and controls all of the business and affairs of U.S. Cellular. As a result, Mr. Rooney is primarily responsible for the performance of U.S. Cellular.

        The Chairman also considered the achievement levels of objectives and performance measures that are stated in non-quantitative terms, as discussed under "Performance Objectives and Accomplishments" above. There was no minimum level of achievement of those objectives required before salary could be increased. As the President and CEO of U.S. Cellular, Mr. Rooney is primarily responsible for such objectives and accomplishments, as discussed above.

        The Chairman also considered the general facts and circumstances discussed above under "Base Salary." Additional significant facts and circumstances that the Chairman considered in determining John E. Rooney's base salary are as follows: Mr. Rooney's position and the fact that, as President and CEO, Mr. Rooney is primarily responsible for the performance of U.S. Cellular; the fact that Mr. Rooney has held this position and has been employed by U.S. Cellular since 2000; and the Chairman's view that Mr. Rooney significantly contributed to the growth and development of U.S. Cellular since that time and the performance of U.S. Cellular since that time.

        For disclosure purposes, the base salary of the President and CEO for 2010 was increased to $902,000, effective January 1, 2010. This will be reflected in the Summary Compensation Table in next year's proxy statement.

        Other Named Executive Officers.    The base salary of each of the other named executive officers is also believed to be within the median of the range considered to be appropriate in the judgment of the Chairman. The ranges considered to be appropriate in the judgment of the Chairman in approving the base salary of the other named executive officers were based on a survey from U.S. Cellular's compensation consultant, Towers Watson, and represented the 25th to the 75th percentiles of a population of comparable base salaries based on current role responsibilities. See "Benchmarking" above. In addition, see generally "Company Performance", "Performance Objectives and Accomplishments" and "Annual Cash Compensation" above for other factors considered in setting the annual base salary. The following discusses the annual base salary with respect to each of the other named executive officers.

        Executive Vice President—Finance, Chief Financial Officer and Treasurer.    Steven T. Campbell's base salary effective March 1, 2008 was $423,000. The range considered to be appropriate for him for 2009 in his capacity as Executive Vice President—Finance, Chief Financial Officer and Treasurer was approximately $430,000 to $600,000 based on the benchmarking survey discussed above. The median of this range is approximately $510,000. Mr. Campbell's base salary was increased to $439,920 or by 4.0% effective March 1, 2009, reflecting his rating of "far exceeds expectations" for the reasons discussed above. The amount reported in the Summary Compensation Table represents two months at the prior salary and ten months at the new salary, or a total of $437,100.

        Additional significant facts and circumstances that the President and CEO and Chairman considered in determining Steven T. Campbell's base salary are as follows: Mr. Campbell's position and responsibilities as Executive Vice President—Finance, Chief Financial Officer and Treasurer of U.S. Cellular; the fact that Mr. Campbell has held these offices since January 1, 2007 and that prior to that time was employed by U.S. Cellular as its Vice President and Controller since June 1, 2005; and the President and CEO's and Chairman's subjective views regarding Mr. Campbell's contributions in such capacities to U.S. Cellular during that time.

        For disclosure purposes, Mr. Campbell's base salary effective March 1, 2010 was increased to $451,420. This will be reflected in the Summary Compensation Table in next year's proxy statement.

        Executive Vice President and Chief Operating Officer.    Jay M. Ellison's base salary effective March 1, 2008 was $549,000. The range considered to be appropriate for him for 2009 in his capacity as Executive Vice President and Chief Operating Officer was approximately $465,000 to $650,000 based on the benchmarking survey discussed above. The median of this range is approximately $550,000. Mr. Ellison's base salary was increased to $565,470 or by 3.0% effective March 1, 2009, reflecting his rating of "far exceeds expectations" for the reasons discussed above. The amount reported in the Summary Compensation Table represents two months at the prior salary and ten months at the new salary, or a total of $562,725.

        Additional significant facts and circumstances that the President and CEO and Chairman considered in determining Jay M. Ellison's base salary are as follows: Mr. Ellison's position and responsibilities as Executive Vice President and Chief Operating Officer of U.S. Cellular; the length of time that Mr. Ellison has held this position and his employment by U.S. Cellular since 2000; and the President and CEO's and Chairman's subjective views regarding Mr. Ellison's contributions in such capacity to U.S. Cellular during that time.

        As noted above, Mr. Ellison retired as U.S. Cellular's Executive Vice President and Chief Operating Officer effective as of the end of the day on December 31, 2009. In connection therewith, U.S. Cellular entered into an Employment, Consulting and General Release Agreement with Jay M. Ellison as discussed below under Table of Potential Payments upon Termination or Change in Control.

        Executive Vice President—Engineering and Chief Technology Officer.    Michael S. Irizarry's base salary effective March 1, 2008 was $496,800. The range considered to be appropriate for him for 2009 in his capacity as Executive Vice President—Engineering and Chief Technology Officer was approximately $377,000 to $526,500 based on the benchmarking survey discussed above. The median of this range is approximately $422,500. Mr. Irizarry's base salary was increased to $511,704 or by 3.0% effective March 1, 2009, reflecting his rating of "far exceeds expectations" for the reasons discussed above. The amount reported in the Summary Compensation Table represents two months at the prior salary and ten months at the new salary, or a total of $509,220.

        Additional significant facts and circumstances that the President and CEO and Chairman considered in determining Michael S. Irizarry's base salary are as follows: Mr. Irizarry's position and responsibilities as Executive Vice President—Engineering and Chief Technology Officer of U.S. Cellular; the fact that Mr. Irizarry is responsible for Information Systems (IS) in addition to his engineering and network operation responsibilities; the length of time that Mr. Irizarry has held his position and his employment by U.S. Cellular since 2002; and the President and CEO's and Chairman's subjective views regarding Mr. Irizarry's contributions in such capacities to U.S. Cellular during that time.

        For disclosure purposes, Mr. Irizarry's base salary effective March 1, 2010 was increased to $523,204. This will be reflected in the Summary Compensation Table in next year's proxy statement.

        Senior Vice President and Chief Human Resources Officer.    Jeffrey J. Childs' base salary effective March 1, 2008 was $408,000. The range considered to be appropriate for him for 2009 in his capacity as Senior Vice President and Chief Human Resources Officer was approximately $280,000 to $395,000 based on the benchmarking survey discussed above. The median of this range is approximately $330,000. Mr. Childs' base salary was increased to $420,240 or by 3.0% effective March 1, 2009, reflecting his rating of "far exceeds expectations" for the reasons discussed above. The amount reported in the Summary Compensation Table represents two months at the prior salary and ten months at the new salary, or a total of $418,200.

        Additional significant facts and circumstances that the President and CEO and Chairman considered in determining Jeffrey J. Childs' base salary are as follows: Mr. Childs' position and responsibilities as Senior Vice President and Chief Human Resources Officer of U.S. Cellular; the length of time that Mr. Childs' has held this position and his employment by U.S. Cellular since 2004; and the President and CEO's and Chairman's subjective views regarding Mr. Childs' contributions in such capacity to U.S. Cellular during that time.

        For disclosure purposes, Mr. Childs' base salary effective March 1, 2010 was increased to $429,240. This will be reflected in the Summary Compensation Table in next year's proxy statement.

  Bonus

        On June 30, 2008, U.S. Cellular's Chairman approved an Executive Bonus Plan for 2008. This bonus plan measured performance with respect to 2008, relating to bonuses paid in 2009. A copy of this plan was filed with the SEC on a Form 8-K dated June 30, 2008.

        On June 26, 2009, U.S. Cellular's Chairman approved an Executive Bonus Plan for 2009. This bonus plan measured performance with respect to 2009, relating to bonuses paid in 2010. A copy of this plan was filed with the SEC on a Form 8-K dated June 26, 2009. This plan was amended on November 18, 2009 and a copy of the amended plan was filed with the SEC on a Form 8-K dated November 18, 2009.

        The purposes of the Executive Bonus Plan are: to provide incentive for the officers of U.S. Cellular to extend their best efforts toward achieving superior results in relation to key business measures; to reward U.S. Cellular's executive officers in relation to their success in meeting and exceeding the performance targets; and to help U.S. Cellular attract and retain talented leaders in positions of critical importance to the success of U.S. Cellular. Eligible participants in the Executive Bonus Plan are executive vice presidents and senior vice presidents of U.S. Cellular. Each participant's target incentive is expressed as a percentage of base salary.

        The Executive Bonus Plan and other officer bonus plans of U.S. Cellular are discretionary in nature and are based, in part, on company performance, individual performance and individual bonus targets, which contribute to the formation and size of an aggregate bonus pool for all U.S. Cellular officers. This officer bonus pool is determined by taking each officer's target annual bonus payout (calculated as a percentage of the officer's annual base salary) multiplied by the company-regional performance percentage attainment number achieved under the applicable officer bonus plan. The President and CEO will consider the performance factors (see below) and any other information he deems relevant in determining the amount available under the bonus pool.

        The 2008 plan provided that the pool was not earned, nor were payouts vested until the bonus payout date. As amended, the 2009 plan provides that, to the extent and only to the extent that any bonus is paid for a performance year, such bonus shall be deemed to have been earned on December 31 of that performance year. As amended, the 2009 plan also provides that negative discretion may be used to reduce the portion of any bonus calculated pursuant to the plan with respect to company performance.

        The following performance measures, using weights and definitions as approved by the Chairman, were considered in evaluating the achievements of the executive officer team for the purposes of both the 2008 and 2009 plan: Consolidated Cash Flow; Consolidated Revenue; Postpay Customer Disconnects; and Customer Addition Equivalents. In addition, in 2009 Return on Capital was considered and in 2008 Improvement in Return on Capital (compared to the prior year) was considered.

        U.S. Cellular sets target levels for such measures at levels that it believes are achievable with above average performance. U.S. Cellular believes it would require superior performance to achieve 200% of the target levels, which is the maximum for each factor and the plan. Nevertheless, although such performance measures may impact the amount of bonus an officer receives, all officer bonuses are discretionary, and individual performance and other factors contribute to the amount of bonus an officer receives. The President and CEO may consider the performance factors and any other information he deems relevant in determining the bonus. Bonuses and payouts are not vested until a bonus has been approved and paid to an officer. As a result, the performance measures are one category of the factors used in determining the bonus, but do not entitle the officer to any bonus. A bonus can be awarded based on judgment even if the performance measures are not met. Although performance measures influence the decision of the amount of the bonus, the entire amount of the bonus is discretionary and cannot be calculated in advance of approval and payment to the officer. Also, as noted above, the Executive Bonus Plan was amended effective January 1, 2009 to provide that, to the extent and only to the extent that any bonus is paid for a performance year, such bonus shall be deemed to have been earned on December 31 of that performance year.

        The President and CEO determines the actual payout that each officer will receive, allocating the bonus pool among officers as he deems appropriate, and is not bound to adhere to any guideline, including any of the identified performance measures. However, the sum of all participants' actual awards may not deviate from the amount of the total officer pool by more than plus or minus 18%. In addition, the Chairman approves all officer bonuses prior to payout.

  Summary of Bonus Payments

        The following shows the calculation of bonuses with respect to 2009 and 2008 performance:

  Bonus Paid in 2010 for 2009 Performance:

        As noted above, the overall percentage achieved with respect to 2009 was calculated to be 62.5%. Nevertheless, the entire amount of the bonus pool is discretionary and subject to approval by the Chairman. Pursuant to this discretionary authority, the Chairman adjusted the overall bonus pool to 72.0% of target. This was approved by the Chairman for the reasons discussed above.

        The following shows certain information with respect to each named executive officer other than the President and CEO relating to the bonus for 2009 performance (paid in 2010) showing the amount of bonus awarded as a result of the achievement of the above company performance measures and the amount awarded based on discretionary adjustment to the bonus pool or on a discretionary, individual basis:

	Steven T. Campbell	Jay M. Ellison	Michael S. Irizarry	Jeffrey J. Childs
Base salary 3/1/09 - 2/28/10	$439,920	$565,470	$511,704	$420,240
Target bonus percentage	50%	60%	45%	40%

Target Bonus	$219,960	$339,282	$230,267	$168,096

Allocation of 62.5% of bonus pool based on unadjusted company performance in 2009 (reported under "Non-Equity Incentive Plan Compensation" column)	$137,475	$212,051	$143,917	$105,060

Amounts reported under Bonus Column:
Discretionary adjustment of bonus pool to 72.0%	20,896	32,232	21,875	15,969
Discretionary individual bonus adjustment	46,324	N/A	46,458	35,971

Subtotal of amount reported under Bonus column	67,220	32,232	68,333	51,940

Total Bonus for 2009 paid in 2010	$204,695	$244,283	$212,250	$157,000

        As noted above, Mr. Ellison retired as U.S. Cellular's Executive Vice President and Chief Operating Officer effective as of the end of the day on December 31, 2009. Pursuant to an Employment, Consulting and General Release Agreement with Jay M. Ellison as discussed below under Table of Potential Payments upon Termination or Change in Control, Mr. Ellison received a bonus in 2010 for 2009 company performance under the 2009 Executive Bonus Plan.

  Bonus Paid in 2009 for 2008 Performance:

        As noted above, the overall percentage achieved with respect to 2008 was calculated to be 39%. Pursuant to his discretionary authority, the Chairman increased the overall bonus pool to 55% of target. The bonus pool was increased for the reasons discussed above.

        The following shows certain information with respect to each named executive officer other than the President and CEO relating to the bonus for 2008 performance (paid in 2009) showing the amount of bonus awarded as a result of the achievement of the above company performance measures and the amount awarded based on discretionary adjustment to the bonus pool or on a discretionary, individual basis:

	Steven T. Campbell	Jay M. Ellison	Michael S. Irizarry	Jeffrey J. Childs
Base salary 3/1/08 - 2/28/09	$423,000	$549,000	$496,800	$408,000
Target bonus percentage	50%	60%	45%	40%

Target Bonus	$211,500	$329,400	$223,560	$163,200

Allocation of 39% of bonus pool based on unadjusted company performance in 2008	$82,485	$128,466	$87,188	$63,648
Discretionary adjustment of bonus pool to 55%	33,840	52,704	35,770	26,112
Discretionary individual bonus adjustment	27,651	41,916	29,110	21,807

Total Bonus for 2008 paid in 2009 (entire amount included under "Bonus" column under prior bonus plan terms)	$143,976	$223,086	$152,068	$111,567

        In addition, the Chairman determined the President and CEO's bonus for 2009 and 2008 as follows.

        Beginning with the 2008 performance year relating to bonuses that were paid in 2009, U.S. Cellular established performance guidelines and procedures for awarding bonuses to the President and CEO. These guidelines and procedures were filed by U.S. Cellular as Exhibit 10.1 to U.S. Cellular's Form 8-K dated November 25, 2008. These guidelines and procedures provide that the Chairman in his sole discretion determines whether an annual bonus will be payable to the President and CEO for a performance year and, if so, the amount of such bonus, and describes factors that may be considered by the Chairman in making such determination, including any factors that the Chairman in the exercise of his judgment and discretion determines relevant. The guidelines and procedures provide that no single factor will be determinative and no factor will be applied mechanically to calculate any portion of the bonus of the President and CEO. The entire amount of the bonus is discretionary. The guidelines and procedures provide that the President and CEO will have no right or expectation with respect to any bonus until the Chairman has determined whether a bonus will be paid for a performance year, and any such bonus is not vested until the date the bonus is paid. The guidelines also provide that any bonus awarded with respect to a performance year will be paid during the period commencing on the January 1 immediately following the performance year and ending on the March 15 immediately following the performance year.

        As discussed above, these guidelines and procedures were amended effective January 1, 2009. The amended guidelines and procedures were filed by U.S. Cellular as an exhibit to its Form 8-K dated November 18, 2009. Prior to such amendment, such guidelines and procedures provided that a bonus was not earned until the date the bonus was paid. As a result, such bonus was not reported as earned in the Summary Compensation Table until the year in which such bonus was paid. Effective for 2009, the foregoing guidelines and procedures were amended to provide that, to the extent and only to the extent that any bonus is paid for a performance year, such bonus shall be deemed to have been earned on December 31 of that performance year.

        As a result of such amendment, the following discusses both the bonus relating to 2008 performance that was paid in 2009 pursuant to the prior guidelines and procedures and the bonus relating to 2009 performance that was paid in 2010 pursuant to the amended guidelines and procedures.

  Bonus to President and CEO Paid in 2010 for 2009 Performance

        The informal target for Mr. Rooney's bonus paid in 2010 for 2009 performance was 70% of his base salary for 2009. Based on the 2009 base salary of $882,000, Mr. Rooney's target bonus was approximately $617,000. Using the adjusted 2009 company performance percentage of 72.0% of target, Mr. Rooney's bonus for 2009 performance, prior to any discretionary individual adjustment, would be approximately $444,240 if he participated in the Executive Bonus Plan. In determining the amount of the bonus for the President and CEO to be paid in 2010, the Chairman considered all facts and circumstances, personal objectives, achievement of such objectives, how well U.S. Cellular performed in the prior year, and the extent to which the President and CEO contributed to U.S. Cellular's performance, as discussed above. Based on these factors, in March 2010, the Chairman approved a bonus to John E. Rooney of $525,000 with respect to 2009 performance. This was approximately 85% of his informal target bonus amount reflecting U.S. Cellular's adjusted Company performance of 72% as discussed above and the Chairman's subjective views regarding Mr. Rooney's contributions to such performance and achievements in 2009.

  Bonus to President and CEO Paid in 2009 for 2008 Performance

        The informal target for Mr. Rooney's bonus was 70% of his base salary for 2008. Based on the 2008 base salary of $855,000, Mr. Rooney's informal target bonus was $598,500. Using the adjusted company performance percentage of 55% of target, Mr. Rooney's bonus for the 2008 performance year, prior to any discretionary individual adjustment, would be approximately $329,000 if he participated in the Executive Bonus Plan. In determining the amount of the bonus for the President and CEO to be paid in 2009 with respect to 2008 performance, the Chairman considered all facts and circumstances, personal objectives, achievement of such objectives, how well U.S. Cellular performed in the prior year, and the extent to which the President and CEO contributed to U.S. Cellular's performance, as discussed above. Based on these factors, on March 3, 2009, the Chairman approved a bonus to John E. Rooney of $410,000 with respect to 2008 performance. This was approximately 69% of his target bonus amount reflecting U.S. Cellular's adjusted Company performance of 55% as discussed above and the Chairman's subjective views regarding Mr. Rooney's contributions to U.S. Cellular's performance and achievements in 2008.

Long-Term Equity Compensation

        The Chairman recommends and the Long-Term Incentive Compensation Committee approves long-term equity compensation awards to the named executive officers under the U.S. Cellular 2005 Long-Term Incentive Plan, which awards generally have included stock options, restricted stock units and bonus match units.

        Long-term compensation decisions for the named executive officers are evaluated in a manner similar to that described for annual base salary and bonus decisions above, except that the stock options, restricted stock units and bonus match units are generally intended to vest over several years, in order to reflect the goal of relating long-term compensation of the named executive officers to increases in shareholder value over the same period.

        The Long-Term Incentive Compensation Committee may establish performance measures and restriction periods, and determine the form, amount and timing of each grant of an award, the number of shares of stock subject to an award, the purchase price or base price per share of stock associated with an award, the time and conditions of exercise or settlement of an award and all other terms and conditions of an award.

        Although the Long-Term Incentive Compensation Committee has the discretion to grant various awards, it generally only grants service-based restricted stock units, service-based stock options and service-based bonus match units. The restricted stock units generally vest in full (cliff vesting) on the third anniversary of the date of grant, subject to continued employment. Stock options are exercisable until the tenth anniversary of the date of grant, subject to continued employment. For several years prior to 2008, the stock options granted became exercisable with respect to 25% of the shares underlying the stock option each year over a four year period. However, beginning with awards made in April 2008, stock options become exercisable with respect to 33 1/3% of the shares underlying the stock option each year over a three year period. Bonus match units are discussed below under "Deferred Compensation Accounts and Company Match Awards".

        Officers receive an award of restricted stock units in the current year primarily based on the achievement of certain levels of corporate and individual performance in the immediately preceding year and an award of stock options in the current year primarily based on individual performance in the immediately preceding year. However, all stock option and restricted stock unit awards are expensed over the applicable vesting periods.

        The Long-Term Incentive Compensation Committee measured corporate and individual performance as follows to determine the amount of restricted stock units and stock options to award to the named executive officers in 2009. The following first discusses the general approach used for the named executive officers other than the President and CEO. Following that is a discussion of how this approach was modified with respect to the President and CEO.

        The target allocation of long-term compensation awards in 2009 was 60% in stock options and 40% in restricted stock units for named executive officers other than the President and CEO. This allocation was based on information from U.S. Cellular's compensation consultant, Towers Watson. See "Benchmarking" above.

        Although the target allocation was based on such benchmark data, the stock option grant was adjusted by an officer performance multiple and the restricted stock unit award was adjusted by an officer performance multiple as well as a U.S. Cellular performance factor, as discussed below.

        Based on information from Towers Watson, the formula for determining the number of stock options to award was (a) 60% × the officer's March 1, 2009 base salary × the officer performance for 2008 multiple divided by (b) the product of (i) an option vesting discount factor and (ii) the Black Scholes value of an option on U.S. Cellular's stock based on the closing stock price on the grant date. This result was rounded to the nearest multiple of 25.

        Based on information from Towers Watson, the formula for determining the number of restricted stock units to award was (a) 40% × the officer's March 1, 2009 base salary × the officer performance multiple for 2008 × U.S. Cellular performance percentage for 2008 divided by (b) the product of (i) the value of a U.S. Cellular Common Share based on the closing stock price on the grant date and (ii) a vesting discount factor to account for forfeitures. The Company performance percentage for 2008 was 55% as discussed above.

        The officer performance multiple for a particular year generally represents a number based on information from Towers Watson derived from benchmarking data from a population of companies that were 67% telecommunications companies and 33% general industry companies as discussed under "Benchmarking" above. The amount of this multiple relates to the officer's relative position in the Company and whether the officer's performance was considered to have met expectations, exceeded expectations or far exceeded expectations. No equity grant is awarded if an officer fails to meet expectations. In 2008, all named executive officers were considered to have far exceeded expectations. The multiples based on information provided by Towers Watson are generally intended to provide awards at the 50th percentile for an officer that meets expectations, at the 60th percentile for an officer who exceeds expectations and at the 65th percentile for an officer that far exceeds expectations. However, in recognition of the fact that U.S. Cellular's corporate parent provides certain administrative and similar services, the multiple actually used for far exceeds expectations for the named executive officers generally is set by U.S. Cellular to be the same as the multiple for exceeds expectations at the 60th percentile. Based on information from Towers Watson, the implied multiple for executive officers for 2009 grants based on 2008 performance would have been higher than the multiple used for 2008 grants based on 2007 performance. However, due to the economic downturn in 2008 compared to 2007 and in order to avoid undue dilution from the issuance of shares, U.S. Cellular did not believe it was appropriate to use the multiple based on the information from Towers Watson. Instead, the multiple used for 2009 grants was determined by reducing the multiple that was used for 2008 grants by 15.7%. As a result, the multiple used for 2009 was 84.3% of the 2008 multiple, assuming all other things remained the same. Based on the foregoing, the named executive officers other than the President and CEO were assigned the multiples disclosed below.

        Steven T. Campbell's performance multiple was 1.41. This was 84.3% of the multiple used for his 2008 grant, which 2008 multiple was based on information from Towers Watson for an officer at Mr. Campbell's level and performance, which was intended to provide awards at the 60th percentile. Mr. Campbell's performance in 2008, for use in the 2009 grant, was considered to far exceed expectations as discussed above under Performance Objectives and Accomplishments.

        Jay M. Ellison's performance multiple was 2.44. This was 84.3% of the multiple used for his 2008 grant, which 2008 multiple was based on information from Towers Watson for an officer at Mr. Ellison's level and performance, which was intended to provide awards at the 60th percentile. Mr. Ellison's performance in 2008, for use in the 2009 grant, was considered to far exceed expectations as discussed above under Performance Objectives and Accomplishments.

        Michael S. Irizarry's performance multiple was 1.95. This was 84.3% of the multiple used for his 2008 grant, which 2008 multiple was based on information from Towers Watson for an officer at Mr. Irizarry's level and performance, which was intended to provide awards at the 60th percentile. Mr. Irizarry's performance in 2008, for use in the 2009 grant, was considered to far exceed expectations as discussed above under Performance Objectives and Accomplishments.

        Jeffrey J. Childs' performance multiple was 1.41. This was 84.3% of the multiple used for his 2008 grant, which 2008 multiple was based on information from Towers Watson for an officer at Mr. Childs' level and performance, which was intended to provide awards at the 60th percentile. Mr. Childs' performance in 2008, for use in the 2009 grant, was considered to far exceed expectations as discussed above under Performance Objectives and Accomplishments.

        As a result of the foregoing formulas and individual performance factors, the following stock options and restricted stock units were granted to the named executive officers other than Mr. Rooney in 2009:

Name	Number of Shares Underlying Stock Options	Number of Shares Underlying Restricted Stock Units
Steven T. Campbell	27,725	4,633
Jay M. Ellison	61,650	10,305
Michael S. Irizarry	44,600	7,453
Jeffrey J. Childs	26,475	4,426

        The following shows the calculation of stock options and restricted stock units.

		Formula	Steven T. Campbell	Jay M. Ellison	Michael S. Irizarry	Jeffrey J. Childs
a	March 1, 2009 Base Salary		$439,920	$565,470	$511,704	$420,240
b	Performance Multiple for Position		1.41	2.44	1.95	1.41
c	Long Term Incentive Target Value	a × b	$620,287	$1,379,747	$997,823	$592,538
d	Option Value	c × 60%	$372,172	$827,848	$598,694	$355,523
e	Closing Stock Price on April 1, 2009		$34.10	$34.10	$34.10	$34.10
f	Closing Price × Black-Scholes Ratio	e × 43.38%	$14.79	$14.79	$14.79	$14.79
g	Adj. Price × Option Vesting Discount Factor	f × 90.77%	$13.42	$13.42	$13.42	$13.42
h	Options Granted (rounded)	d / g	27,725	61,650	44,600	26,475
i	RSU Value	c × 40%	$248,115	$551,899	$399,129	$237,015
j	Company Performance %		55%	55%	55%	55%
k	Adjusted RSU Value		$136,463	$303,544	$219,521	$130,358
l	Price × RSU Vesting Discount Factor	e × 86.38%	$29.46	$29.46	$29.46	$29.46
	RSUs Granted	k / l	4,633	10,305	7,453	4,426

        John E. Rooney's stock option and restricted stock unit awards were made using a different approach compared to the calculations shown above for the other named executive officers.

        The value of Mr. Rooney's target long-term incentive awards was based on benchmark information from Towers Watson based on the combined value of stock option and restricted stock grants for comparable persons. As discussed above for the President and CEO's base salary, the population of comparable values of grants was comprised one-half of grant values for the chief executive officers and one-half of grant values for sector heads of a major segment of a company's operations, similar in size to U.S. Cellular.

        Mr. Rooney's restricted stock unit target allocation is based on a long-standing fixed dollar target approach to this portion of his compensation. Mr. Rooney's fixed dollar target restricted stock unit value was $411,290. This was multiplied by the adjusted 2008 Company performance percentage of 55% to derive an adjusted restricted stock unit value of approximately $226,210. This amount was then divided by the closing stock price on April 1, 2009 of $34.10. Based on this calculation, Mr. Rooney received an award of 6,634 restricted stock units in 2009.

        Mr. Rooney's stock option target allocation based on information from Towers Watson was approximately $2,585,648 at the 50th percentile and $3,315,944 at the 60th percentile (for outstanding performance) with respect to 2009. The target stock option awards would be approximately 160,400 at the 50th percentile and 205,700 at the 60th percentile. The Chairman recommended and the Long-Term Incentive Compensation Committee awarded Mr. Rooney stock options with respect to 175,000 shares in 2009, based on U.S. Cellular's performance in 2008 as discussed above and the Chairman's subjective views regarding Mr. Rooney's contributions to such performance and achievements in 2008.

        The stock options and restricted stock units granted to Mr. Rooney in 2009 vested on October 1, 2009 pursuant to the executory portions of an offer letter which was accepted by Mr. Rooney on March 28, 2000 relating to his employment as President and CEO.

        As with the annual salary and bonus, executive officers do not become entitled to any stock options or restricted stock units as a result of the achievement of any corporate or individual performance levels. An award of stock options and restricted stock units is entirely discretionary and executive officers have no right to any stock option or restricted stock unit awards unless and until they are awarded. Pursuant to SEC rules, awards granted in 2009 are included in the Summary Compensation Table below with respect to compensation earned in 2009.

        For disclosure purposes, the stock options and restricted stock unit awards granted on April 1, 2010 with respect to 2009 performance are as follows:

Name	Number of Shares Underlying Stock Options	Number of Shares Underlying Restricted Stock Units
John E. Rooney	175,000	7,014
Steven T. Campbell	29,825	6,310
Michael S. Irizarry	43,725	9,255
Jeffrey J. Childs	25,950	5,491

        As a result of Mr. Rooney's decision to retire in 2010, the Long-Term Incentive Compensation Committee approved special exercisability and vesting provisions for the stock option award and restricted stock unit award granted on April 1, 2010 to Mr. Rooney. Pursuant to such provisions, the stock options granted to Mr. Rooney will become exercisable in their entirety upon the earlier of October 1, 2010 and the date of Mr. Rooney's retirement and the restricted stock units granted to Mr. Rooney will become vested in their entirety upon the earlier of October 1, 2010 and the date of Mr. Rooney's retirement.

        The foregoing information is only provided for disclosure purposes. The above awards were not earned until granted in 2010 and will be reflected in next year's Summary Compensation Table with respect to 2010.

Analysis of Compensation

        The following table identifies the percentage of each element of total compensation of each of the named executive officers based on the Summary Compensation Table for 2009:

	John E. Rooney	Steven T. Campbell	Jay M. Ellison	Michael S. Irizarry	Jeffrey J. Childs
Salary	20.5%	33.4%	21.7%	30.0%	35.2%
Bonus
2008 Bonus Paid in 2009	9.5%	11.0%	8.6%	9.0%	9.4%
2009 Bonus Paid in 2010	12.2%	5.1%	1.2%	4.0%	4.4%
Stock Awards	8.0%	12.1%	24.5%	15.0%	12.7%
Stock Options	47.6%	24.8%	33.4%	30.7%	26.1%
Non-Equity Incentive Plan Compensation	0%	10.5%	8.2%	8.5%	8.9%
Other	2.2%	3.1%	2.4%	2.8%	3.3%

	100.0%	100.0%	100.0%	100.0%	100.0%

        The above percentages reflect the fact that 2009 compensation per the Summary Compensation Table includes both the bonus for 2008 performance paid in 2009 and the bonus for 2009 performance paid in 2010 due to a change in the bonus guidelines and procedures and Executive Bonus Plan in 2009, as discussed above.

        The following table reconciles the compensation expense reported in the Summary Compensation Table reflecting only the 2009 bonus paid in 2010:

	John E. Rooney	Steven T. Campbell	Jay M. Ellison	Michael S. Irizarry	Jeffrey J. Childs
2009 Compensation
Total per Summary Compensation Table	$4,297,411	$1,310,033	$2,592,697	$1,698,566	$1,186,746
Less 2008 Bonus paid in 2009	(410,000)	(143,976)	(223,086)	(152,068)	(111,567)

Total Compensation including only 2009 Bonus paid in 2010	$3,887,411	$1,166,057	$2,369,611	$1,546,498	$1,075,179

        As indicated above, if 2009 compensation is adjusted to reflect only 2009 bonus paid in 2010, Mr. Rooney's total compensation for 2009 would have been $3,887,411 and the total compensation for 2009 for the other named executive officers would have ranged from a high of $2,369,611 to a low of $1,075,179. Using this approach, Mr. Rooney's total compensation for 2009 is approximately 1.6 times the total compensation of the next highest compensated named executive officer with respect to 2009.

        The following explains the reasons for the disparity between the compensation of the President and CEO and the other named executive officers, and the disparities in compensation among the other named executive officers. As noted herein, U.S. Cellular's overall compensation objectives are to (i) support U.S. Cellular's overall business strategy and objectives; (ii) attract and retain high quality management; (iii) link individual compensation with attainment of individual performance goals and with attainment of business unit and U.S. Cellular objectives; and (iv) provide competitive compensation opportunities consistent with the financial performance of U.S. Cellular. Also, as noted herein, U.S. Cellular determines the amount of compensation to pay or provide to each named executive officer considering compensation practices of peers and other companies with similar characteristics, in order to support U.S. Cellular's overall business strategy and objectives. As noted herein, U.S. Cellular recognizes that it must compensate its executive officers in a competitive manner comparable to similar companies in order to attract and retain high quality management, attain business objectives and financial performance and increase shareholder value. Considering the foregoing, U.S. Cellular recognizes that it needs to and believes that it should compensate the President and CEO at a level that considers the compensation of presidents and CEOs of similar companies, which compensation is higher than the compensation of other named executive officers of such companies. U.S. Cellular believes that this is necessary to attract and retain a highly qualified person to serve as President and CEO and to compete successfully against other companies. A level of compensation similar to that paid to the President and CEO is not necessary to attract and retain and is not appropriate for the other named executive officers. However, U.S. Cellular recognizes that it needs to and believes that it should compensate the other named executive officers at levels that reflect the compensation of similarly situated positions at similar companies in order to attract and retain high quality persons for such positions at U.S. Cellular. In addition, other factors have an impact on the amount of compensation of each particular executive officer, as discussed in detail above. For instance, an officer who far exceeds expectations would generally have a higher relative level of compensation for his particular function than an executive officer who did not exceed expectations, all other things being equal. Further discussion of the basis for compensation levels of the individual executive officers based on U.S. Cellular's performance, the executive officer's contribution to such performance, and the executive officer's individual performance is set forth elsewhere in this Compensation Discussion and Analysis.

        The Chairman and the Long-Term Incentive Compensation Committee believe that the elements of compensation and total compensation of the named executive officers have been set at appropriate levels considering the foregoing principles.

Other Benefits and Plans Available to Identified Officers

        The identified executive officers participate in certain benefits and plans, as described below.

        As noted above, U.S. Cellular's overall compensation objectives for executive officers are to (i) support U.S. Cellular's overall business strategy and objectives; (ii) attract and retain high quality management; (iii) link individual compensation with attainment of individual performance goals and with attainment of U.S. Cellular objectives; and (iv) provide competitive compensation opportunities consistent with the financial performance of U.S. Cellular.

        To achieve these objectives, the Chairman and the Long-Term Incentive Compensation Committee believe that the named executive officers must be offered a competitive compensation package, including benefits and plans. U.S. Cellular's compensation packages are designed to compete with other companies for talented employees. U.S. Cellular's benefits and plans are part of this package and enable U.S. Cellular to attract and retain eligible employees, including the named executive officers. Thus, the benefits and plans fit into U.S. Cellular's overall compensation objectives primarily by helping U.S. Cellular achieve the second objective of U.S. Cellular's overall compensation objectives, which is to attract and retain high quality management. Benefits and plans are an important part of the mix of compensation used to attract and retain management, but do not otherwise significantly affect decisions relating to other elements of annual or long-term compensation, which are provided consistent with the above compensation objectives.

General Provisions under Plans and Certain Agreements

Deferred Salary and Bonus

        Deferred Salary.    The named executive officers are permitted to defer salary pursuant to deferred salary compensation agreements. The entire amount of the salary earned is reported in the Summary Compensation Table in column (c) under "Salary," whether or not deferred. Pursuant to the agreement, the officer's deferred salary account is credited with interest compounded monthly, computed at a rate equal to one-twelfth of the sum of the average twenty-year Treasury Bond rate plus 1.25 percentage points until the deferred salary amount is paid to such person. As required by SEC rules, column (h) includes the portion of any interest that exceeds 120% of the applicable federal long-term rate, with compounding (as prescribed under section 1274(d) of the Internal Revenue Code), at the time each monthly interest rate is set. The deferred salary account of an officer is paid at the time and in the form elected by the officer, subject to any payment delay required by section 409A of the Internal Revenue Code.

        Messrs. Rooney and Ellison are parties to deferred salary compensation agreements, pursuant to which they have deferred a specified portion of their salaries. The executive is always 100% vested in all salary amounts that have been deferred and any interest credited with respect thereto. Accordingly, the executive is entitled to 100% of the amount deferred and all earnings thereon upon any termination. Such amounts are reported in the Nonqualified Deferred Compensation table below and, because there would not be any increased benefit or accelerated vesting in the event of any termination or change in control, are not included in the below table of Potential Payments upon Termination or Change in Control. As noted in the Nonqualified Deferred Compensation table below, Mr. Ellison received a distribution of the entire balance of his deferred salary account in 2009.

        Deferred Bonus.    The named executive officers are also permitted to defer their bonuses pursuant to deferred bonus compensation agreements under the 2005 Long-Term Incentive Plan, as discussed below. The entire amount of the bonus earned is reported in the Summary Compensation Table in column (d) under "Bonus," whether or not deferred. Deferred bonus will be deemed invested in phantom U.S. Cellular Common Shares. The named executive officers receive a distribution of the deferred bonus account at the date elected by the officer, subject to any payment delay required by section 409A of the Internal Revenue Code.

        Mr. Rooney and Mr. Ellison is each a party to an executive deferred bonus agreement, pursuant to which he has deferred a specified portion of his bonus in the current year or prior years. The executive is always 100% vested in all bonus amounts that have been deferred. Such amounts are reported in the Nonqualified Deferred Compensation table and, because there would not be any increased benefit or accelerated vesting in the event of any termination or change in control, are not included in the below table of Potential Payments upon Termination or Change in Control. As noted in the Nonqualified

Deferred Compensation table below, Mr. Ellison received a distribution of the entire balance of his deferred bonus account in 2009.

U.S. Cellular 2005 Long-Term Incentive Plan

        Long-term compensation awards under the U.S. Cellular 2005 Long-Term Incentive Plan were discussed above in this Compensation Discussion and Analysis. The following provides certain additional information relating to deferred bonus stock unit match awards, restricted stock units and stock options.

        Pursuant to the U.S. Cellular 2005 Long-Term Incentive Plan, each officer may elect to defer all or a portion of his annual bonus. U.S. Cellular will allocate a stock unit match award to the employee's deferred compensation account in an amount equal to the sum of (i) 25% of the deferred bonus amount which is not in excess of one-half of the employee's gross bonus for the year and (ii) 33 1/3% of the deferred bonus amount which is in excess of one-half of the employee's gross bonus for the year. The stock unit match awards will be deemed invested in phantom U.S. Cellular Common Shares and will vest ratably at a rate of one-third per year over three years. Column (e), "Stock Awards," of the below Summary Compensation Table includes the aggregate grant date fair value computed in accordance with FASB ASC 718.

        Restricted stock units may be granted under the U.S. Cellular 2005 Long-Term Incentive Plan. Column (e), "Stock Awards," of the Summary Compensation Table includes the aggregate grant date fair value computed in accordance with FASB ASC 718.

        Stock options may be granted under the U.S. Cellular 2005 Long-Term Incentive Plan. Column (f), "Option Awards," of the Summary Compensation Table includes the aggregate grant date fair value computed in accordance with FASB ASC 718.

        The phantom stock units (representing both deferred bonus amounts and deferred bonus stock unit match awards), restricted stock units and stock options are not credited with any dividends because U.S. Cellular does not currently pay dividends.

        The U.S. Cellular 2005 Long-Term Incentive Plan and related stock option, restricted stock unit and deferred bonus stock unit match award agreements provide various rights upon termination and/or change in control, as summarized below.

        Stock Options.    The U.S. Cellular stock option agreements with named executive officers other than Mr. Rooney provide as follows:

        Disability.    If the officer's employment terminates by reason of disability (a total physical disability which, in the Long-Term Incentive Compensation Committee's judgment, prevents the officer from performing substantially such officer's employment duties and responsibilities for a continuous period of at least six months), then the stock option will be exercisable only to the extent it is exercisable on the effective date of the officer's termination of employment and after such date may be exercised by the holder (or the holder's legal representative) for a period of 12 months after the effective date of the officer's termination of employment, or until the stock option's expiration date, whichever period is shorter.

        Special Retirement.    If the officer's employment terminates by reason of Special Retirement (termination of employment on or after the later of (i) the officer's attainment of age 62 and (ii) the officer's early retirement date or normal retirement date under the TDS Pension Plan), then the stock option immediately will become exercisable in full and after such date may be exercised by the holder (or the holder's legal representative) for a period of 12 months after the effective date of the Special Retirement, or until the stock option's expiration date, whichever period is shorter. However, effective for stock options granted on and after April 2008, the option will become 100% exercisable only if at the time of termination, the officer has attained age 66 and the termination occurs subsequent to the year of grant.

        Retirement.    If the officer's employment terminates by reason of Retirement (termination of employment on or after the officer's attainment of age 65 that does not satisfy the definition of "Special Retirement," as set forth above), then the stock option immediately will become exercisable in full and after such date may be exercised by the holder (or the holder's legal representative) for a period of 90 days after the effective date of the Retirement, or until the stock option's expiration date, whichever period is shorter. However, effective for stock options granted on and after April 2008, the option will become 100% exercisable only if at the time of termination, the officer has attained age 66 and the termination occurs subsequent to the year of grant.

        Resignation with Prior Consent of the Board.    If the officer's employment terminates by reason of the officer's resignation of employment with the prior consent of the U.S. Cellular board of directors, then the stock option will be exercisable only to the extent it is exercisable on the effective date of the officer's resignation and after such date may be exercised by the holder (or the holder's legal representative) for a period of 90 days after the effective date of the officer's resignation, or until the stock option's expiration date, whichever period is shorter.

        Death.    If the officer's employment terminates by reason of death, then the stock option will be exercisable only to the extent it is exercisable on the date of death and after such date may be exercised by the beneficiary or beneficiaries designated by the officer for a period of 180 days after the date of death, or until the stock option's expiration date, whichever period is shorter. However, effective for stock options granted on and after April 2008, the stock option will be exercisable by the beneficiary or beneficiaries for a period of 180 days after the date of death.

        Other Termination of Employment.    If the officer's employment terminates for any reason other than Disability, Special Retirement, Retirement, resignation of employment with the prior consent of the U.S. Cellular board of directors or death, then the stock option will be exercisable only to the extent it is exercisable on the effective date of the officer's termination of employment and after such date may be exercised by the holder (or the holder's legal representative) for a period of 30 days after the effective date of the officer's termination of employment, or until the stock option's expiration date, whichever period is shorter.

        Extension of Option Exercise Period. The stock option exercise period may be extended 30 days beyond a blackout period or legally-required plan suspension in the event that the stock option would otherwise expire during a blackout period or legally-required plan suspension.

        See the above discussion under "Long-Term Equity Compensation" of the special exercisability provisions applicable to the stock options granted to Mr. Rooney on April 1, 2010. Certain stock options granted to Mr. Rooney prior to April 1, 2010 also had special exercisability provisions pursuant to the executory portions of an offer letter which was accepted by Mr. Rooney on March 28, 2000 relating to his employment as President and CEO, as discussed in Note (1) to the Table of Potential Payments upon Termination or Change in Control below.

        Restricted Stock Unit Awards.    The U.S. Cellular restricted stock unit agreements with named executive officers other than Mr. Rooney provide as follows:

        Retirement.    If the officer separates from service prior to the third anniversary of the date of grant (i.e., the date that the award otherwise would have vested) by reason of retirement at or after attainment of age 65, the award will fully vest upon such separation from service. However, effective for awards granted on and after April 2008, the award will fully vest upon retirement only if at the time of separation, the officer has attained age 66 and the separation occurs subsequent to the year of grant. The shares subject to the restricted stock unit award will be issued in the seventh calendar month following the calendar month during which the officer separates from service.

        Disability or Death.    If the officer separates from service prior to vesting by reason of Disability or death, the restricted stock unit award will fully vest upon such separation from service. The shares subject to the restricted stock unit award will be issued, in the case of Disability, in the seventh calendar month following the calendar month during which the officer separates from service, or in the case of death, within 60 days following the officer's death.

        Other Separation from Service.    If the officer separates from service prior to the third anniversary of the date of grant for any reason other than retirement, disability or death, the restricted stock unit award will be forfeited.

        See the above discussion under "Long-Term Equity Compensation" of the special vesting provisions applicable to the restricted stock unit award granted to Mr. Rooney on April 1, 2010. Certain restricted stock unit awards granted to Mr. Rooney prior to April 1, 2010 also had special vesting provisions pursuant to the executory portions of an offer letter which was accepted by Mr. Rooney on March 28, 2000 relating to his employment as President and CEO, as discussed in Note (1) to the Table of Potential Payments upon Termination or Change in Control below.

        Deferred Compensation Accounts and Company Match Awards.    An officer will be fully vested in the deferred bonus amounts credited to his or her deferred compensation account. One-third of the company match award credited to the officer's deferred compensation account will become vested on each of the first three anniversaries of the last day of the year for which the applicable bonus is payable, provided that such officer is an employee of U.S. Cellular or an affiliate on such date and the related deferred bonus amount has not been withdrawn or distributed before such date. The company deferred bonus stock unit match award immediately shall become fully vested in the event of the officer's permanent disability or separation from service on account of his or her retirement or death. Amounts credited to an officer's deferred compensation account will be deemed to be invested in phantom Common Shares at the time the amounts are credited to the deferred compensation account.

        Payment of deferred compensation generally will be in accordance with the officer's distribution date elections, provided that if an officer is a "specified employee" within the meaning of Section 409A of the Code, and is entitled to payment by reason of a separation from service for a reason other than death, no portion of his or her deferred compensation account subject to Section 409A of the Code shall be paid before the date which is six months after the date of separation from service (or if earlier, the date of the employee's death).

        All payments of deferred compensation will be made in whole Common Shares and cash equal to the fair market value of any fractional share.

        Forfeiture of Award Upon Competition with or Misappropriation of Confidential Information of U.S. Cellular or its Affiliates.    If a recipient of an award enters into competition with, or misappropriates confidential information of, U.S. Cellular or any affiliate thereof, including TDS and its affiliates, then all awards granted shall terminate and be forfeited.

  Change in Control

        The following summarizes the Change in Control provisions of the 2005 Long-Term Incentive Plan:

        Notwithstanding any provision in the 2005 Long-Term Incentive Plan or any agreement, in the event of a Change in Control, the board of directors may, but will not be required to, make such adjustments to outstanding awards under the 2005 Long-Term Incentive Plan as it deems appropriate, including, without limitation:

  •
  causing all outstanding stock options and SARs to immediately become exercisable in full;

  •
  causing the restriction period applicable to any outstanding restricted stock award, and to the extent permissible under section 409A of the Internal Revenue Code, any restricted stock unit award, to lapse;

  •
  to the extent permissible under section 409A of the Internal Revenue Code, causing the performance period applicable to any outstanding performance award to lapse;

  •
  causing any restricted stock unit award or performance award to vest;

  •
  causing the performance measures applicable to any outstanding award (if any) to be deemed to be satisfied at the minimum, target or maximum level;

  •
  causing the amount in a deferred compensation account attributable to a company match to vest;

  •
  causing each outstanding award to be converted into a substitute award; or

  •
  electing that each outstanding award will be surrendered to U.S. Cellular by the holder thereof, and that each such award will immediately be canceled by U.S. Cellular, and that the holder will receive, within sixty days following the occurrence of the Change in Control (or at such later time required by section 409A of the Internal Revenue Code), a cash payment from U.S. Cellular.

        The foregoing outlines the potential effect of a Change in Control relating to all awards available under the U.S. Cellular 2005 Long-Term Incentive Plan. However, U.S. Cellular currently only has outstanding restricted stock units, options and phantom stock units related to deferred compensation accounts.

        For the definition of Change in Control, see U.S. Cellular's 2005 Long-Term Incentive Plan, attached as Exhibit C to U.S. Cellular's 2009 proxy statement.

        Because certain termination events and/or a Change in Control would or may result in the acceleration of vesting of stock options, restricted stock units and bonus match units, the effects of such accelerated vesting in such event are included in the below table of Potential Payments upon Termination or Change in Control.

SERP

        Each of the identified executive officers participates in a supplemental executive retirement plan or SERP, which is a non-qualified defined contribution plan. The SERP is not intended to provide substantial benefits other than to replace the benefits which cannot be provided under the TDS Pension Plan as a result of tax law limitations on the amount and types of annual employee compensation which can be taken into account under a tax qualified pension plan. The SERP is unfunded. The amount of the SERP contribution with respect to the executives identified in the Summary Compensation Table is included in column (i), "All Other Compensation," of the Summary Compensation Table. Participants are credited with interest on balances of the SERP. Pursuant to SEC rules, column (h) of the Summary Compensation Table includes any portion of interest earned under the SERP to the extent the rate exceeds 120% of the applicable federal long-term rate, with compounding (as prescribed under section 1274(d) of the Internal Revenue Code), at the time the rate is set.

        A participant is entitled to distribution of his entire account balance under the SERP if the participant has a separation from service without cause, after either (a) his or her attainment of age 65; or (b) his or her completion of at least ten years of service. If a participant has a separation from service under circumstances other than those set forth in preceding sentence, without cause, the participant will be entitled to distribution of 10% of his or her account balance for each year of service up to ten years. Upon a separation from service under circumstances that permit payments under the SERP, the participant will be paid his or her account balance in one of the following forms as elected by the participant prior to the first day of the first plan year for which the participant commences participation in the SERP: (a) a single lump sum or (b) annual installments over a period of 5, 10, 15, 20 or 25 years. The SERP does not include any provision that would increase benefits or accelerate amounts upon any termination or change in control and, accordingly, no amount is included in the below table of Potential Payments upon Termination or Change in Control. The balance of the SERP as of December 31, 2009 for each named executive officer is set forth in the "Nonqualified Deferred Compensation" table below.

Perquisites

        U.S. Cellular does not provide any significant perquisites to its executive officers. In addition, U.S. Cellular has no formal plan, policy or procedure pursuant to which executive officers are entitled to any perquisites following termination or change in control. However, in connection with any termination, U.S. Cellular may enter into a retirement, severance or similar agreement that may provide for perquisites.

        Perquisites and personal benefits represent a relatively insignificant portion of the named executive officers' total compensation. Accordingly, they do not materially influence the Chairman's or Long-Term Incentive Compensation Committee's consideration in setting compensation.

Other Generally Applicable Benefits and Plans

Employee Stock Purchase Plans

        TDS sponsors an Employee Stock Purchase Plan that permits eligible employees of TDS and its subsidiaries, including U.S. Cellular, to purchase a limited number of TDS Special Common Shares on a quarterly basis. The per share cost to each participant is 85% of the market value of the TDS Special Common Shares as of the quarterly purchase date. Pursuant to SEC rules, the Summary Compensation Table does not include the discount amount because such discount is available generally to all employees of TDS and U.S. Cellular.

        U.S. Cellular also sponsors an Employee Stock Purchase Plan that permits eligible employees of U.S. Cellular and its subsidiaries to purchase a limited number of U.S. Cellular Common Shares on a quarterly basis. The per share cost to each participant is 85% of the market value of the U.S. Cellular Common Shares as of the quarterly purchase date. Pursuant to SEC rules, the Summary Compensation Table does not include the discount amount because such discount is available generally to all employees of U.S. Cellular.

        Under the TDS and U.S. Cellular Employee Stock Purchase Plans, all shares purchased are distributed quarterly and no shares are retained for distribution upon retirement or otherwise. These plans do not discriminate in scope, terms, or operation in favor of executive officers and are available generally to all employees of TDS or U.S. Cellular, as applicable, and benefits are not enhanced upon any termination or change in control. Accordingly, no amounts are reported in the below table of Potential Payments upon Termination or Change in Control.

Tax-Deferred Savings Plan

        TDS sponsors the Tax-Deferred Savings Plan, a qualified defined contribution plan pursuant to Sections 401(a) and 401(k) of the Internal Revenue Code. This plan is available to employees of TDS and its subsidiaries, including U.S. Cellular. Employees contribute amounts and U.S. Cellular makes matching contributions in part. U.S. Cellular and participating employers make matching contributions to the plan in cash equal to 100% of an employee's contributions up to the first 3% of such employee's compensation, and 40% of an employee's contributions up to the next 2% of such employee's compensation. Participating employees have the option of investing their contributions and U.S. Cellular's contributions in a TDS Common Share fund, a TDS Special Common Share fund, a U.S. Cellular Common Share fund or certain unaffiliated funds. The amount of the contribution with respect to the executives identified in the Summary Compensation Table is included in column (i), "All Other Compensation," of the Summary Compensation Table. SEC rules do not require the Summary Compensation Table to include earnings or other amounts with respect to tax-qualified defined contribution plans.

        Under the TDS Tax-Deferred Savings Plan, vesting is not accelerated upon a change in control or termination event, except a termination by reason of death. The vested portion of an employee's account becomes payable following the employee's termination of employment (a) as a lump sum or (b) in a series of annual or more frequent installments. This plan does not discriminate in scope, terms, or operation in favor of executive officers and is available generally to all employees, and benefits are not enhanced upon any termination (other than a termination by reason of death) or change in control. Accordingly, no amounts are reported in the below table of Potential Payments upon Termination or Change in Control.

Pension Plan

        TDS sponsors a qualified noncontributory defined contribution Pension Plan for the employees of TDS and its subsidiaries, including U.S. Cellular. Under this plan, pension costs are calculated separately for each participant and are funded annually. The Pension Plan is designed to provide retirement benefits for eligible employees of TDS and certain of its affiliates which adopted the Pension Plan. TDS and its subsidiaries make annual employer contributions for each eligible participant based on the applicable pension formula. The amount of the contribution with respect to the executives identified in the Summary

Compensation Table is included in column (i), "All Other Compensation," of the Summary Compensation Table. SEC rules do not require the Summary Compensation Table to include earnings or other amounts with respect to tax-qualified defined contribution plans.

        Under the TDS Pension Plan, vesting is not accelerated upon a change in control or other termination event. The vested portion of an employee's account becomes payable following the employee's termination of employment as (a) an annuity or (b) a lump sum payment. This plan does not discriminate in scope, terms, or operation in favor of executive officers and is available generally to all employees, and benefits are not enhanced upon any termination or change in control. Accordingly, no amounts are reported in the below table of Potential Payments upon Termination or Change in Control.

Health and Welfare Benefits

        TDS also provides customary health and welfare and similar plans for the employees of TDS and its subsidiaries, including U.S. Cellular. These group life, health, hospitalization, disability and/or medical reimbursement plans do not discriminate in scope, terms or operation, in favor of executive officers and are available generally to all employees, and benefits are not enhanced upon any termination or change in control. Accordingly, no amounts are reported in the below table of Potential Payments upon Termination or Change in Control.

Impact of Accounting and Tax Treatments of Particular Forms of Compensation

        The Chairman and the Long-Term Incentive Compensation Committee consider the accounting and tax treatments of particular forms of compensation. Accounting treatments do not significantly impact the determinations of the appropriate compensation. The Chairman and the Long-Term Incentive Compensation Committee consider the accounting treatments primarily to be informed and to confirm that company personnel understand and recognize the appropriate accounting that will be required with respect to compensation decisions.

        U.S. Cellular places more significance on the tax treatments of particular forms of compensation, because these may involve actual cash expense to the company or the executive. One objective of U.S. Cellular is to maximize tax benefits to the company and executives to the extent feasible within the overall goals of the compensation policy discussed above. In particular, one consideration is the effect of Section 162(m) of the Internal Revenue Code.

        Subject to certain exceptions, Section 162(m) of the Internal Revenue Code provides a one million dollar annual limit on the amount that a publicly held corporation is allowed to deduct as compensation paid to each of the corporation's principal executive officer and the corporation's other three most highly compensated officers, exclusive of the principal executive officer and principal financial officer. U.S. Cellular does not believe that the one million dollar deduction limitation currently has or should have in the near future a material adverse effect on U.S. Cellular's financial condition, results of operations or cash flows. If the one million dollar deduction limitation is expected to have a material adverse effect on U.S. Cellular in the future, U.S. Cellular will consider ways to maximize the deductibility of executive compensation, while retaining the discretion U.S. Cellular deems necessary to compensate executive officers in a manner commensurate with performance and the competitive environment for executive talent.

        U.S. Cellular does not have any arrangements with its executive officers pursuant to which it has agreed to "gross-up" payments due to taxes or to otherwise reimburse officers for the payment of taxes, except with respect to certain perquisites as discussed below.

Financial Restatement

        Depending on the facts and circumstances, U.S. Cellular may seek to adjust or recover awards or payments if the relevant U.S. Cellular performance measures upon which they are based are restated or otherwise adjusted in a manner that would reduce the size of an award or payment.

Policy on Stock Ownership by Executive Officers

        U.S. Cellular does not have a formal policy relating to stock ownership by executive officers. TDS' Policy Regarding Insider Trading and Confidentiality, which is applicable to U.S. Cellular, provides that persons subject to the blackout policy may not, under any circumstances, trade options for, pledge, or sell "short," any securities of TDS or U.S. Cellular, and may not enter into any hedging, monetization or margin transactions with respect to any such securities.

Compensation Committee Report

        The below-named directors oversee U.S. Cellular's compensation programs on behalf of the board of directors. In fulfilling their oversight responsibilities, the below-named directors reviewed and discussed with management the Compensation Discussion and Analysis set forth above in this proxy statement.

        In reliance on the review and discussions referred to above, the below-named directors recommended to the board of directors that the above Compensation Discussion and Analysis be included in U.S. Cellular's Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and U.S. Cellular's proxy statement related to the 2010 Annual Meeting of Stockholders.

        The above Compensation Committee Report is submitted by LeRoy T. Carlson, Jr., who functions as the compensation committee, except with respect to long-term compensation, and by Paul-Henri Denuit, J. Samuel Crowley and Ronald E. Daly, the members of the Long-Term Incentive Compensation Committee, which has responsibility with respect to long-term compensation.

        Because U.S. Cellular does not have a formal independent compensation committee, the foregoing Compensation Committee Report is also submitted by the full board of directors: LeRoy T. Carlson, Jr., John E. Rooney, Kenneth R. Meyers, James Barr III, LeRoy T. Carlson, Walter C.D. Carlson, J. Samuel Crowley, Ronald E. Daly, Paul-Henri Denuit, Harry J. Harczak, Jr. and Gregory P. Josefowicz.

Risks from Compensation Policies and Practices

        U.S. Cellular does not believe that risks arising from U.S. Cellular's compensation policies and practices for its employees, including non-executive officers, are reasonably likely to have a material adverse effect on U.S. Cellular, based on the following considerations.

        U.S. Cellular believes that its policies and practices of compensating its employees, including non-executive officers, as they relate to risk management practices and risk-taking incentives, involve less risk than its compensation policies and practices relating to executive officers, as discussed in the above Compensation Discussion and Analysis. For the reasons discussed therein, U.S. Cellular does not believe that its compensation policies and practices relating to executive officers are reasonably likely to have a material adverse effect on U.S. Cellular and, to an even greater extent, does not believe that its compensation policies and practices relating to its employees, including non-executive officers, are reasonably likely to have a material adverse effect on U.S. Cellular, for the reasons discussed below.

        As a telecommunications company, U.S. Cellular faces general business risks similar to many other businesses and certain other risks relating to the telecommunications business (as disclosed in U.S. Cellular's most recent Annual Report on Form 10-K). However, U.S. Cellular does not have any business units unrelated to its wireless business (such as business units involved in finance, securities, investing, speculation or similar activities, that might have different risk profiles, or where compensation expense is a significant percentage of the business unit's revenues or with a risk and reward structure that varies significantly from the overall risk and reward structure of U.S. Cellular). As a result, U.S. Cellular's risks relate only to its wireless business.

        The general design philosophy of the compensation policies and practices for employees of U.S. Cellular is similar to the design philosophy discussed with respect to executive officers in the Compensation Discussion and Analysis above. In addition to such executive officers, the employees whose behavior would be most affected by incentives established by such policies and practices are the non-executive officers and director-level employees of U.S. Cellular.

        Similar to compensation of executive officers, non-executive officers and director-level employees are compensated using a mix of short and long-term compensation. Each such employee receives a substantial portion of compensation in the form of a fixed salary, which does not encourage any risk taking, and may receive a portion of compensation as long-term incentive compensation, which discourages short-term risk taking.

        A portion of the long-term incentive compensation of such employees may include restricted stock units, which retain value even if stock prices decline to some degree. As a result, as long as the stock continues to have some value, such awards will not expire without value and, as a result, do not encourage risk taking to attempt to avoid having awards expire without value, as could occur with stock options. Although such employees may also receive stock options, multi-year vesting and an exercise period that is generally ten years reduce the potential for excessive risk taking and, in any event, options are only one of several elements of compensation.

        Although employees, including non-executive officers, may be entitled to an annual bonus that relates to annual company performance, such bonuses are limited and represent only a portion of compensation. Also, such compensation is not designed to compensate non-executive employees for results that might be achieved by taking significant risks because non-executive employees do not have the authority to take significant risks, as compared to executive officers. In particular, non-executive employees have specified and limited authority compared to executive officers. In addition, U.S. Cellular is subject to an authorization policy that requires various levels of approvals for employees to take action depending on the dollar amount involved, and internal controls, procedures and processes to monitor and review such actions. Under such policy, actions that could have a material effect on U.S. Cellular would need to be approved by the board of directors and/or one or more executive officers of U.S. Cellular. U.S. Cellular compensation policies and practices relating to non-executive employees are not designed to provide incentives to such employees to take action which they have no authority to take. In addition, there is a significant amount of discretion in awarding bonuses as well as other compensation and, as a result, such compensation could be reduced, or not awarded or not increased, if an employee undertook unauthorized risk. Also, depending on the facts and circumstances, U.S. Cellular may seek to adjust or recover awards or payments if the relevant performance measures upon which they are based are restated or otherwise adjusted in a manner that would reduce the size of an award or payment.

        As a result, considering the foregoing, U.S. Cellular does not believe that its compensation policies and practices for employees, including non-executive officers, provide incentives to such employees to undertake risks that are reasonably likely to have a material adverse effect on U.S. Cellular.

Compensation Tables

Summary of Compensation

        The following table summarizes the compensation paid by U.S. Cellular to the identified officers for 2009, 2008 and 2007.

Summary Compensation Table

Name and Principal Position (a)	Year (b)	Salary $ (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non- Equity Incentive Plan Compensation ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
John E. Rooney(1)(6)	2009	$882,000	$935,000	$345,734	$2,046,619	$—	$8,668	$79,390	$4,297,411
President and Chief	2008	$855,000	$675,000	$636,974	$1,917,477	$—	$6,978	$54,740	$4,146,169
Executive Officer	2007	$790,000	$525,000	$524,337	$2,013,137	$—	$3,655	$70,858	$3,926,987
Steven T. Campbell(2)(6)	2009	$437,100	$211,196	$157,985	$324,243	$137,475	$1,090	$40,944	$1,310,033
Executive Vice	2008	$415,480	$252,000	$350,003	$383,143	$—	$62	$46,104	$1,446,792
President—Finance, Chief Financial Officer and Treasurer	2007	$369,068	$103,000	$230,602	$286,165	$—	—	$33,629	$1,022,464
Jay M. Ellison(3)(6)	2009	$562,725	$255,318	$635,724	$866,712	$212,051	$7,261	$52,906	$2,592,697
Executive Vice	2008	$542,244	$401,000	$788,879	$863,569	$—	$2,049	$54,740	$2,652,481
President and Chief	2007	$502,920	$336,414	$537,629	$667,164	$—	$1,157	$61,334	$2,106,618
Operating Officer
Michael S. Irizarry(4)(6)	2009	$509,220	$220,401	$254,147	$521,595	$143,917	$3,526	$45,760	$1,698,566
Executive Vice	2008	$490,667	$275,000	$568,640	$622,475	$—	$417	$50,261	$2,007,460
President—	2007	$449,933	$212,528	$386,405	$479,576	$—	$35	$80,289	$1,608,766
Engineering and Chief Technology Officer
Jeffrey J. Childs(5)(6)	2009	$418,200	$163,507	$150,927	$309,624	$105,060	$1,555	$37,873	$1,186,746
Senior Vice	2008	$402,980	$204,000	$337,592	$369,749	$—	$149	$42,494	$1,356,964
President and	2007	$373,761	$166,170	$230,602	$286,165	$—	$8	$37,959	$1,094,665
Chief Human Resources Officer

Explanation of Columns:

(a)
Includes the following "named executive officers": all individuals serving as U.S. Cellular's principal executive officer or acting in a similar capacity during the last completed fiscal year; all individuals serving as the principal financial officer or acting in a similar capacity during the last completed fiscal year; and the three most highly compensated executive officers other than the foregoing who were serving as executive officers at the end of the last completed fiscal year, including executive officers of subsidiaries. The determination as to which executive officers are most highly compensated is made by reference to total compensation for the last completed fiscal year as set forth in column (j), reduced by any amount in column (h).

LeRoy T. Carlson, Jr., Chairman of U.S. Cellular, and Kenneth R. Meyers, Chief Accounting Officer of U.S. Cellular, receive no compensation from U.S. Cellular. LeRoy T. Carlson, Jr. and Kenneth R. Meyers are compensated by TDS in connection with their services for TDS and TDS subsidiaries, including U.S. Cellular. A portion of their compensation expense incurred by TDS is allocated to U.S. Cellular by TDS, along with the allocation of other compensation expense and other expenses of TDS. This allocation by TDS to U.S. Cellular is done in the form of a single management fee pursuant to the Intercompany Agreement discussed below under "Intercompany Agreement." There is no identification or quantification of the compensation of such persons to U.S. Cellular, or of any other allocated expense in this management fee. The management fee is recorded as a single expense by U.S. Cellular. U.S. Cellular does not obtain details of the components that make up this fee and does not segregate this fee or allocate any part of the management fee to other accounts such as compensation expense. Accordingly, the compensation expenses incurred by TDS with respect to such persons are not reported in the above table. However, for purposes of disclosure, approximately 80% of LeRoy T. Carlson, Jr.'s compensation expense in 2009 and approximately 79% of Kenneth R. Meyers' compensation expense in 2009 is included by TDS in the total management fee to U.S. Cellular. Information with respect to compensation from TDS to LeRoy T. Carlson, Jr. and Kenneth R. Meyers is included in TDS' proxy statement related to its 2010 annual meeting of shareholders.

(b)
For additional details relating to 2008, see the U.S. Cellular proxy statement filed with the SEC on Schedule 14A on April 15, 2009. For additional details relating to 2007, see the U.S. Cellular proxy statement filed with the SEC on Schedule 14A on April 15, 2008. Pursuant to SEC Release No. 34-61175, Columns (e), (f) and (j) have been recomputed for 2008 and 2007, so that the stock awards and option awards columns present full grant date fair values, and the total compensation column is correspondingly recomputed. The amounts included in the stock awards and option awards columns have been recomputed based on the individual award grant date fair values reported in the applicable year's Grants of Plan-Based Awards Table. This is due to a change in SEC rules relating to how stock awards and option awards are reported in the Summary Compensation Table for 2009 and subsequent years. Previously, the rules required that stock awards and option awards be reported as the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with Financial Accounting Standard No. 123(R), now included in Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") 718. The revised rules require that stock awards and option awards be reported as the aggregate grant date fair value computed in accordance with FASB ASC 718.

(c)
Represents the dollar value of base salary (cash and non-cash) earned by the named executive officer during the fiscal year. See "Information Regarding Nonqualified Deferred Compensation" below. None of the named executive officers deferred their salary in 2009, except that Mr. Rooney deferred $6,618 in 2009 relating to the last payroll for 2008 that was paid in early 2009.

(d)
Represents the dollar value of bonus (cash and non-cash) earned by the named executive officer during the fiscal year. As discussed above, as a result of amendments to U.S. Cellular's bonus guidelines and plan, this includes both the bonus relating to 2008 performance that was paid in 2009 pursuant to the prior guidelines and the bonus relating to 2009 performance that was paid in 2010 pursuant to the amended guidelines. See "Bonus" in the Compensation Disclosure and Analysis. Mr. Rooney deferred 100% of his 2008 bonus paid in 2009 and also deferred 100% of his 2009 bonus paid in 2010. The amount deferred is deemed invested in phantom stock units in U.S. Cellular Common Shares. See "Grants of Plan-Based Awards" below. The entire amount of Mr. Rooney's bonus earned in 2009, including the amount deferred, is included above in column (d). See "Information Regarding Nonqualified Deferred Compensation" below. Mr. Rooney also received a Company match of phantom stock units in U.S. Cellular Common Shares having a value of $119,515 with respect to the 2008 bonus paid in 2009. The foregoing dollar amount of the Company Match awarded in 2009 is included in column (e), Stock Awards. See Note (e) below. However, because the Company Match represents a stock award, under SEC rules, the Company Match granted in 2010 is not reported as compensation in 2009 and will be reported as a 2010 stock award in next year's Summary Compensation Table. The other officers did not defer any bonus in 2009.

(e)
Represents the aggregate grant date fair value computed in accordance with FASB ASC 718. The vesting period of the awards is set forth under "Grants of Plan-Based Awards" below. Assumptions made in the valuation of stock awards in this column are incorporated by reference to Note 16—Stock Based Compensation, in U.S. Cellular's financial statements for the year ended December 31, 2009 included in its Form 10-K for the year ended December 31, 2009.

Includes the aggregate grant date fair value computed in accordance with FASB ASC 718 related to restricted stock units under the U.S. Cellular 2005 Long-Term Incentive Plan.

Also, as noted in note (d) above, includes the aggregate grant date fair value computed in accordance with FASB ASC 718 related to phantom stock match units in U.S. Cellular Common Shares awarded to such officer with respect to deferred bonuses. Deferred bonus and the related match are deemed invested in phantom U.S. Cellular Common Shares. U.S. Cellular does not currently pay dividends. Mr. Rooney deferred 100% of his 2008 bonus, which was paid in 2009. Accordingly, Mr. Rooney received a phantom stock bonus match with respect to such deferred bonus in 2009 having a grant date value of $119,515. See "Information Regarding Nonqualified Deferred Compensation" below.

The dates on which the stock awards become vested are set forth below under "Grants of Plan-Based Awards."

The following is a summary of the grant date value of stock awards in 2009 reflected in column (l) of the Grants of Plan-Based Awards Table below:

	John E. Rooney	Steven T. Campbell	Jay M. Ellison	Michael S. Irizarry	Jeffrey J. Childs
Number of USM Common Shares underlying Restricted Stock Units granted in 2009	6,634	4,633	10,305	7,453	4,426

Grant date value of Restricted Stock Units awarded in 2009	$226,219	$157,985	$351,401	$254,147	$150,927
Grant date value of Match Awards for 2008 Bonus Paid in 2009 (3,559 shares)	119,515	—	—	—	—
Incremental fair value of acceleration of restricted stock units for 7,281 shares accelerated in 2009	—	—	284,323	—	—

Total	$345,734	$157,985	$635,724	$254,147	$150,927

  See Note (12) under the Outstanding Equity Awards at Fiscal Year End table below for an explanation of the acceleration of restricted stock units for Jay M. Ellison.

(f)
Represents the aggregate grant date fair value computed in accordance with FASB ASC 718. The dates on which the stock options become exercisable and expire are set forth below under "Grants of Plan-Based Awards." Assumptions made in the valuation of the stock option awards in this column are incorporated by reference from Note 16—Stock Based Compensation, in U.S. Cellular's financial statements for the year ended December 31, 2009 included in its Form 10-K for the year ended December 31, 2009.

  The following is a summary of the grant date value of stock options in 2009 reflected in column (l) of the Grants of Plan-Based Awards Table below:

	John E. Rooney	Steven T. Campbell	Jay M. Ellison	Michael S. Irizarry	Jeffrey J. Childs
Number of USM Common Shares underlying options granted in 2009	175,000	27,725	61,650	44,600	26,475

Grant date value of stock options awarded in 2009	$2,046,619	$324,243	$720,994	$521,595	$309,624
Incremental fair value of modifications of stock options in 2009:
Acceleration of vesting of options with respect to 60,310 shares			134,511
Extension of termination date of all exercisable options	—	—	11,207	—	—

Aggregate grant date value of stock options awarded in 2009	$2,046,619	$324,243	$866,712	$521,595	$309,624

  See Note (12) under the Outstanding Equity Awards at Fiscal Year End table below for an explanation of the modification of options for Jay M. Ellison.

  For 2007 and prior years, stock options granted became exercisable with respect to 25% of the shares underlying the stock option each year over a four year period. However, beginning with awards made in April 2008, stock options become exercisable with respect to 33 1/3% of the shares underlying the stock option each year over a three year period.

(g)
Represents the portion of the 2009 bonus paid in 2010 that represents non-equity incentive plan compensation pursuant to SEC rules. See Note (6) below.

(h)
As required by SEC rules, column (h) includes the portion of interest that exceeded 120% of the applicable federal long-term rate ("AFR"), with compounding (as prescribed under section 1274(d) of the Internal Revenue Code), at the time each annual interest rate is set. Each of the identified officers participates in a supplemental executive retirement plan or SERP. The interest rate for 2009 was set as of the last trading date of 2008 at 7.95% per annum, based on the yield on ten year BBB rated industrial bonds at such time. Such rate exceeded the AFR of 5.35% at such time. Accordingly, pursuant to SEC rules, column (h) of the Summary Compensation Table for 2009 includes the portion of such interest that exceeded the AFR at the time the interest rate was set. In addition, column (h) includes interest that exceeds the AFR that Mr. Rooney and Mr. Ellison received on deferred salary. The other officers have not deferred any of their salaries. Interest on deferred salary is compounded monthly, computed at a rate equal to one-twelfth of the sum of the average twenty-year Treasury Bond rate plus 1.25 percentage points.

	John E. Rooney	Steven T. Campbell	Jay M. Ellison	Michael S. Irizarry	Jeffrey J. Childs
Excess Earnings
SERP	$7,183	$1,090	$5,669	$3,526	$1,555
Deferred Salary	1,485	—	1,952	—	—

Total Excess Earnings	$8,668	$1,090	$7,621	$3,526	$1,555

  Column (h) does not include any changes in pension values because U.S. Cellular does not have any defined benefit pension plans or pension plans (including supplemental plans) where the retirement benefit is actuarially determined that cover executive officers. The named executive officers only participate in tax-qualified defined contribution plans and a non-qualified defined contribution plan which, under SEC rules, are not required to be reflected in column (h). Both the TDS Tax-Deferred Savings Plan (TDSP) and the TDS Pension Plan are qualified defined contribution plans and the supplemental executive retirement plan (SERP) is a non-qualified defined contribution plan.

(i)
Does not include any discount amount under the TDS or U.S. Cellular employee stock purchase plans because such discounts are available generally to all employees of U.S. Cellular. The per share cost to each participant is 85% of the market value of the TDS Special Common Shares or U.S. Cellular Common Shares, as applicable, as of the issuance date.

Does not include perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is $10,000 or more.

Column (i) includes the following: (1) if applicable, the total of perquisites and personal benefits if they equal or exceed $10,000, summarized by type, or specified for any perquisite or personal benefit that exceeds the greater of $25,000 or 10% of the total amount of perquisites and personal benefits for each officer, which are referred to as Specified Perquisites, in each case, valued on the basis of the aggregate incremental cost of such perquisite or personal benefit to U.S. Cellular, including any related tax gross up, and (2) contributions by U.S. Cellular for the benefit of the named executive officer under (a) the TDS

  Tax-Deferred Savings Plan which is referred to as the TDSP, (b) the TDS Pension Plan, and (c) the TDS supplemental executive retirement plan, which is referred to as the SERP:

	John E. Rooney	Steven T. Campbell	Jay M. Ellison	Michael S. Irizarry	Jeffrey J. Childs
Perquisites:
Corporate automobile allowance and other personal travel and related expenses	$12,696	N/A	N/A	N/A	N/A
Tax gross up relating to corporate automobile allowance	6,888	N/A	N/A	N/A	N/A
Other (Club Dues and Health and Fitness reimbursements)	1,496	N/A	N/A	N/A	N/A

Total Perquisites if $10,000 or more	$21,080	N/A	N/A	N/A	N/A
Contributions to Benefit Plans
TDSP	$9,310	$9,309	$8,987	$9,310	$9,310
Pension Plan	11,496	11,496	11,496	11,496	11,496
SERP	37,504	20,139	32,423	24,954	17,067

Total, including perquisites if $10,000 or more	$79,390	$40,944	$52,906	$45,760	$37,873

  U.S. Cellular does not provide any significant perquisites to its officers. In 2009, perquisites primarily included an automobile allowance and/or reimbursed travel and similar expenses. This benefit is valued based on the actual cost to U.S. Cellular. Also, U.S. Cellular reimbursed the officer's additional taxes related to the automobile allowance.

  U.S. Cellular and its parent, TDS, purchase tickets to various sporting, civic, cultural, charity and entertainment events. They use these tickets for business development, partnership building, charitable donations and community involvement. If not used for business purposes, they may make these tickets available to employees, including the named executive officers, as a form of recognition and reward for their efforts. Because such tickets have already been purchased, we do not believe that there is any aggregate incremental cost to U.S. Cellular if a named executive officer uses a ticket for personal purposes.

  The TDSP is a tax-qualified defined contribution retirement plan that does not discriminate in scope, terms or operation in favor of executive officers and that is available generally to all employees. Employees contribute amounts to the plan and U.S. Cellular makes matching contributions in part.

  The Pension Plan is a tax-qualified defined contribution retirement plan that does not discriminate in scope, terms or operation in favor of executive officers and that is available generally to all employees. U.S. Cellular and its subsidiaries make annual employer contributions for each participant.

  The SERP is a non-qualified defined contribution plan that is available only to board-approved officers. This plan provides supplemental benefits to the Pension Plan to offset the reduction of benefits caused by the limitation on annual employee compensation which can be considered for tax qualified pension plans under the Internal Revenue Code. U.S. Cellular and its subsidiaries make annual employer contributions for each participant.

(j)
Represents the dollar value of total compensation for the fiscal year based on the sum of all amounts reported in columns (c) through (i). See the above Compensation Discussion and Analysis for a discussion of the proportions of each of the compensation elements to total compensation.

Footnotes:

(1)
John E. Rooney, as President and Chief Executive Officer, is included above as U.S. Cellular's principal executive officer. Under the executory portions of an offer letter which was accepted by John E. Rooney on March 28, 2000 relating to his employment as President and Chief Executive Officer, all stock option and restricted stock awards granted after April 10, 2006 will fully vest six months after the date they are granted.

(2)
Steven T. Campbell, U.S. Cellular's Executive Vice President—Finance, Chief Financial Officer and Treasurer since January 1, 2007, is included above as U.S. Cellular's principal financial officer. U.S. Cellular does not have any employment, severance or similar agreement with Mr. Campbell that is executory.

(3)
Jay M. Ellison, Executive Vice President and Chief Operating Officer, is included above as one of the three most highly compensated executive officers other than the principal executive officer or principal financial officer who was serving as an executive officer at the end of the last completed fiscal year. Mr. Ellison retired from his position effective at the end of the day on December 31, 2009. See Note (4) under the Table of Potential Payments upon Termination or Change of Control for information about an agreement between Mr. Ellison and U.S. Cellular relating to his retirement.

(4)
Michael S. Irizarry, Executive Vice President—Engineering and Chief Technology Officer, is included above as one of the three most highly compensated executive officers other than the principal executive officer or principal financial officer who was serving as an executive officer at the end of the last completed fiscal year. U.S. Cellular does not have any employment, severance or similar agreement with Mr. Irizarry.

(5)
Jeffrey J. Childs, Senior Vice President and Chief Human Resources Officer, is included above as one of the three most highly compensated executive officers other than the principal executive officer or principal financial officer who was serving as an executive officer at the end of the last completed fiscal year. U.S. Cellular does not have any employment, severance or similar agreement with Mr. Childs.

(6)
As discussed above, effective January 1, 2009, U.S. Cellular amended its guidelines and procedures for awarding bonuses to the President and CEO and amended its 2009 Executive Bonus Plan, which covers executive officers other than the President and CEO. Prior to such amendments, both such guidelines and bonus plan provided that bonuses were not earned until the date the bonus was paid. Effective for 2009, the foregoing guidelines and bonus plan were amended to provide that, to the extent and only to the extent that any bonus is paid for a performance year, such bonus shall be deemed to have been earned on December 31 of that performance year.

As a result of such amendments, the above Summary Compensation Table includes both the bonus relating to 2008 performance that was paid in 2009 pursuant to the prior guidelines and bonus plan, and the bonus relating to 2009 performance that was paid in 2010 pursuant to the amended guidelines and bonus plan. Beginning with 2010 compensation as reported in the 2011 proxy statement, the 2010 compensation will include only the bonus paid in 2011 relating to 2010 performance.

In addition to the foregoing change, the above Summary Compensation Table also includes certain changes in the columns in which the bonus for 2009 performance paid in 2010 is reported as required by SEC rules. With respect to the bonus relating to performance in 2008 and prior years, because the bonus amount was entirely discretionary and not deemed to be earned unless and until paid, the entire amount of the bonus is reported under the "Bonus" column. However, certain amounts of the bonus relating to performance in 2009 and paid in 2010 for officers other than John E. Rooney are required to be included under the "Non-Equity Incentive Plan Compensation" column. The portion of the bonus paid in 2010 based on 2009 performance that is included in the column captioned "Non-Equity Incentive Plan Compensation" is the amount of the bonus calculated based on Company performance excluding any discretionary adjustment to such bonus and excluding any discretionary bonus based on individual performance. The bonus amounts that are not included in the "Non-Equity Incentive Plan Compensation" column are included in the "Bonus" column. The following summarizes the bonus amounts in 2009:

	John E. Rooney	Steven T. Campbell	Jay M. Ellison	Michael S. Irizarry	Jeffrey J. Childs
Bonus paid in 2009 for 2008 Performance	$410,000	$143,976	$223,086	$152,068	$111,567
Bonus paid in 2010 for 2009 Performance	525,000	204,695	244,283	212,250	157,000

Subtotal	$935,000	$348,671	$467,369	$364,318	$268,567
Less amount reported as Non-Equity Incentive Plan Compensation for 2009	—	(137,475)	(212,051)	(143,917)	(105,060)

Total Amount reported as Bonus for 2009	$935,000	$211,196	$255,318	$220,401	$163,507

  See Note (1) under the Grants of Plan-Based Awards table below for further information.

Information Regarding Plan-Based Awards Table

        The following table shows, as to the executive officers who are named in the Summary Compensation Table, certain information regarding plan-based awards in 2009.

Grants of Plan-Based Awards

					All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards					Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards (l)
Name (a)	Grant Date (b)	Threshold (c)	Target (d)	Maximum (e)
John E. Rooney
Non-Equity Incentive Plan Awards(1)	—	—	—	—
Awards in Common Shares(2)
Phantom Stock Match Units for 2008 Bonus awarded in 2009(3)	3/13/09				3,559			$119,515
Restricted Stock Units	4/1/09				6,634			$226,219

Subtotal Stock Awards								$345,734
Stock Options	4/1/09					175,000	$34.10	$2,046,619

Aggregate Grant Date Fair Value								$2,392,353

Steven T. Campbell
Non-Equity Incentive Plan Awards(1)	1/1/09	$15,397	$219,960	$439,920
Awards in Common Shares(2)
Restricted Stock Units	4/1/09				4,633			$157,985
Stock Options	4/1/09					27,725	$34.10	$324,243

Aggregate Grant Date Fair Value								$482,228

Jay M. Ellison
Non-Equity Incentive Plan Awards(1)	1/1/09	$23,750	$339,282	$678,564
Awards in Common Shares(2)(4)
Restricted Stock Units	4/1/09				10,305			$351,401
Acceleration of restricted stock units	11/17/09				7,281			$284,323

Subtotal Stock Awards								$635,724

Stock Options	4/1/09					61,650	$34.10	$720,994
Acceleration of option vesting	11/17/09					60,310	N/A	$134,511
Extension of all vested options	11/17/09					N/A	N/A	$11,207

Subtotal								$866,712

Aggregate Grant Date Fair Value								$1,502,436

Michael S. Irizarry
Non-Equity Incentive Plan Awards(1)	1/1/09	$16,119	$230,267	$460,534
Awards in Common Shares(2)
Restricted Stock Units	4/1/09				7,453			$254,147
Stock Options	4/1/09					44,600	$34.10	$521,595

Aggregate Grant Date Fair Value								$775,742

Jeffrey J. Childs
Non-Equity Incentive Plan Awards(1)	1/1/09	$11,767	$168,096	$336,192
Awards in Common Shares(2)
Restricted Stock Units	4/1/09				4,426			$150,927
Stock Options	4/1/09					26,475	$34.10	$309,624

Aggregate Grant Date Fair Value								$460,551

Explanation of Columns:

(a)	Includes the persons identified in the Summary Compensation Table.
(b)
Represents (i) in the case of restricted stock units and options, the date on which the Long-Term Incentive Compensation Committee took or was deemed to take action to grant the awards, (ii) in the case of the phantom stock bonus match units, the date that such units were awarded to the officer pursuant to the 2005 Long-Term Incentive Plan and (iii) in the case of non-equity incentive plan awards, the date that the Executive Bonus Plan with respect to 2009 performance became effective.
(c)-(e)	These columns relate to non-equity incentive plan awards, as defined by SEC rules. See Note (1) below.

(f)-(h)	Columns (f) - (h) as set forth in SEC rules are not applicable because the identified officers did not receive any equity incentive plan awards, as defined by SEC rules. Accordingly, such columns are not included above.
(i)
Includes the number of U.S. Cellular Common Shares underlying restricted stock units awarded pursuant to the U.S. Cellular 2005 Long-Term Incentive Plan. Such restricted stock units become vested on April 1, 2012, except that the restricted stock unit award became fully vested on October 1, 2009 with respect to Mr. Rooney. In addition, includes the number of U.S. Cellular Common Shares underlying restricted stock units awarded to Mr. Ellison in 2007 for which vesting was accelerated as discussed in Note (4) below.

Also includes the number of phantom stock match units in U.S. Cellular Common Shares awarded to such officer with respect to deferred bonus compensation. Mr. Rooney deferred all of his bonus for 2008 performance paid in 2009 under the U.S. Cellular 2005 Long-Term Incentive Plan, which permits the above officers to defer all or a portion of their annual bonus to a deferred compensation account. Deferred compensation will be deemed invested in phantom U.S. Cellular Common Shares. The phantom stock units are not credited with dividends because U.S. Cellular does not currently pay dividends. The officer makes an election as to when to receive a distribution of the deferred compensation account. If an officer elects to defer all or a portion of his annual bonus, U.S. Cellular will allocate a match award to the employee's deferred compensation account in an amount equal to the sum of (i) 25% of the deferred bonus amount which is not in excess of one-half of the employee's gross bonus for the year and (ii) 33 1/3% of the deferred bonus amount which is in excess of one-half of the employee's gross bonus for the year. The entire amount of the bonus is included in the Summary Compensation Table in column (d) under "Bonus," whether or not deferred. The aggregate grant date fair value computed in accordance with FASB ASC 718 is reported in the Summary Compensation Table in column (e) under "Stock Awards." One-third of the U.S. Cellular phantom stock match units become vested on each of the first three anniversaries of the last day of the year for which the applicable bonus is payable, provided that the officer is an employee of U.S. Cellular or an affiliate on such date. See "Information Regarding Nonqualified Deferred Compensation" below.
(j)
Represents the number of U.S. Cellular Common Shares underlying stock options awarded during the fiscal year pursuant to the U.S. Cellular 2005 Long-Term Incentive Plan. The U.S. Cellular stock options were granted on April 1, 2009 at an exercise price of $34.10 per share, which was the closing price of a U.S. Cellular Common Share on April 1, 2009. Such stock options become exercisable with respect to one third of the shares underlying the stock option on April 1, 2010, 2011 and 2012, except that the stock options became exercisable in their entirety on October 1, 2009 with respect to Mr. Rooney, and are exercisable until April 1, 2019. In addition, the exercisability of certain stock options awarded to Mr. Ellison was accelerated and the exercise period of certain stock options awarded to Mr. Ellison was extended as discussed in Note (4) below.
(k)	Represents the per-share exercise price of the stock options granted in column (j). Such exercise price is not less than the closing market price of the underlying security on the date of the grant.
(l)
Represents the grant date fair value of each equity award computed in accordance with FASB ASC 718 or, in the case of any adjustment or amendment of the exercise or base price of stock options, SARs or similar option-like instruments previously awarded to a named executive officer, whether through amendment, cancellation or replacement grants, or any other means ("repriced"), or other material modification of such awards, represents the incremental fair value, computed as of the repricing or modification date in accordance with FASB ASC 718, with respect to that repriced or modified award. No stock options were repriced or materially modified in the last fiscal year with respect to the identified executive officers, except with respect to Jay Ellison, as discussed in Note (4) below.
Footnotes:
(1)
Represents certain amounts payable under the 2009 Executive Bonus Plan with respect to the executive officers other than the President and CEO. The President and CEO does not participate in the Executive Bonus Plan. Instead, his bonus is awarded pursuant to guidelines that do not provide for any Threshold, Target or Maximum bonus based on specified performance measures. The above amounts relate to the Company performance portion of the bonus with respect to 2009 performance that was paid in 2010. The Threshold amount represents the minimum bonus for Company performance that would have been paid in 2010 if only one performance measure (with the lowest weight of 17.5%) equaled or exceeded the minimum achievement of the target for such measure in 2009 (in which case the prorated payout of the target with respect to such measure would be 40%, which is the minimum payout level). The Target amount represents the bonus for Company performance that would have been paid in 2010 if the target performance for the payment of a bonus was achieved for each performance measure in 2009. The Maximum amount represents the maximum bonus for Company performance that would have been paid in 2010 if each performance measure in 2009 equaled or exceeded 200% of its target in 2009 (not including a possible increase or decrease of the bonus pool by up to 18% as permitted under the Executive Bonus Plan and not including any possible discretionary adjustment). The following shows the actual amount of non-equity incentive plan compensation in 2009 for reference for comparison to the Threshold, Target and Maximum above, representing 62.5% of the Target (before any discretionary adjustment). See Compensation Discussion and Analysis.

	Steven T. Campbell	Jay M. Ellison	Michael S. Irizarry	Jeffrey J. Childs
Non-Equity Incentive Plan Compensation in 2009	$137,475	$212,051	$143,917	$105,060

(2)	Pursuant to the U.S. Cellular 2005 Long-Term Incentive Plan, on April 1, 2009, such executive officer was granted restricted stock units and stock options to purchase U.S. Cellular Common Shares as indicated above. The aggregate grant date fair value computed in accordance with FASB ASC 718 of the restricted stock unit awards is reported in the Summary Compensation Table in column (e) and the aggregate grant date fair value computed in accordance with FASB ASC 718 of the stock option awards is reported in the Summary Compensation Table in column (f).

(3)	Includes the number of phantom stock match units in U.S. Cellular Common Shares awarded to such officer with respect to deferred bonus compensation. Only Mr. Rooney deferred his bonus for 2008 performance paid in 2009. The aggregate grant date fair value computed in accordance with FASB ASC 718 of the company match stock units is reported in the Summary Compensation Table in column (e) under "Stock Awards." Does not include the amount of the bonus earned that was awarded as phantom stock because, pursuant to SEC rules, this is reported in the Summary Compensation Table in column (d) under "Bonus" whether or not deferred and awarded as phantom stock, rather than in column (e) as "Stock Awards". John E. Rooney deferred $410,000, representing 100% of the bonus for 2008 performance paid on March 13, 2009. The Company match amount was $119,515. Accordingly, Mr. Rooney received an award of phantom stock match units with respect to 3,559 USM Common Shares based on the closing stock price of $33.58 on March 13, 2009.
(4)
In connection with the retirement of Jay M. Ellison on December 31, 2009 ("Resignation Date"), U.S. Cellular entered into an Employment, Consulting and General Release Agreement with Mr. Ellison dated as of November 3, 2009. Pursuant to this agreement, among other things, (i) the portion of the stock options granted to Mr. Ellison in 2006, 2007, 2008 and 2009, that would otherwise become exercisable in April 2010 if he remained employed by U.S. Cellular through such time, became exercisable immediately prior to the Resignation Date (a total of options with respect to 60,310 Common Shares), (ii) exercisable options held by Mr. Ellison as of the Resignation Date (a total of options with respect to 132,628 Common Shares) were amended so that they would be exercisable by him for a period ending on the earlier of (a) 90 days after the date on which U.S. Cellular's 2009 Form 10-K is filed with the SEC, or (b) the tenth anniversary of the grant of such option, and (iii) the restricted stock units granted to Mr. Ellison in 2007 that would otherwise vest in April 2010 if he remained employed by U.S. Cellular through such time (relating to 7,281 Common Shares) vested immediately prior to the Resignation Date. Pursuant to SEC rules, the above table includes incremental fair value, computed as of the modification date in accordance with FASB ASC 718, with respect to those modified awards. The incremental fair value relating to the acceleration of exercisability or vesting of awards reported in column (l) above represents the full fair value of such awards with the revised exercisability or vesting dates as if such awards were granted in 2009 with such revised terms (and, for accounting purposes, the previously recorded compensation expense will be reduced as if the original awards were cancelled). The incremental value relating to the extension of the exercise period of the exercisable options reported in column (l) above represents only the incremental fair value of such options with the extended expiration date.

Information Regarding Outstanding Equity Awards at Year End Table

        The following table shows, as to the executive officers who are named in the Summary Compensation Table, certain information regarding outstanding equity awards at December 31, 2009.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options: (#) Exercisable (b)	Number of Securities Underlying Unexercised Options: (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
John E. Rooney
Options:
2008 Options(2)	136,000	—		$57.19	4/1/18
Stock Awards:
Bonus Match not vested(8)						3,539	$150,089

Total	136,000	—				3,539	$150,089

Steven T. Campbell
Options:
2009 Options(1)		27,725		$34.10	4/1/19
2008 Options(2)	9,059	18,116		$57.19	4/1/18
2007 Options(3)	8,600	8,600		$73.84	4/2/17
2006 Options(4)	3,788	1,894		$59.43	4/3/16
2005 Options(5)	1,282			$47.76	6/1/15
Stock Awards:
2009 Restricted Stock Units(9)						4,633	$196,486
2008 Restricted Stock Units(10)						6,120	$259,549
2007 Restricted Stock Units(11)						3,123	$132,446

Total	22,729	56,335				13,876	$588,481

Jay M. Ellison(12)
Options:
2009 Options(1)	20,550			$34.10	5/26/10
2008 Options(2)	40,833			$57.19	5/26/10
2007 Options(3)	30,075			$73.84	5/26/10
2006 Options(4)	27,957			$59.43	5/26/10
2005 Options(5)	8,600			$45.63	5/26/10
Amended 2000 Initial Options(6)	4,613			$75.00	5/26/10
Stock Awards:						—	—

Total	132,628	—				—	—

	Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options: (#) Exercisable (b)	Number of Securities Underlying Unexercised Options: (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Michael S. Irizarry
Options:
2009 Options(1)		44,600		$34.10	4/1/19
2008 Options(2)	14,717	29,433		$57.19	4/1/18
2007 Options(3)	14,412	14,413		$73.84	4/2/17
2006 Options(4)	11,825	5,913		$59.43	4/3/16
2005 Options(5)	5,444			$45.63	3/31/15
Stock Awards:
2009 Restricted Stock Units(9)						7,453	$316,082
2008 Restricted Stock Units(10)						9,943	$421,683
2007 Restricted Stock Units(11)						5,233	$221,932

Total	46,398	94,359				22,629	$959,697

Jeffrey J. Childs
Options:
2009 Options(1)		26,475		$34.10	4/1/19
2008 Options(2)	8,742	17,483		$57.19	4/1/18
2007 Options(3)	8,600	8,600		$73.84	4/2/17
2006 Options(4)	15,675	5,225		$59.43	4/3/16
2005 Options(5)	10,750			$45.63	3/31/15
2004 Initial Options(7)	3,425			$43.20	2/17/14
Stock Awards:
2009 Restricted Stock Units(9)						4,426	$187,707
2008 Restricted Stock Units(10)						5,903	$250,346
2007 Restricted Stock Units(11)						3,123	$132,446

Total	47,192	57,783				13,452	$570,499

Explanation of Columns:

(a)
Includes the persons identified in the Summary Compensation Table.

(b)
Includes, on an award-by-award basis, the number of securities underlying unexercised stock options, including any awards that have been transferred other than for value, that are exercisable as of December 31, 2009. No awards have been transferred.

(c)
Includes on an award-by-award basis, the number of securities underlying unexercised stock options, including any awards that have been transferred other than for value, that are unexercisable as of December 31, 2009. No awards have been transferred.

(d)
This column is not applicable because the identified officers do not have any stock options that are equity incentive plan awards, as defined by SEC rules.

(e)
Represents the exercise prices of the awards identified in columns (b) and (c).

(f)
Represents the expiration dates of the awards identified in columns (b) and (c).

(g)
Represents the total number of shares underlying stock awards that have not vested as of December 31, 2009.

(h)
Represents the aggregate market value of shares underlying stock awards that have not vested as of December 31, 2009, calculated using the closing price of U.S. Cellular Common Shares of $42.41 on December 31, 2009, the last trading day of 2009.

(i)
This column is not applicable because the identified officers do not have any stock awards that are equity incentive plan awards, as defined by SEC rules.

(j)
This column is not applicable because the identified officers do not have any stock awards that are equity incentive plan awards, as defined by SEC rules.

Footnotes:

        The following provides additional information with respect to outstanding equity awards at year end. Number references correspond to numbers in the above table. The following discloses the date that stock options were scheduled to become exercisable and that restricted stock units were scheduled to become vested. Note (12) discusses changes to the schedule of option exercisability and restricted stock unit vesting that were made with respect to Jay M. Ellison.

(1)
The 2009 Options are scheduled to become exercisable in annual increments of one third on April 1 of each year beginning in 2010 and ending in 2012, and are exercisable until April 1, 2019 at an exercise price of $34.10 per share. See Information Regarding Option Exercises and Stock Vested Table below relating to 2009 Options granted to John E. Rooney that became exercisable and were exercised in 2009.

(2)
The 2008 Options are scheduled to become exercisable in annual increments of one third on April 1 of each year beginning in 2009 and ending in 2011 (except that such stock options became fully vested on October 1, 2008 with respect to Mr. Rooney), and are exercisable until April 1, 2018 at an exercise price of $57.19 per share.

(3)
The 2007 Options are scheduled to become exercisable in annual increments of 25% on April 2 of each year beginning in 2008 and ending in 2011, and are exercisable until April 2, 2017 at an exercise price of $73.84 per share.

(4)
The 2006 Options are scheduled to become exercisable in annual increments of 25% on April 3 of each year beginning in 2007 and ending in 2010, and are exercisable until April 3, 2016 at an exercise price of $59.43 per share.

(5)
The 2005 Options became exercisable in annual increments of 25% on March 31 of each year beginning in 2006 and ending in 2009, and are exercisable until March 31, 2015 at an exercise price of $45.63 per share, except that the 2005 Options granted to Mr. Campbell became exercisable in annual increments of 25% on June 1 of each year beginning in 2006 and ending in 2009, and are exercisable until June 1, 2015 at an exercise price of $47.76 per share.

(6)
The Amended 2000 Initial Options were originally granted on September 1, 2000 and became exercisable with respect to 20% of the shares underlying the stock option on September 1 of each year beginning in 2001 and ending in 2005, and are exercisable until September 1, 2010 at an exercise price of $73.31 per share. The stock option was amended on December 26, 2006 to correct the exercise price of the stock option to the closing price of the underlying Common Shares as of the date of approval of the original stock option by the Long-Term Incentive Compensation Committee of $75.00 on September 8, 2000. In connection therewith, U.S. Cellular agreed to pay $7,784 to Mr. Ellison, which was paid in 2007, representing the aggregate amount of a make-whole payment as a result of the increase in the exercise price of the original stock option. The amended stock option with respect to 4,613 shares was exercisable in full at that time.

(7)
The 2004 Initial Options became exercisable in annual increments of 25% on January 19 of each year beginning in 2005 and ending in 2008, and are exercisable until February 17, 2014 at an exercise price of $43.20 per share.

(8)
Represents U.S. Cellular Common Shares underlying phantom stock match units awarded to Mr. Rooney with respect to deferred bonus compensation. One-third of the U.S. Cellular phantom stock match units become vested on each of the first three anniversaries of the last day of the year for which the applicable bonus is payable, provided that Mr. Rooney is an employee of U.S. Cellular or an affiliate on such date and the related deferred bonus has not been distributed.

(9)
Such restricted stock units become vested on April 1, 2012.

(10)
Such restricted stock units become vested on April 1, 2011.

(11)
Such restricted stock units become vested on April 2, 2010.

(12)
Pursuant to an Employment, Consulting and General Release Agreement with Jay M. Ellison as discussed below under Table of Potential Payments upon Termination or Change in Control, the exercisability of certain of Mr. Ellison's 2006, 2007, 2008 and 2009 options was accelerated, scheduled option expiration dates were extended with respect to Mr. Ellison's options and the vesting date of the 2007 restricted stock units was accelerated. Pursuant to such agreement, the listed above options are exercisable for a period ending on the earlier of (a) 90 days after the date on which U.S. Cellular's 2009 Form 10-K is filed with the Securities and Exchange Commission, or (b) the tenth anniversary of the grant of such option. Because U.S. Cellular's 2009 Form 10-K was filed with the SEC on February 25, 2010, such options expire 90 days later or on May 26, 2010, which is earlier than the tenth anniversary of the grant of each such option. The stock options granted to Mr. Ellison in 2006, 2007, 2008 and 2009 that would otherwise become exercisable in April 2010 if he remained employed by U.S. Cellular through such time became exercisable immediately prior to Mr. Ellison's resignation date on December 31, 2009. All of Mr. Ellison's options that were unexercisable on December 31, 2009 were forfeited upon his resignation on December 31, 2009. In addition, pursuant to such agreement, the restricted stock units granted to Mr. Ellison in 2007 that would otherwise vest in April 2010 if he remained employed by U.S. Cellular through such time vested immediately prior to Mr. Ellison's resignation date on December 31, 2009. All of Mr. Ellison's other restricted stock units were forfeited upon his resignation on December 31, 2009. Accordingly, Mr. Ellison did not have any unexercisable stock options or unvested restricted stock units outstanding at year end.

Information Regarding Option Exercises and Stock Vested Table

        The following table shows, as to the executive officers who are named in the Summary Compensation Table, certain information regarding option exercises and stock vested in 2009.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized Upon Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
John E. Rooney(1)
Options Exercises (Date of Exercise):(4)(5)(6)
2009 Options (11/6/09)	175,000	$763,000
Stock Awards Vested:
2009 Restricted Stock Units			6,634	$250,168
Bonus Match Units(3)			3,067	$130,072

Total	175,000	$763,000	9,701	$380,240

Steven T. Campbell
Options Exercises (Date of Exercise):(6)	—	—
Stock Awards Vested:
2006 Restricted Stock Units(2)			590	$21,317

Total	—	$—	590	$21,317

Jay M. Ellison
Options Exercises (Date of Exercise):(6)	—	—
Stock Awards Vested:
2007 Restricted Stock Units(7)			7,281	$308,787
2006 Restricted Stock Units(2)			3,873	$139,931

Total	—	$—	11,154	$448,718

Michael S. Irizarry
Options Exercises (Date of Exercise):(6)	—	—
Stock Awards Vested:
2006 Restricted Stock Units(2)			2,458	$88,808

Total	—	$—	2,458	$88,808

Jeffrey J. Childs
Options Exercises (Date of Exercise):(6)	—	—
Stock Awards Vested:
2006 Restricted Stock Units(2)			2,172	$78,474

Total	—	$—	2,172	$78,474

Explanation of Columns:

(a)
Includes the persons identified in the Summary Compensation Table.

(b)
Represents the number of securities for which the stock options were exercised.

(c)
Represents the aggregate dollar value realized upon exercise of stock options, based on the difference between the market value (closing price) of the underlying securities at exercise and the exercise or base price of the stock options.

(d)
Represents the number of shares of stock that have vested. This includes restricted stock units and bonus plan phantom stock match units.

(e)
Represents the aggregate dollar value realized upon vesting of stock, calculated by multiplying the number of units by the market value (closing price) of the underlying shares on the vesting date.

Footnotes:

(1)
Pursuant to John E. Rooney's employment letter agreement, stock options and restricted stock units awarded to Mr. Rooney on April 1, 2009 vested on October 1, 2009. The stock price used to calculate the value realized on vesting of the restricted stock units was the closing price of U.S. Cellular Common Shares of $37.71 on October 1, 2009. Taxes were paid by allowing U.S. Cellular to withhold U.S. Cellular Common Shares having a value equal to the tax withholding amount, or in the case of stock options, the exercise price of such options was paid by allowing U.S. Cellular to withhold U.S. Cellular Common Shares having a value equal to the aggregate exercise price.

(2)
The 2006 restricted stock units became vested on April 3, 2009. The stock price used to calculate the value realized on vesting was the closing price of U.S. Cellular Common Shares of $36.13 on April 3, 2009. Taxes were paid by allowing U.S. Cellular to withhold U.S. Cellular Common Shares having a value equal to the tax withholding amount.

(3)
Pursuant to U.S. Cellular's 2005 Long-Term Incentive Plan, the bonus plan phantom stock match units vest one-third on each of the first three anniversaries of the last day of the year for which the applicable bonus is payable, provided that Mr. Rooney is an employee of U.S. Cellular or an affiliate on such date and the related deferred bonus has not been distributed. The stock price used to calculate the value on vesting was the closing price of U.S. Cellular Common Shares of $42.41 on December 31, 2009, the last trading day in 2009. See "Information Regarding Nonqualified Deferred Compensation" below.

(4)
John E. Rooney exercised stock options with respect to 175,000 Common Shares on November 6, 2009. Such options had been granted on April 1, 2009 and became exercisable with respect to Mr. Rooney on October 1, 2009. The exercise price for such options was $34.10 per share and the closing price of Common Shares on such date was $38.46 per share, resulting in a value of $763,000 realized upon exercise.

(5)
The exercise price with respect to such stock options was paid by allowing U.S. Cellular to withhold U.S. Cellular Common Shares having a value equal to the aggregate exercise price, and taxes were paid by allowing U.S. Cellular to withhold U.S. Cellular Common Shares having a value equal to the tax withholding amount.

(6)
See the Outstanding Equity Awards at Fiscal Year-End Table above for a description of the stock options, restricted stock units and phantom stock match units that continued to be held by the named executive officers at December 31, 2009.

(7)
Pursuant to an Employment, Consulting and General Release Agreement with Jay M. Ellison, the vesting date of his 2007 restricted stock units was accelerated. Pursuant to such agreement, the 2007 restricted stock units that would otherwise vest in April 2010 if he remained employed by U.S. Cellular through such time vested immediately prior to Mr. Ellison's resignation date on December 31, 2009.

Information Regarding Pension Benefits

        U.S. Cellular executive officers are covered by a "defined contribution" tax-deferred savings plan, a "defined contribution" pension plan and a related "defined contribution" supplemental plan, as discussed above. The company contributions for each of the named executive officers under these plans are disclosed in column (i), "All Other Compensation," of the Summary Compensation Table. U.S. Cellular does not have any "defined benefit" pension plans (including supplemental plans). The named executive officers only participate in tax-qualified defined contribution plans and a non-qualified defined contribution plan. Both the TDS Tax-Deferred Savings Plan (TDSP) and the TDS Pension Plan are qualified defined contribution plans and the supplemental executive retirement plan (SERP) is a non-qualified defined contribution plan. Accordingly, the Pension Benefits table required to be provided by SEC rules is not applicable.

Information Regarding Nonqualified Deferred Compensation

        The following table shows, as to the executive officers who are named in the Summary Compensation Table, certain information regarding nonqualified deferred compensation for the year ended December 31, 2009.

Nonqualified Deferred Compensation

Name (a)	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings in Last FY ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)
John E. Rooney
SERP(1)
Company contribution		$37,504
Interest up to AFR			$14,807
Interest above AFR			$7,183

Total Interest			$21,990
Balance at year end					$336,256
Salary Deferral(2)
Company contribution	$6,618
Interest up to AFR			$8,424
Interest above AFR			$1,485

Total Interest			$9,909
Balance at year end					$187,812
Bonus Deferral and Company Match(4)
Deferral of 2008 Bonus paid in 2009—12,210 Common Shares	$410,000
Company Match for 2008 Bonus paid in 2009—3,559 Common Shares		$119,515
Changes in value in 2009			$112,733
Ending Balance as of December 31, 2009: 47,715 Common Shares (including 3,539 units that have not vested)					$2,023,593

Aggregate Total(6)	$416,618	$157,019	$144,632	—	$2,547,661

Steven T. Campbell
SERP(1)
Company contribution		$20,139
Interest up to AFR			$2,248
Interest above AFR			$1,090

Total Interest			$3,338
Balance at year end					$65,491

Aggregate Total(6)	—	$20,139	$3,338	—	$65,491

Name (a)	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings in Last FY ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)
Jay M. Ellison
SERP(1)
Company contribution		$32,423
Interest up to AFR			$11,686
Interest above AFR			$5,669

Total Interest			$17,355
Balance at year end					$268,204
Salary Deferral(2)(3)
Interest up to AFR			$7,343
Interest above AFR			$1,952

Total Interest			$9,295
Distribution				$(355,541)
Balance at year end					$—
Bonus Deferral and Company Match
Changes in value in 2009			$(14,451)
(Distribution)—(3,010) Common Shares(5)				$(115,701)
Ending Balance					$—

Aggregate Total(6)	—	$32,423	$12,199	$(471,242)	$268,204

Michael S. Irizarry
SERP(1)
Company contribution		$24,954
Interest up to AFR			$7,267
Interest above AFR			$3,526

Total Interest			$10,793
Balance at year end					$171,589

Aggregate Total(6)	—	$24,954	$10,793	—	$171,589

Jeffrey J. Childs
SERP(1)
Company contribution		$17,067
Interest up to AFR			$3,206
Interest above AFR			$1,555

Total Interest			$4,761
Balance at year end					$81,753

Aggregate Total(6)	—	$17,067	$4,761	—	$81,753

Explanation of Columns:

(a)
Includes the persons identified in the Summary Compensation Table.

(b)
Represents the dollar amount of aggregate executive contributions during the last fiscal year. The entire amount of the salary earned in 2009 is included in column (c) of the Summary Compensation Table, whether or not deferred. None of the named executive officers deferred their salary in 2009, except that Mr. Rooney deferred $6,618 in 2009 relating to the last payroll for 2008 that was paid in early 2009. With respect to deferred bonus, includes the actual dollar amount of bonus deferred, which amount is also included in column (d) of the Summary Compensation Table. The entire amount of the bonus earned in 2009 is included in column (d) of the Summary Compensation Table, whether or not deferred. Only John E. Rooney deferred a portion of his bonus in 2009. The officer makes an election as to when to receive a distribution of the deferred compensation account.

(c)
Represents the dollar amount of aggregate contributions by U.S. Cellular during the last fiscal year. With respect to the SERP, represents the actual dollar amount contributed with respect to 2009 for the officer. This is the same as the amount reported in column (i) of the Summary Compensation Table. With respect to the company match, represents the value of the shares on the date the bonus match units were awarded with respect to the officer. This is the same as the amount included in column (e) of the Summary Compensation Table.

(d)
Includes the dollar amount of aggregate interest or other earnings accrued during the last fiscal year. With respect to the SERP, represents the actual dollar amount earned in 2009 by the officer, of which any amount that is deemed to be above-market or preferential earnings as defined by SEC rules is included in column (h) of the Summary Compensation Table. With respect to any deferred salary, represents the amount of interest credited to the deferred account for 2009, of which any amount that is deemed to be above-market or preferential earnings as defined by SEC rules is included in column (h) of the Summary

  Compensation Table. The amount up to the AFR (as previously defined) is not deemed to be above-market or preferential. The amount above the AFR is deemed to be above-market or preferential and, therefore, is included in the Summary Compensation Table.

  Also includes the changes in value of the bonus match units in 2009. This amount is not included in the Summary Compensation Table.

(e)
Represents the aggregate dollar amount of any withdrawals by or distributions to the executive during the last fiscal year. Any such amounts represent withdrawals or distributions of company and/or employee contributions and/or earnings from prior years and are not included in 2009 compensation in the Summary Compensation Table.

(f)
Represents the dollar amount of total balance of the executive's account as of the end of the last fiscal year. With respect to the SERP, represents the actual dollar amount in the executive's account as of December 31, 2009. With respect to any deferred salary, represents the actual dollar amount in the executive's account as of December 31, 2009. With respect to bonus deferral and company match, represents the dollar value of the number of phantom stock units held in the executive's account based on the closing price of the underlying shares of $42.41 on December 31, 2009, the last trading day of the year.

Footnotes:

(1)
Each of the identified officers participates in the SERP. This plan provides supplemental benefits to the TDS Pension Plan to offset the reduction of benefits caused by the limitation on annual employee compensation which can be considered for tax qualified pension plans under the Internal Revenue Code. The SERP is a non-qualified deferred compensation plan and is intended to be unfunded. Such officers are credited with interest on their balances in the SERP. The interest rate for 2009 was set as of the last trading date of 2008 at 7.95% per annum, based on the yield on ten year BBB rated industrial bonds at such time. Such rate exceeded 120% of the applicable federal long-term rate, with compounding (as prescribed under section 1274(d) of the Internal Revenue Code), of 5.35% at such time. Accordingly, pursuant to SEC rules, column (h) of the Summary Compensation Table includes the portion of such interest that exceeded interest calculated using 120% of the applicable federal long-term rate, with compounding (as prescribed under section 1274(d) of the Internal Revenue Code), at the time such interest rate was set.

See "Compensation Discussion and Analysis" for information relating to vesting and distribution of amounts under the SERP.

(2)
Represents deferred salary accounts pursuant to deferred salary compensation agreements for Messrs. Rooney and Ellison. None of the named executive officers deferred their salary in 2009, except that Mr. Rooney deferred $6,618 in 2009 relating to the last payroll for 2008 that was paid in early 2009. All of the annual salary earned is reported in column (c) of the Summary Compensation Table, whether or not deferred. Pursuant to the agreements, the deferred salary account is credited with interest compounded monthly, computed at a rate equal to one-twelfth of the sum of the average twenty-year Treasury Bond rate plus 1.25 percentage points until the deferred compensation amount is paid to such person. As required by SEC rules, column (h) of the Summary Compensation Table includes the portion of such interest that exceeded interest calculated using 120% of the applicable federal long-term rate, with compounding (as prescribed under section 1274(d) of the Internal Revenue Code), at the time each monthly interest rate was set.

(3)
Column (e) includes a distribution of Mr. Ellison's account of salary deferred relating to years prior to 2009, including interest, on July 1, 2009.

(4)
The amounts in column (b) represent deferrals of bonus paid in 2009 with respect to 2008 performance. All of the annual bonus is reported in column (d), "Bonus," of the Summary Compensation Table, whether or not deferred. The amounts in column (c) represent the value of company match awards granted with respect to Mr. Rooney in the fiscal year. One-third of the phantom stock match units vest with respect to a particular year's deferred bonus on each of the first three anniversaries of the last day of the year for which the applicable bonus is payable, provided that such officer is an employee of U.S. Cellular or an affiliate on such date and the related deferred bonus has not been distributed. If Mr. Rooney continues as an employee during the entire vesting period, he will receive a total bonus match equal to the sum of (i) 25% of amounts deferred up to 50% of such year's bonus and (ii) 33 1/3% of amounts deferred that exceed 50% of such year's bonus. The vesting of unvested phantom stock units may accelerate under certain circumstances and the effects of such acceleration are disclosed in the "Potential Payments Upon Termination or Change in Control" table below. The aggregate grant date fair value computed in accordance with FASB ASC 718 of the company match stock units is reported in the Summary Compensation Table in column (e) under "Stock Awards."

Mr. Rooney will receive in shares an amount equal to his vested deferred compensation account balance at the date elected by Mr. Rooney (either Mr. Rooney's separation from service, subject to any delay required by Section 409A of the Internal Revenue Code, or a date specified by Mr. Rooney). See the Compensation Disclosure and Analysis for additional information relating to vesting and distribution of deferred bonus and company match balances.

(5)
Represents a distribution of Mr. Ellison's account on July 1, 2009. The distribution represented 3,010 gross USM Common Shares, having a value of $115,701, based on the closing price on July 1, 2009 of $38.44 per share. Relating to this amount, $93,950 had been reported as bonus and $23,488 had been reported as company match compensation, for a total of $117,438, in the Summary Compensation Table with respect to periods prior to 2007 under prior SEC rules. The amount distributed is lower than the amounts previously reported due to a decline in the U.S. Cellular stock price. After deduction of shares for taxes, Mr. Ellison received a net of approximately 2,160 USM Common Shares.

(6)
Information relating to amounts included in the above Summary Compensation Table for 2009 is discussed in the above notes. As required by SEC rules, the following is a summary of the amount of the total deferred compensation balances reported as compensation in the Summary Compensation Table in prior years, beginning with deferred compensation in 2006, which is the first year in which deferred compensation was reported pursuant to the above table. The below amounts do not include previously reported deferred compensation that has been distributed.

	John E. Rooney	Steven T. Campbell	Jay M. Ellison	Michael S. Irizarry	Jeffrey J. Childs
SERP Company Contribution	$103,311	$41,128	$95,117	$78,193	$54,671
Salary Deferral	167,164	—	—	—	—
Excess Interest	1,362	62	811	452	157
Bonus Deferral	1,500,000	—	—	—	—
Company Match	471,588	—	—	—	—

Total	$2,243,425	$41,190	$95,928	$78,645	$54,828

Potential Payments Upon Termination or Change In Control

        This section discusses, with respect to the executives identified in the Summary Compensation Table, each contract, agreement, plan or arrangement, whether written or unwritten, that provides for payments to such executive at, following, or in connection with any termination, including resignation, severance, retirement or constructive termination, or a Change in Control of U.S. Cellular or a change in the executive officer's responsibilities.

        Except as disclosed below, U.S. Cellular does not have any agreements with any of the named executive officers or any plans or policies that provide for severance or other compensation or benefits to the named executive officers upon termination or a Change in Control other than the acceleration of vesting of equity awards upon certain events as discussed herein and as set forth in the Table of Potential Payments upon Termination or Change in Control and under Compensation Disclosure and Analysis—Other Benefits and Plans Available to Identified Officers. The acceleration of vesting of awards is considered to be appropriate under certain qualified termination events or a Change in Control as discussed therein, but U.S. Cellular does not consider it appropriate to generally provide for other significant severance or similar benefits in such events or to permit the acceleration of vesting of awards as a general rule for non-qualified termination events. U.S. Cellular considers the fact that, unlike most of its peer companies, which are generally widely held, U.S. Cellular is controlled by TDS, which is controlled by the TDS Voting Trust. As a result, U.S. Cellular does not follow the practices of certain other companies that may provide for substantial benefits upon a termination or a Change in Control as a standard practice. Instead, potential payments upon termination or a Change in Control are designed primarily so that employees are neither harmed nor given a windfall in such circumstances. The acceleration of vesting of awards under certain circumstances is intended to motivate executive officers to act in the best long-term interests of U.S. Cellular.

        Notwithstanding the foregoing, U.S. Cellular may enter into agreements or arrangements with officers that provide for severance or other compensation or benefits under circumstances that are negotiated with such officer in connection with the employment or termination of employment of an officer. Any such agreement or arrangement is based on the facts and circumstances at the time relating to the particular employment relationship. For example, see the agreements entered into with John E. Rooney and Jay M. Ellison as discussed below.

        The foregoing approach to termination payments is consistent with U.S. Cellular's overall compensation objectives, as discussed above. These objectives assume that officers will be compensated primarily based on performance during their continued employment with U.S. Cellular and are designed to motivate executive officers to act in the best long-term interest of U.S. Cellular, recognizing that U.S. Cellular is a controlled company. As a result, these objectives do not contemplate providing significant benefits with respect to qualified termination events or a Change in Control or providing any benefits upon non-qualified termination events. Accordingly, the limited amounts of termination and Change in Control payments provided as discussed herein are taken into account with all other facts and circumstances, but otherwise do not significantly affect decisions relating to other elements of compensation, which are provided consistent with the foregoing compensation objectives assuming continued employment until normal retirement.

Table of Potential Payments upon Termination or Change in Control

        The following table summarizes the estimated payments to be made under each contract, agreement, plan or arrangement which provides for payments to a named executive officer at, following, or in connection with any termination of employment including by resignation, retirement, disability or a constructive termination of a named executive officer, or a Change in Control or a change in the named executive officer's responsibilities. However, in accordance with SEC regulations, the following does not report any amount to be provided to a named executive officer under any arrangement that does not discriminate in scope, terms, or operation in favor of our executive officers and which is available generally to all employees. Also, the following table does not repeat information disclosed above under the Nonqualified Deferred Compensation table or the Outstanding Equity Awards at Fiscal Year-End table, except to the extent that the amount payable to the named executive officer would be enhanced or accelerated by the termination event.

        The following table provides quantitative disclosure, assuming that the triggering event took place on December 31, 2009, the last business day of 2009 and, if applicable, that the price per share of the registrant's securities is the closing market price as of December 31, 2009. All of John E. Rooney's awards granted prior to 2010 other than bonus match awards have vested pursuant to his agreement with U.S. Cellular. See footnote (1) to the below table. The vesting of his bonus match units will accelerate in the event of a qualified disability, qualified retirement, death or, upon approval by the board of directors, a Change in Control. With respect to the other officers, the following represent additional payments that may become due as a result of the acceleration of the vesting of stock options and/or restricted stock units and/or bonus match units upon the following triggering events: (i) a qualified disability (for restricted stock units and bonus match units but not stock options), (ii) a qualified retirement, (iii) a Change in Control (as defined above, and upon approval by the board of directors) and (iv) death (for restricted stock units and bonus match units but not stock options) (collectively, "Triggering Events"). No such additional payments would be made in the event of any other termination of employment or service. In addition, the below table identifies all other payments that may be made pursuant to agreements, if any. In particular, the following shows the actual amount of compensation and payments to be made to Jay M. Ellison pursuant to an agreement relating to his retirement on December 31, 2009 (not including compensation already reflected in the above tables because they have been earned or become due as of December 31, 2009). See Note (4) to the below table.

Table of Potential Payments upon Termination or Change in Control

Name (a)	Early Vesting of Options ($) (b)	Early Vesting of Restricted Stock Units ($) (c)	Early Vesting of Bonus Stock Match Units ($) (d)	Other ($) (e)	Total ($) (f)
John E. Rooney(1)
Bonus Stock Match Units for 3,539 Common Shares for unvested shares as of December 31, 2009			$150,089		$150,089

Aggregate Totals	—	—	$150,089	—	$150,089

Steven T. Campbell
Stock Options for 27,725 Common Shares(2)	$230,394				$230,394
Restricted Stock Units for 13,876 Common Shares(3)		$588,481			$588,481

Aggregate Totals	$230,394	$588,481	—	—	$818,875

Jay M. Ellison(4)
Payment due July 1, 2010				$77,700	$77,700
Payment due January 3, 2011				$125,000	$125,000
Payment due January 2, 2012				$125,000	$125,000

Aggregate Totals	—	—	—	$327,700	$327,700

Name (a)	Early Vesting of Options ($) (b)	Early Vesting of Restricted Stock Units ($) (c)	Early Vesting of Bonus Stock Match Units ($) (d)	Other ($) (e)	Total ($) (f)
Michael S. Irizarry
Stock Options for 44,600 Common Shares(2)	$370,626				$370,626
Restricted Stock Units for 22,629 Common Shares(3)		$959,696			$959,696

Aggregate Totals	$370,626	$959,696	—	—	$1,330,322

Jeffrey J. Childs
Stock Options for 26,475 Common Shares(2)	$220,007				$220,007
Restricted Stock Units for 13,452 Common Shares(3)		$570,499			$570,499

Aggregate Totals	$220,007	$570,499	—	—	$790,506

Explanation of Columns:

(a)
Includes the persons identified in the Summary Compensation Table.

(b)
Represents the maximum potential value of accelerated stock options assuming that a Triggering Event took place on December 31, 2009 and that the price per share of the registrant's securities is the closing market price as of December 31, 2009, the last trading day in 2009. The stock price used was the closing price of U.S. Cellular Common Shares of $42.41 on December 31, 2009. Includes only the aggregate difference between the exercise price of such stock options and such year end stock price.

(c)
Represents the maximum potential value of accelerated restricted stock units assuming that a Triggering Event took place on December 31, 2009 and that the price per share of the registrant's securities is the closing market price as of December 31, 2009, the last trading day in 2009. The stock price used was the closing price of U.S. Cellular Common Shares of $42.41 on December 31, 2009.

(d)
Represents the maximum potential value of accelerated bonus match units assuming that a Triggering Event took place on December 31, 2009 and that the price per share of the registrant's securities is the closing market price as of December 31, 2009, the last trading day in 2009. The stock price used was the closing price of U.S. Cellular Common Shares of $42.41 on December 31, 2009. Mr. Rooney has met the requirements applicable to bonus match awards for a qualified retirement and thus accelerated vesting of his bonus match awards would occur upon his termination. As disclosed above, U.S. Cellular has announced that Mr. Rooney will retire in 2010.

(e)
Represent potential payments as of December 31, 2009 as a result of the retirement of Jay Ellison on December 31, 2009. See note (4) below.

(f)
Represents the total of columns (b) through (e).

Although U.S. Cellular has attempted to make a reasonable estimate (or a reasonable estimated range of amounts) applicable to the payment or benefit based on the disclosed material assumptions, the calculation of the foregoing represents forward-looking statements that involve risks, uncertainties and other factors that may cause actual results to be significantly different from the amounts expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors include those set forth under "Risk Factors" in U.S. Cellular's Form 10-K for the year ended December 31, 2009.

Perquisites and other personal benefits or property payable upon termination or change in control are excluded only if the aggregate amount of such compensation will be less than $10,000. A perquisite or personal benefit is specifically identified only if it exceeds the greater of $25,000 or 10% of the total amount of perquisites and personal benefits for an officer. Any perquisite or personal benefit is valued on the basis of the aggregate incremental cost of such perquisite or personal benefit to U.S. Cellular.

  No information is provided with respect to contracts, agreements, plans or arrangements to the extent they do not discriminate in scope, terms or operation, in favor of executive officers of U.S. Cellular and that are available generally to all employees.

Footnotes:

(1)
U.S. Cellular has certain arrangements with John E. Rooney relating to vesting of stock options and restricted stock units. Reference is made to U.S. Cellular's Form 8-K dated March 26, 2000 for further information. Pursuant to these arrangements, all unvested stock options and restricted stock units granted on or prior to April 10, 2007 became vested as of October 10, 2007, and all stock options and restricted stock units granted after April 10, 2007 vest six months after the date of grant, as discussed above. Accordingly, Mr. Rooney would have no further benefits or acceleration as a result of termination or Change in Control (assuming a triggering event that takes place at year end), except with respect to bonus stock match units as set forth in the above table.

(2)
The following table shows the calculation of the difference between the exercise price of such stock options and such year end stock price. No dollar amount due upon acceleration is reflected in the table for options with an exercise price which exceeded the closing price of the USM shares on December 31, 2009 of $42.41 per share.

Option (Per Share Exercise Price of Options)	Number of Shares Underlying Specified Awards that are Unvested at 12/31/09	Value at 12/31/09 based on $42.41 per share	Less Aggregate Exercise Price	Difference (if Positive)
Steven T. Campbell
2009 Options ($34.10)	27,725	$1,175,817	$945,423	$230,394
2008 Options ($57.19)	18,116	$768,300	$1,036,054	$—
2007 Options ($73.84)	8,600	$364,726	$635,024	$—
2006 Options ($59.43)	1,894	$80,325	$112,560	$—

Total	56,335			$230,394

Jay M. Ellison (See Note 4)
Michael S. Irizarry
2009 Options ($34.10)	44,600	$1,891,486	$1,520,860	$370,626
2008 Options ($57.19)	29,433	$1,248,254	$1,683,273	$—
2007 Options ($73.84)	14,413	$611,255	$1,064,256	$—
2006 Options ($59.43)	5,913	$250,770	$351,410	$—

Total	94,359			$370,626

Jeffrey J. Childs
2009 Options ($34.10)	26,475	$1,122,805	$902,798	$220,007
2008 Options ($57.19)	17,483	$741,454	$999,853	$—
2007 Options ($73.84)	8,600	$364,726	$635,024	$—
2006 Options ($59.43)	5,225	$221,592	$310,522	$—

Total	57,783			$220,007

(3)
See the "Outstanding Equity Awards at Fiscal Year-End" table for detail of Restricted Stock Units.

(4)
In connection with the retirement of Jay M. Ellison on December 31, 2009, U.S. Cellular entered into an Employment, Consulting and General Release Agreement with Mr. Ellison dated as of November 3, 2009. A copy of such agreement was filed by U.S. Cellular on a Current Report on Form 8-K dated November 3, 2009. Pursuant to this agreement, subject to the terms and conditions thereof (i) Mr. Ellison continued to serve as Executive Vice President and Chief Operating Officer of U.S. Cellular through December 31, 2009 (the "Resignation Date"), and continued to receive his base salary and employment benefits through the Resignation Date, (ii) following the Resignation Date, Mr. Ellison was permitted to elect to participate, at his cost, in the retiree health plan and Medicare supplement plan of U.S. Cellular's parent, Telephone and Data Systems, Inc., (iii) the portion of the stock options granted to Mr. Ellison in 2006, 2007, 2008 and 2009, that would otherwise become exercisable in April 2010 if he remained employed by U.S. Cellular through such time, became exercisable immediately prior to the Resignation Date (a total of options with respect to 60,310 Common Shares), and exercisable options held by Mr. Ellison as of the Resignation Date (a total of options with respect to 132,628 Common Shares) are exercisable by him for a period ending on the earlier of (a) 90 days after the date on which U.S. Cellular's 2009 Form 10-K is filed with the SEC, or (b) the tenth anniversary of the grant of such option, (iv) the restricted stock units granted to Mr. Ellison in 2007 that would otherwise vest in April 2010 if he remained employed by U.S. Cellular through such time (relating to 7,281 Common Shares) vested immediately prior to the Resignation Date, (v) Mr. Ellison received a bonus in 2010 for 2009 performance pursuant to the terms of the U.S. Cellular 2009 Executive Officer Annual Incentive Plan (a total of $244,283 as reported for 2009 in the Summary Compensation Table above) and (vi) Mr. Ellison will be paid for unused vacation days and will receive pension and other retirement payments in accordance with the terms of the applicable plans. In addition, pursuant to this agreement and subject to the terms and conditions thereof, (i) from January 1, 2010 until March 31, 2010, Mr. Ellison will perform certain specified services for U.S. Cellular as a nonemployee, independent contractor, (ii) on July 1, 2010, U.S. Cellular will pay Mr. Ellison $72,700 for such consulting services plus a one-time payment of $5,000 as the reimbursement of miscellaneous business expenses, for a total of $77,700, (iii) Mr. Ellison will be required to comply with a general release and covenant not to sue and covenants relating to non-competition, non-disclosure of confidential information, non-solicitation of U.S. Cellular employees, cooperation with U.S. Cellular in the event of any proceedings and communications relating to U.S. Cellular, and (iv) on each of January 3, 2011 and January 2, 2012, U.S. Cellular will pay Mr. Ellison $125,000 in consideration for his obligations under such agreement. The value of Mr. Ellison's options and restricted stock units modified pursuant to the agreement is not reflected in the above table because the options and restricted stock units were modified in 2009 and the incremental fair thereof was reflected in the Summary Compensation Table in 2009. Subsequently in 2010, Mr. Ellison agreed to perform certain additional consulting services not contemplated by the foregoing agreement at the rate of $250.00 per hour. Since the consulting compensation at the rate of $250.00 per hour was not part of the foregoing original agreement, is compensation for future services rather than an amount that was known or contemplated as of December 31, 2009, was agreed to be paid to Mr. Ellison after he ceased to be an executive officer and will be based on the number of hours worked, it is not included in the above table.

Compensation of Directors

        The following table shows, as to directors who are not executive officers of U.S. Cellular or TDS, certain information regarding director compensation paid in 2009.

Director Compensation

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)
James Barr III (1)	$17,250	$—	—	—	—	—	$17,250
Walter C.D. Carlson	$75,505	$45,000	—	—	—	—	$120,505
J. Samuel Crowley	$129,005	$45,000	—	—	—	—	$174,005
Ronald E. Daly	$91,255	$45,000	—	—	—	—	$136,255
Paul-Henri Denuit (2)	$135,500	$—	—	—	—	—	$135,500
Harry J. Harczak, Jr.	$102,255	$45,000	—	—	—	—	$147,255
Gregory P. Josefowicz (1)	$17,250	$—	—	—	—	—	$17,250

Explanation of Columns:

(a)
Includes each director unless such director is an executive officer whose compensation, including any compensation for service as a director, is fully reflected in the Summary Compensation Table, except for directors that do not receive any compensation directly from U.S. Cellular as discussed in the next paragraph. Accordingly, the above includes only non-employee directors. Directors who are employees of TDS or its subsidiaries do not receive directors fees or any compensation directly from U.S. Cellular.

LeRoy T. Carlson, Jr., LeRoy T. Carlson and Kenneth R. Meyers received no compensation directly from U.S. Cellular. Such persons are or were compensated by TDS in connection with their services as officers of TDS and TDS subsidiaries, including U.S. Cellular. A portion of such persons' compensation expense incurred by TDS is allocated to U.S. Cellular by TDS, along with other expenses of TDS. This allocation by TDS to U.S. Cellular is done in the form of a single management fee pursuant to the Intercompany Agreement discussed below under "Intercompany Agreement." There is no identification or quantification of the compensation of such persons to U.S. Cellular, or of any other allocated expense in this management fee. The management fee is recorded as a single expense by U.S. Cellular. U.S. Cellular does not obtain details of the components that make up this fee and does not segregate this fee or allocate any part of the management fee to other accounts such as compensation expense. Accordingly, the compensation expenses incurred by TDS with respect to such persons are not reported in the above table. However, for purposes of disclosure, approximately 80% of LeRoy T. Carlson, Jr.'s compensation expense in 2009, approximately 79% of Kenneth R. Meyers' compensation expense in 2009 and approximately 80% of LeRoy T. Carlson's compensation expense in 2009 incurred by TDS is included by TDS in the total management fee to U.S. Cellular. Information with respect to compensation from TDS to LeRoy T. Carlson, Jr., Kenneth R. Meyers and LeRoy T. Carlson is included in TDS' proxy statement related to its 2010 annual meeting of shareholders.

(b)
Includes the aggregate dollar amount of all fees earned or paid in cash for services as a director, including annual retainer fees, committee and/or chairmanship fees, and meeting fees.

(c)
The above amounts represent the aggregate grant date fair value computed in accordance with FASB ASC 718. Pursuant to the terms of the plan as amended (see "Narrative Disclosure to Director Compensation Table" below), represents the 2009 annual stock award of $45,000. Based on the closing price of $34.40 of the USM Common Shares on February 27, 2009, the last trading day in February 2009, 1,308 shares were issued. The following table discloses certain additional information with respect to stock awards to non-employee directors:

Name	Aggregate Number of awards of U.S. Cellular Common Shares outstanding at December 31, 2009	Aggregate Number of U.S. Cellular Common Shares underlying Stock Awards Granted in 2009	Aggregate Grant Date Fair Value of Stock Awards in 2009
James Barr III	—	—	—
Walter C.D. Carlson	—	1,308	$45,000
J. Samuel Crowley	—	1,308	$45,000
Ronald E. Daly	—	1,308	$45,000
Paul-Henri Denuit	—	—	—
Harry J. Harczak, Jr.	—	1,308	$45,000
Gregory P. Josefowicz	—	—	—

(d)
This column is not applicable because non-employee directors do not receive stock options.

(e)
This column is not applicable because non-employee directors do not participate in any non-equity incentive plans, as defined by SEC rules.

(f)
This column is not applicable because non-employee directors do not participate in any defined benefit pension plans or pension plans (including supplemental plans) where the retirement benefit is actuarially determined or receive any earnings on deferred compensation.

(g)
This column is not applicable because there is no other compensation.

(h)
Represents the sum of all amounts reported in columns (b) through (g).

Footnotes:

(1)
James Barr III and Gregory P. Josefowicz were previously directors of TDS. As a result of the settlement of an election contest in 2009, Messrs. Barr and Josefowicz ceased to be directors of TDS when their terms expired at the TDS 2009 annual meeting. However, as the controlling shareholder of U.S. Cellular, TDS voted for James Barr III and Gregory P. Josefowicz to be elected as directors of U.S. Cellular at the 2009 annual meeting of U.S. Cellular and such persons were elected as directors of U.S. Cellular at such meeting. Messrs. Barr and Josefowicz did not receive stock awards for 2009 because 2009 stock awards were granted for service as a director of U.S. Cellular from March 1, 2008 through February 28, 2009, which period preceded the election of Messrs. Barr and Josefowicz to the U.S. Cellular board of directors.

(2)
Paul-Henri Denuit did not receive a stock award in 2009 because he is not a citizen of the United States and pursuant to the terms of the Non-Employee Directors' Plan (as described below), has elected to receive the annual stock award ($45,000 in 2009) in the form of cash. This is included in the Director Compensation table above in column (b), Fees Earned or Paid in Cash.

Narrative Disclosure to Director Compensation Table

        The following provides additional information with respect to director compensation. All director compensation is approved by the full board of directors.

        Non-employee directors of U.S. Cellular participate in a compensation plan for non-employee directors (the "Non-Employee Directors' Plan"). A non-employee director is a director who is not an employee of U.S. Cellular, TDS, TDS Telecom or any other subsidiary of TDS. The purpose of the Non-Employee Directors' Plan is to provide appropriate compensation to non-employee directors in connection with their services to U.S. Cellular and to ensure qualified persons serve as non-employee members of our board of directors. The following describes the plan.

        Non-employee directors will receive an annual director's retainer fee of $55,000 paid in cash.

        Non-employee directors will also receive an annual stock award of $55,000 paid in the form of U.S. Cellular Common Shares, which will be distributed in March on or prior to March 15 of each year, for services performed during the 12 month period that commenced on March 1 of the immediately preceding calendar year and ended on the last day of February of the calendar year of payment. The number of shares will be determined on the basis of the closing price of U.S. Cellular Common Shares for the last trading day in the month of February of each year. Notwithstanding the foregoing, the plan provided that the annual stock award of $55,000 that was distributed in March 2009 was distributed $45,000 in the form of Common Shares and $10,000 in the form of cash. The payment of $10,000 in cash is included in the Director Compensation table above in column (b), Fees Earned or Paid in Cash. In addition, a director who is not a citizen of the United States may, at his or her discretion, receive the annual stock award in the form of cash.

        Each non-employee director who serves on the Audit Committee, other than the Chairperson, will receive an annual committee retainer fee of $11,000, and the Chairperson will receive an annual committee retainer fee of $22,000.

        Each non-employee director who serves on the Long-Term Incentive Compensation Committee, other than the Chairperson, will receive an annual committee retainer fee of $7,000, and the Chairperson will receive an annual committee retainer fee of $14,000.

        Non-employee directors also will receive a meeting fee of $1,750 for each board or committee meeting attended.

        Under the Non-Employee Directors' Plan, annual retainers will be paid in cash on a quarterly basis, as of the last day of each quarter. Fees for all board and committee meetings will be paid in cash on a quarterly basis, as of the last day of each quarter.

        Directors have the authority without further shareholder approval to amend the Non-Employee Directors' Plan from time to time, including amendments to increase the amount of the compensation payable in Common Shares from time to time, provided that the total number of Common Shares issued under the Plan may not exceed the amount previously approved by shareholders.

        The board of directors reserved 60,000 Common Shares for issuance pursuant to the Non-Employee Directors' Plan, of which approximately 12,100 Common Shares have been issued as of February 28, 2010.

        Directors are also reimbursed for travel and expenses incurred in attending board and committee meetings, director education and other board or company related matters pursuant to U.S. Cellular's travel and expense reimbursement policy.

        None of the directors had stock awards or stock option awards outstanding at fiscal year end.

Compensation Committee Interlocks and Insider Participation

        LeRoy T. Carlson, Jr., is a member of the board of directors of TDS and U.S. Cellular. Mr. Carlson is also the Chairman of U.S. Cellular and, as such, functions as the compensation committee of U.S. Cellular with respect to compensation other than long-term incentive compensation. He is compensated by TDS for his services to TDS and all of its subsidiaries. However, as discussed above, a portion of Mr. Carlson's compensation paid by TDS is allocated to U.S. Cellular as part of the management fee under the intercompany agreement described below. John E. Rooney, a director and President and Chief Executive Officer of U.S. Cellular, participated in executive compensation decisions for U.S. Cellular, other than for himself.

        Long-term incentive compensation for executive officers is approved by our Long-Term Incentive Compensation Committee, which currently consists of Paul-Henri Denuit, J. Samuel Crowley and Ronald E. Daly. Our Long-Term Incentive Compensation Committee is comprised of members of our board of directors who are independent, as discussed above. None of such persons was, during 2009, an officer or employee of U.S. Cellular or its affiliates, was formerly an officer of U.S. Cellular or had any relationship requiring disclosure by U.S. Cellular under any paragraph of Item 404 of SEC Regulation S-K.

        LeRoy T. Carlson, Jr. and Walter C.D. Carlson, directors of U.S. Cellular, are trustees and beneficiaries of the voting trust which controls TDS, which controls U.S. Cellular, and LeRoy T. Carlson, a director of U.S. Cellular, is a beneficiary of such voting trust. See "Security Ownership of Certain Beneficial Owners and Management" below.

        Walter C.D. Carlson is a director and non-executive Chairman of the Board of TDS and a director of U.S. Cellular.

        In addition, LeRoy T. Carlson, Jr., LeRoy T. Carlson and Kenneth R. Meyers, executive officers and/or directors of U.S. Cellular, are directors and/or executive officers of TDS. Each of such persons is a director of U.S. Cellular and LeRoy T. Carlson, Jr. is the Chairman of U.S. Cellular and Kenneth R. Meyers is the Chief Accounting Officer of U.S. Cellular. In addition, LeRoy T. Carlson, Jr. is a director and President and Chief Executive Officer of TDS, LeRoy T. Carlson is a director emeritus and Chairman Emeritus of TDS and Kenneth R. Meyers is a director and Executive Vice President and Chief Financial Officer of TDS. None of LeRoy T. Carlson, Jr., LeRoy T. Carlson or Kenneth R. Meyers received any compensation directly from U.S. Cellular in their capacities as directors and/or executive officers of U.S. Cellular in 2009. Such persons are compensated by TDS in connection with their services as officers of TDS and TDS subsidiaries, including U.S. Cellular. A portion of such persons' compensation expense incurred by TDS is allocated to U.S. Cellular by TDS, along with other expenses of TDS. This allocation by TDS to U.S. Cellular is done in the form of a single management fee pursuant to the Intercompany Agreement discussed below under "Intercompany Agreement." There is no identification or quantification of the compensation of such persons to U.S. Cellular, or of any other allocated expense in this management fee. The management fee is recorded as a single expense by U.S. Cellular. U.S. Cellular does not obtain details of the components that make up this fee and does not segregate this fee or allocate any part of the management fee to other accounts such as compensation expense. Approximately 80% of LeRoy T. Carlson, Jr.'s compensation expense in 2009, approximately 80% of LeRoy T. Carlson's compensation expense in 2009 and approximately 79% of Kenneth R. Meyers' compensation expense in 2009 was included by TDS in the total management fee to U.S. Cellular for 2009. Information with respect to compensation from TDS to LeRoy T. Carlson, Jr., LeRoy T. Carlson and Kenneth R. Meyers is included in TDS' proxy statement related to its 2010 annual meeting of shareholders.

Other Relationships and Related Transactions

        U.S. Cellular has entered into a number of arrangements and transactions with TDS. Some of these arrangements were established at a time prior to our initial public offering when TDS owned more than 90% of our outstanding capital stock and were not the result of arm's length negotiations. There can be no assurance that such arrangements will continue or that the terms of such arrangements will not be modified in the future. If additional transactions occur in the future, there can be no assurance that the terms of such future transactions will be favorable to us or will continue to provide us with the same level of support for our financing and other needs as TDS has provided in the past. The principal arrangements that exist between U.S. Cellular and TDS are summarized below.

Exchange Agreement

        U.S. Cellular and TDS are parties to an exchange agreement dated July 1, 1987, as amended as of April 7, 1988.

        Common Share Purchase Rights; Potential Dilution.    The exchange agreement granted TDS the right to purchase additional Common Shares of U.S. Cellular sold after our initial public offering, to the extent necessary for TDS to maintain its proportionate interest in our Common Shares. For purposes of calculating TDS' proportionate interest in our Common Shares, the Series A Common Shares are treated as if converted into Common Shares. Upon notice to U.S. Cellular, TDS is entitled to subscribe to each issuance in full or in part at its discretion. If TDS decides to waive, in whole or in part, one or more of its purchase opportunities, the number of Common Shares subject to purchase as a result of subsequent issuances will be further reduced.

        If TDS elects to exercise its purchase rights, it is required to pay cash for all Common Shares issued to it by us, unless otherwise agreed. In the case of sales by us of Common Shares for cash, TDS is required to pay the same price per Common Share as the other buyers. In the case of sales for consideration other than cash, TDS is required to pay cash equal to the fair market value of such other consideration as determined by our board of directors. Depending on the price per Common Share paid by TDS upon exercise of these rights, the issuance of Common Shares by us pursuant thereto could have a dilutive effect on our other shareholders. The purchase rights described above are in addition to the preemptive rights granted to TDS as a holder of Series A Common Shares under our restated certificate of incorporation.

        Funding of License Costs.    Through the date of our initial public offering, TDS had funded or made provisions to fund all the legal, engineering and consulting expenses incurred in connection with the wireline application and settlement process and that portion of the price of cellular interests acquired by purchase that represented the cost of cellular licenses. Pursuant to the exchange agreement, as amended, TDS has agreed to fund as an additional capital contribution, without the issuance of additional stock or the payment of any other consideration to TDS, additional costs associated with the acquisition of the additional cellular interests that we had a right to acquire at the time of the initial public offering. Through December 31, 2009, TDS had funded costs totaling approximately $67.2 million. TDS is obligated under the exchange agreement to make additional capital contributions to us under certain circumstances. Currently, TDS has no obligations with respect to additional capital contributions.

        RSA Rights.    Under the exchange agreement: (a) TDS retained all its rights to file applications for and obtain the wireline licenses to operate cellular systems in Rural Service Areas ("RSAs"); (b) TDS retained the right to exchange these RSA rights for additional interests in cellular systems in which we have an interest or interests in cellular systems within the same or other Metropolitan Statistical Areas ("MSAs") or in RSAs; (c) TDS retained the right to acquire telephone, paging or other non-cellular companies with interests in cellular systems; (d) TDS retained the right to acquire interests in RSAs in which we indicated we did not desire to participate; and (e) the rights referred to in (a), (b), (c) and (d) above were to remain the property of TDS unless transferred to us for appropriate consideration.

        Right of Negotiation.    For certain interests, if TDS desires to sell its interest in any RSA, TDS is required to give us the opportunity to negotiate for such interest, subject to TDS being legally able to transfer the interest free of any restrictions on its sale or transfer. If we desire to purchase any interest so offered, TDS is required to negotiate with us concerning the terms and conditions of the transaction, including the price and the method of payment. If we are unable to agree with TDS on the terms and conditions of the transaction during a 60-day negotiation period, TDS would thereafter be under no obligation to offer the interest to us, except if TDS proposed to sell the interest within a year after the end of the negotiation period at a price equal to or lower than our highest written offer during the negotiation period. In such case, we would have the right to purchase the interest at that price.

        Corporate Opportunity Arrangements.    Our restated certificate of incorporation, as amended, provides that, so long as at least 500,000 U.S. Cellular Series A Common Shares are outstanding, we may not, without the written consent of TDS, engage in any non-cellular activities. We have been informed that TDS intends to give its consent to the acquisition of any non-cellular interest that is incidental to the acquisition of a cellular interest. However, TDS could impose conditions on any such consent, including a requirement that we resell any non-cellular interest to TDS or that we give TDS the right of first refusal with respect to such sale.

        Our restated certificate of incorporation, as amended, also restricts the circumstances under which we are entitled to claim that an opportunity, transaction, agreement or other arrangement to which TDS, or any person in which TDS has or acquires a financial interest, is or should be our property. In general, so long as at least 500,000 U.S. Cellular Series A Common Shares are outstanding, we will not be entitled to any such "corporate opportunity" unless it relates solely to the construction of, the ownership of interests in, and/or the management of, cellular telephone systems, and then only if such corporate opportunity did not arise in any way as a result of the rights otherwise retained by TDS. Our restated certificate of incorporation allows us to pursue future opportunities to provide cellular service and design, consulting, engineering and construction management services for cellular telecommunications systems located outside the United States. The foregoing provisions are also included in the Exchange Agreement.

Tax Allocation Agreement

        We have entered into a tax allocation agreement with TDS under which we have agreed to join in filing consolidated Federal income tax returns with the TDS affiliated group unless TDS requests otherwise. Pursuant to such agreement, TDS files Federal income tax returns and pays Federal income taxes for all members of the TDS consolidated group, including U.S. Cellular and its subsidiaries. U.S. Cellular and its subsidiaries pay TDS for Federal taxes based on the amount they would pay if they were filing a separate return as their own affiliated group and were not included in the TDS affiliated group. These payments are based on the average tax rate (excluding the effect of tax credits) of the TDS affiliated group. Any deficiency in tax thereafter proposed by the IRS for any consolidated return year that involves income, deductions or credits of U.S. Cellular or its subsidiaries, and any claim for refund of tax for any consolidated return year that involves such items, will be contested or prosecuted at the sole discretion of TDS and at our expense. To the extent that any deficiency in tax or refund of tax is finally determined to be attributable to the income, deductions or credits of U.S. Cellular, such deficiency or refund will be payable by or to us. Under the tax allocation agreement, U.S. Cellular paid $35.9 million, net of refunds, to TDS for federal income taxes in 2009.

        If we cease to be a member of the TDS affiliated group, and for a subsequent year U.S. Cellular and its subsidiaries are required to pay a greater amount of Federal income tax than they would have paid if they had not been members of the TDS affiliated group after June 30, 1987, TDS will reimburse us for the excess amount of tax, without interest. In determining the amount of reimbursement, any profits or losses from new business activities acquired by us or our subsidiaries after we leave the TDS affiliated group will be disregarded. No reimbursement will be required if at any time in the future U.S. Cellular becomes a member of another affiliated group in which U.S. Cellular is not the common parent or fewer than 500,000 U.S. Cellular Series A Common Shares are outstanding. In addition, reimbursement will not be required on account of the income of any subsidiary of U.S. Cellular if more than 50% of the voting power of such subsidiary is held by a person or group other than a person or group owning more than 50% of the voting power of TDS.

        Rules similar to those described above will be applied to any state or local franchise or income tax liabilities to which TDS and U.S. Cellular and its subsidiaries are subject and which are required to be determined on a unitary, combined or consolidated basis. Under such rules, U.S. Cellular received $3.0 million, net of payments, from TDS for such taxes in 2009.

Cash Management Agreement

        From time to time we deposit our excess cash with TDS for investment under TDS' cash management program pursuant to the terms of a cash management agreement. Such deposits are available to us on demand and bear interest each month at the 30-day commercial paper rate reported in The Wall Street Journal on the last business day of the preceding month plus 1/4%, or such higher rate as TDS may in its discretion offer on such demand deposits. We may elect to place funds for a longer period than on demand in which event, if such funds are placed with TDS, they will bear interest at the commercial paper rate for investments of similar maturity plus 1/4%, or at such higher rate as TDS may in its discretion offer on such investments.

Intercompany Agreement

        In order to provide for certain transactions and relationships between the parties, U.S. Cellular and TDS have agreed under an intercompany agreement, among other things, as follows:

        Services.    U.S. Cellular and TDS make available to each other from time to time services relating to operations, marketing, human resources, accounting, customer services, customer billing, finance, and general administration, among others. Unless otherwise provided by written agreement, services provided by TDS or any of its subsidiaries are charged and paid for in conformity with the customary practices of TDS for charging TDS' non-telephone company subsidiaries. Payments by us to TDS for such services totaled $85.1 million in 2009. For services provided to TDS, we receive payment for the salaries of our employees and agents assigned to render such services (plus 40% of the cost of such salaries in respect of overhead) for the time spent rendering such services, plus out-of-pocket expenses. Payments by TDS to us for such services were nominal in 2009.

        Equipment and Materials.    We purchase materials and equipment from TDS and its subsidiaries on the same basis as materials and equipment are purchased by any TDS affiliate from another TDS affiliate. Purchases by us from TDS affiliates totaled $21.3 million in 2009.

        Accountants and Legal Counsel.    We have agreed to engage the firm of independent registered public accountants selected by TDS for purposes of auditing our financial statements, including the financial statements of our direct and indirect subsidiaries, and providing certain other services. We have also agreed that, in any case where legal counsel is to be engaged to represent the parties for any purpose, TDS has the right to select the counsel to be engaged, which may be the same counsel selected to represent TDS unless such counsel deems there to be a conflict. If we use the same counsel as TDS, each of us and TDS is responsible for the portion of the fees and expenses of such counsel determined by such counsel to be allocable to each.

        Indemnification.    We have agreed to indemnify TDS against certain losses, claims, damages or liabilities, including those arising out of: (1) the conduct of our business (except where the loss, claim, damage or liability arises principally from TDS' gross negligence or willful misconduct); and (2) any inaccurate representation or breach of warranty under the Intercompany Agreement. TDS will similarly indemnify us with respect to: (1) the conduct by TDS of its non-cellular businesses before July 1, 1987 (except where the loss, claim, damage or liability arises principally from U.S. Cellular's gross negligence or willful misconduct); and (2) any inaccurate representation or breach of warranty under the Intercompany Agreement.

        Disposal of Company Securities.    TDS will not dispose of any of our securities held by it if such disposition would result in the loss of any license or other authorization held by us and such loss would have a material adverse effect on us.

        Transfer of Assets.    Without the prior written consent of TDS, we may not transfer (by sale, merger or otherwise) more than 15% of our consolidated assets unless the transferee agrees to become subject to the Intercompany Agreement.

Registration Rights Agreement; Other Sales of Common Shares

        Under a registration rights agreement, we have agreed, upon the request of TDS, to file one or more registration statements under the Securities Act of 1933 or take other appropriate action under the laws of foreign jurisdictions in order to permit TDS to offer and sell, domestically or abroad, any of our debt or equity securities that TDS may hold at any time. TDS will pay all costs relating thereto and any underwriting discounts and commissions relating to any such offering, except that we will pay the fees of any counsel, accountants, trustees, transfer agents or other agents retained by U.S. Cellular in connection therewith. TDS has the right to select the counsel we retain to assist it to fulfill any of its obligations under the registration rights agreement.

        There is no limitation on the number or frequency of the occasions on which TDS may exercise its registration rights, except that we will not be required to comply with any registration request unless, in the case of a class of equity securities, the request involves at least the lesser of 1,000,000 shares or 1% of the total number of shares of such class then outstanding, or, in the case of a class of debt securities, the principal amount of debt securities covered by the request is at least $5,000,000. We have also granted TDS the right to include our securities owned by TDS in certain registration statements covering offerings by us and will pay all costs of such offerings other than incremental costs attributable to the inclusion of our securities owned by TDS in such registration statements.

        We will indemnify TDS and its officers, directors and controlling persons against certain liabilities arising under the laws of any country in respect of any registration or other offering covered by the registration rights agreement. We have the right to require TDS to delay any exercise by TDS of its rights to require registration and other actions for a period of up to 90 days if, in our judgment, any offering by us then being conducted or about to be conducted would be materially adversely affected. TDS has further agreed that it will not include any of our securities in any registration statement filed by us which, in the judgment of the managing underwriters, would materially adversely affect any offering by us. The rights of TDS under the registration rights agreement are transferable to non-affiliates of TDS.

Insurance Cost Sharing Agreement

        Pursuant to an insurance cost sharing agreement, we and our officers, directors and employees are afforded coverage under certain insurance policies purchased by TDS. A portion of the premiums payable under each such policy is allocated by TDS to us on the same basis as premiums were allocated before the insurance cost sharing agreement was entered into, if the policies are the same as or similar to the policies in effect before the insurance cost sharing agreement was entered into, or on such other reasonable basis as TDS may select from time to time. If TDS decides to change the allocation of premiums at any time, TDS will consult with us before the change is made, but the decision as to whether to make the change will be in the reasonable discretion of TDS. We believe that the amounts payable by us under the insurance cost sharing agreement are generally more favorable than the premiums we would pay if we were to obtain coverage under separate policies. Payments made by U.S. Cellular to TDS under the Insurance Cost Sharing Agreement totaled $8.4 million in 2009.

Employee Benefit Plans Agreement

        Under an employee benefit plans agreement, our employees participate in certain TDS-sponsored employee benefit plans. We reimburse TDS for the costs associated with such participation. Payments made by U.S. Cellular to TDS under the Employee Benefit Plans Agreement totaled $0.9 million in 2009.

Certain Relationships and Related Transactions

        The following persons are partners of Sidley Austin LLP, the principal law firm of U.S. Cellular, TDS and their subsidiaries: Walter C.D. Carlson, a trustee and beneficiary of the voting trust that controls TDS and U.S. Cellular, the non-executive Chairman of the Board and member of the board of directors of TDS and a director of U.S. Cellular; William S. DeCarlo, the General Counsel of TDS and an Assistant Secretary of TDS and certain subsidiaries of TDS; and Stephen P. Fitzell, the General Counsel and an Assistant Secretary of U.S. Cellular and certain subsidiaries of TDS. Walter C.D. Carlson does not provide legal services to U.S. Cellular, TDS or their subsidiaries. U.S. Cellular and its subsidiaries incurred legal costs from Sidley Austin LLP of $8.6 million in 2009, $6.9 million in 2008 and $6.6 million in 2007.

        The Audit Committee of the board of directors is responsible for the review and evaluation of all related party transactions, as such term is defined by the rules of the NYSE.

 SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

        The following table provides information as of December 31, 2009 regarding U.S. Cellular Common Shares that may be issued under equity compensation plans currently maintained by U.S. Cellular.

Plan Category	(a) Number of securities to be issued upon the exercise of outstanding options and rights	(b) Weighted-average exercise price of outstanding options and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	2,664,522	$51.37	3,732,306
Equity compensation plans not approved by security holders	—	—	—

TOTAL	2,664,522	$51.37	3,732,306

Explanation of Columns:

(a)
Represents the number of securities to be issued upon the exercise of outstanding options or pursuant to unvested restricted stock units and vested and unvested phantom stock units.

(b)
Represents the weighted-average exercise price of all outstanding options. Restricted stock units and phantom stock units do not have an exercise price.

(c)
Represents the number of securities remaining available for future issuance under the plan, other than securities to be issued upon the exercise of the outstanding options or pursuant to restricted stock units and phantom stock units disclosed in column (a).

Footnotes:

(1)
This includes the following plans that have been approved by U.S. Cellular shareholders:

Plan	Number of securities to be issued upon the exercise of outstanding options and rights	Number of securities remaining available for future issuance (excluding securities reflected in prior column)	Total
2009 Employee Stock Purchase Plan	—	82,831	82,831
Non-Employee Director Compensation Plan	—	47,907	47,907
2005 Long-Term Incentive Plan	2,664,522	3,601,568	6,266,090

TOTAL	2,664,522	3,732,306	6,396,828

  See Note 16—Stock-Based Compensation, in the notes to the consolidated financial statements included in our 2009 Annual Report to Shareholders for certain information about these plans, which is incorporated by reference herein.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        For purposes of the following tables, percentages are calculated pursuant to SEC Rule 13d-3(d)(1). Under such rule, shares underlying options that are currently exercisable or exercisable within 60 days after February 28, 2010, restricted stock units that become vested within 60 days after February 28, 2010 and vested phantom stock units are deemed to be outstanding for the purpose of calculating the number of shares owned and percentages of shares and voting power with respect to the person holding such options, restricted stock units or phantom stock units, but are not deemed to be outstanding for the purpose of calculating the percentages of shares or voting power of other persons.

U.S. Cellular

        On February 28, 2010, there were outstanding 53,535,136 Common Shares, par value $1.00 per share (excluding 1,533,083 shares held by U.S. Cellular and a subsidiary of U.S. Cellular), and 33,005,877 Series A Common Shares, par value $1.00 per share, representing a total of 86,541,013 shares of common stock. As of February 28, 2010 no shares of our Preferred Stock, par value $1.00 per share, were outstanding. Holders of outstanding Common Shares are entitled to elect 25% of the directors (rounded up to the nearest whole number) and are entitled to one vote for each Common Share held in such holder's name with respect to all matters on which the holders of Common Shares are entitled to vote at the annual meeting. The holder of Series A Common Shares is entitled to elect 75% of the directors (rounded down to the nearest whole number) and is entitled to ten votes for each Series A Common Share held in such holder's name with respect to all matters on which the holder of Series A Common Shares is entitled to vote. Accordingly, the voting power of the Series A Common Shares with respect to matters other than the election of directors was 330,058,770 votes, and the total voting power of all outstanding shares of capital stock was 383,593,906 as of February 28, 2010.

Security Ownership of U.S. Cellular by Certain Beneficial Owners

        The following table sets forth, as of February 28, 2010, or the latest practicable date, information regarding the person(s) who beneficially own more than 5% of any class of our voting securities.

Shareholder's Name and Address	U.S. Cellular Title of Class or Series	Shares of Class or Series Owned(1)	Percent of Class or Series	Percent of Shares of Common Stock	Percent of Voting Power(2)
Telephone and Data Systems, Inc.
30 North LaSalle Street
Chicago, Illinois 60602	Common Shares	37,782,826	70.6%	43.7%	9.9%
	Series A Common Shares(3)	33,005,877	100.0%	38.1%	86.0%

	Total	70,788,703	N/A	81.8%	95.9%

GAMCO Investors, Inc.(4)
One Corporate Center
Rye, New York 10580	Common Shares	3,670,579	6.9%	4.2%	*

*
Less than 1%.

(1)
The nature of beneficial ownership is sole voting and investment power unless otherwise specified.

(2)
Represents voting power in matters other than the election of directors.

(3)
The Series A Common Shares are convertible on a share-for-share basis into Common Shares. The above numbers of shares and percentages do not assume conversion because TDS has advised U.S. Cellular that it has no intention of converting its Series A Common Shares.

(4)
Based on the most recent Schedule 13D (Amendment No. 4) filed with the SEC. Includes shares held by the following affiliates: Gabelli Funds, LLC—864,630 Common Shares; GAMCO Asset Management Inc.—2,792,949 Common Shares; Gabelli Foundation, Inc.—2,500 Common Shares; Mario J. Gabelli—2,000 Common Shares; and Gabelli Securities, Inc.—8,500 Common Shares. In such Schedule 13D, such group reports sole or shared investment authority over 3,670,579 Common Shares and has reported sole voting power with respect to 3,539,279 Common Shares.

Security Ownership of U.S. Cellular by Management

        The following executive officers and directors and all officers and directors as a group beneficially owned the following number of our Common Shares as of February 28, 2010 or the latest practicable date:

Name of Individual or Number of Persons in Group	U.S. Cellular Title of Class or Series	Amount and Nature of Beneficial Ownership(1)	Percent of Class or Series	Percent of Shares of Common Stock	Percent of Voting Power(2)
LeRoy T. Carlson	Common Shares	1,243	*	*	*
LeRoy T. Carlson, Jr.	Common Shares	—	—	—	—
John E. Rooney(3)(10)	Common Shares	239,563	*	*	*
Walter C.D. Carlson	Common Shares	7,405	*	*	*
Kenneth R. Meyers(4)(10)	Common Shares	86,961	*	*	*
James Barr III	Common Shares	1,501
J. Samuel Crowley	Common Shares	2,809	—	—	—
Ronald E. Daly	Common Shares	3,151	*	*	*
Paul-Henri Denuit	Common Shares	—	—	—	—
Harry J. Harczak, Jr.	Common Shares	3,864	*	*	*
Gregory P. Josefowicz	Common Shares	1,501
Steven T. Campbell(5)	Common Shares	50,345	*	*	*
Jay M. Ellison(6)	Common Shares	139,925	*	*	*
Michael S. Irizarry(7)	Common Shares	94,335	*	*	*
Jeffrey J. Childs(8)	Common Shares	79,425	*	*	*
Alan D. Ferber(9)	Common Shares	40,017	*	*	*
All directors and executive officers as a group (16 persons)(10)(11)	Common Shares	752,045	1.4%	*	*

*
Less than 1%.

(1)
The nature of beneficial ownership is sole voting and investment power unless otherwise specified. Except with respect to customary brokerage agreement terms pursuant to which shares in a brokerage account are pledged as collateral security for the repayment of debit balances, none of the above shares is pledged as security, unless otherwise specified.

(2)
Represents voting power in matters other than the election of directors.

(3)
Includes 136,000 Common Shares subject to stock options which are currently exercisable, and phantom stock with respect to 44,176 Common Shares.

(4)
Includes 48,826 Common Shares subject to stock options which are currently exercisable or exercisable within 60 days, and phantom stock with respect to 1,226 shares. Also includes 1,000 Common Shares which are held by a trust for which Mr. Meyers is a trustee.

(5)
Includes 47,222 Common Shares subject to stock options which are currently exercisable or exercisable within 60 days and restricted stock units with respect to 3,123 Common Shares which are subject to vesting within 60 days.

(6)
Includes 132,628 Common Shares subject to stock options which are currently exercisable or exercisable within 60 days.

(7)
Includes 89,100 Common shares subject to stock options which are currently exercisable or exercisable within 60 days and restricted stock units with respect to 5,233 Common Shares which are subject to vesting within 60 days.

(8)
Includes 74,283 Common Shares subject to stock options which are currently exercisable or exercisable within 60 days and restricted stock units with respect to 3,123 Common Shares which are subject to vesting within 60 days.

(9)
Includes 36,053 Common Shares subject to stock options which are currently exercisable or exercisable within 60 days, restricted stock units with respect to 1,639 Common Shares which are subject to vesting within 60 days, and phantom stock with respect to 2,070 Common Shares. Also includes 255 Common Shares held by a trust for the benefit of Mr. Ferber's wife.

(10)
Includes shares as to which voting and/or investment power is shared and/or shares held by spouse and/or children.

(11)
Includes 577,230 Common Shares that may be purchased pursuant to stock options which are currently exercisable or exercisable within 60 days and/or restricted stock units which are subject to vesting within 60 days by all directors and officers as a group. Includes 47,472 Common Shares underlying vested phantom stock units for all directors and officers as a group.

TDS

        Several of our officers and directors also indirectly hold ownership interests in U.S. Cellular by virtue of their ownership of the capital stock of TDS.

Description of TDS Securities

        The authorized capital stock of TDS includes Common Shares, $.01 par value (the "TDS Common Shares"), Special Common Shares, $.01 par value (the "TDS Special Common Shares") Series A Common Shares, $.01 par value (the "TDS Series A Common Shares") and Preferred Shares, $.01 par value (the "TDS Preferred Shares"). As of February 28, 2010, 49,804,951 TDS Common Shares (excluding 7,276,891 TDS Common Shares held by TDS and a subsidiary of TDS), 49,401,148 TDS Special Common Shares (excluding 14,041,276 TDS Special Common Shares held by TDS and a subsidiary of TDS), 6,491,529 TDS Series A Common Shares (representing a total of 105,697,628 shares of common stock) and 8,306 TDS Preferred Shares were outstanding.

        The TDS Series A Common Shares have ten votes per share, and TDS Common Shares and TDS Preferred Shares have one vote per share, with respect to matters other than the election of directors. The holders of TDS Series A Common Shares, TDS Common Shares and TDS Preferred Shares vote as a single group, except with respect to matters as to which the Delaware General Corporation Law grants class voting rights and with respect to the election of directors. The total voting power of all outstanding TDS Series A Common Shares was 64,915,290 votes at February 28, 2010 with respect to matters other than the election of directors. The total voting power of the TDS Common Shares was 49,804,951 votes at February 28, 2010 with respect to matters other than the election of directors. The total voting power of all outstanding shares of all classes of TDS capital stock was 114,728,547 votes at February 28, 2010 with respect to matters other than the election of directors, including 8,306 votes by holders of Preferred Shares.

        Each of the outstanding TDS Special Common Shares is entitled to one vote per share in the election of certain directors of TDS. Other than with respect to the election of directors, the TDS Special Common Shares have no votes except as otherwise required by law.

        With respect to the election of directors, the holders of TDS Common Shares and TDS Special Common Shares are entitled to elect 25% of the directors of TDS, rounded up to the nearest whole number, plus one director (or four directors based on a board of twelve directors), and the holders of TDS Series A Common Shares and TDS Preferred Shares, voting as a group, are entitled to elect the remaining members of the board of directors of TDS.

        In the election of four of the directors of TDS, each of the outstanding TDS Special Common Shares and TDS Common Shares is entitled to one vote. As of February 28, 2010, the voting power of the TDS Special Common Shares was 49,401,148 votes and the voting power of the TDS Common Shares was 49,804,951 votes, or a total of 99,206,099 votes, with respect to the election of such four directors.

Beneficial Ownership of TDS by Directors and Executive Officers of U.S. Cellular

        The following table sets forth the number of TDS Common Shares, TDS Special Common Shares and TDS Series A Common Shares beneficially owned by each director of U.S. Cellular, by each executive officer named in the Summary Compensation Table and by all directors and executive officers of U.S. Cellular as a group as of February 28, 2010 or the latest practicable date.

Name of Individual or Number of Persons in Group	Title of Class or Series	Amount and Nature of Beneficial Ownership(1)	Percent of Class or Series	Percent of Shares of Common Stock	Percent of Voting Power(2)
LeRoy T. Carlson, Jr., Walter C.D. Carlson, Letitia G. Carlson, M.D., and Prudence E. Carlson(3)	TDS Special Common Shares	6,077,152	12.3%	5.7%	—
	TDS Series A Common Shares	6,135,552	94.5%	5.8%	53.5%
LeRoy T. Carlson(4)(7)	TDS Common Shares	255,985	*	*	*
	TDS Special Common Shares	345,404	*	*	—
	TDS Series A Common Shares	54,655	*	*	*
LeRoy T. Carlson, Jr.(5)(7)	TDS Common Shares	458,210	*	*	*
	TDS Special Common Shares	976,780	1.9%	*	—
	TDS Series A Common Shares	18,297	*	*	*
Walter C.D. Carlson(6)	TDS Common Shares	6,002	*	*	*
	TDS Special Common Shares	12,530	*	*	—
	TDS Series A Common Shares	905	*	*	*
John E. Rooney	TDS Common Shares	3,648	*	*	*
	TDS Special Common Shares	1,378	*	*	—
Kenneth R. Meyers(7)(8)	TDS Common Shares	3,508	*	*	*
	TDS Special Common Shares	100,366	*	*	—
James Barr III	TDS Common Shares	9,747	*	*	*
	TDS Special Common Shares	15,729	*	*	—
J. Samuel Crowley	—	—	—	—	—
Ronald E. Daly	—	—	—	—	—
Paul-Henri Denuit	—	—	—	—	—
Harry J. Harczak, Jr.	—	—	—	—	—
Gregory P. Josefowicz	TDS Common Shares	—
	TDS Special Common Shares	2,682	*	*	—
Steven T. Campbell	—	—	—	—	—
Jay M. Ellison	TDS Common Shares	145	*	*	*
	TDS Special Common Shares	145	*	*	—
Michael S. Irizarry	—	—	—	—	—

Name of Individual or Number of Persons in Group	Title of Class or Series	Amount and Nature of Beneficial Ownership(1)	Percent of Class or Series	Percent of Shares of Common Stock	Percent of Voting Power(2)
Jeffrey J. Childs	—	—	—	—	—
Alan D. Ferber	—	—	—	—	—
All directors and executive officers as a group (16 persons)(7)(8)	TDS Common Shares	737,245	1.5%	*	*
	TDS Special Common Shares	7,532,166	14.7%	7.0%	—
	TDS Series A Common Shares	6,209,409	95.7%	5.8%	53.8%

*
Less than 1%

(1)
The nature of beneficial ownership is sole voting and investment power, unless otherwise specified. None of the above shares is pledged as security, unless otherwise specified.

(2)
Represents voting power in matters other than the election of directors.

(3)
The shares of TDS listed are held by the persons named as trustees under a voting trust which expires June 30, 2035 (the "TDS Voting Trust"), created to facilitate long-standing relationships among the trust certificate holders. The address of the trustees of the TDS Voting Trust in their capacities as such is c/o LeRoy T. Carlson, Jr., Telephone and Data Systems, Inc., 30 N. LaSalle St., Suite 4000, Chicago, IL 60602. Under the terms of the TDS Voting Trust, the trustees hold and vote the TDS Series A Common Shares and the TDS Special Common Shares held in the trust. If the TDS Voting Trust were terminated, the following individuals, directly or indirectly with their spouses, would each be deemed to own beneficially over 5% of the outstanding TDS Series A Common Shares: LeRoy T. Carlson, Jr., Walter C.D. Carlson, Prudence E. Carlson and Letitia G. Carlson, M.D. The above numbers of shares and percentages do not assume conversion because the trustees have advised TDS and U.S. Cellular that the TDS Voting Trust has no intention of converting its TDS Series A Common Shares.

(4)
Includes 9,320 TDS Special Common Shares and 54,655 TDS Series A Common Shares held by Mr. Carlson's wife. Does not include 29,320 TDS Special Common Shares and 33,221 TDS Series A Common Shares held for the benefit of LeRoy T. Carlson or 189,254 TDS Special Common Shares and 190,236 TDS Series A Common Shares held for the benefit of Mr. Carlson's wife (an aggregate of 218,574 TDS Special Common Shares, or 0.4% of class, and 223,457 TDS Series A Common Shares, or 3.4% of class) in the voting trust described in footnote (3).

(5)
Includes 1,158 TDS Common Shares, 6,444 TDS Special Common Shares and 5,283 TDS Series A Common Shares held by Mr. Carlson's wife outside the voting trust.

Special Common Shares in Voting Trust.    Does not include 1,813,932 TDS Special Common Shares (3.7% of class) held in the voting trust described in footnote (3), of which 710,240 shares are held for the benefit of LeRoy T. Carlson, Jr. and 685,394 shares are held by a family partnership, of which Mr. Carlson is a general partner.

Series A Common Shares in Voting Trust.    Does not include 1,817,996 TDS Series A Common Shares (28.0% of class) held in the voting trust described in footnote (3), of which 175,035 shares are held for the benefit of LeRoy T. Carlson, Jr. and 686,786 shares are held by a family partnership, of which Mr. Carlson is a general partner.

(6)
Special Common Shares in Voting Trust.    Does not include 1,899,864 TDS Special Common Shares (3.8% of class) held in the voting trust described in footnote (3), of which 1,096,170 shares are held for the benefit of Walter C.D. Carlson and 685,394 shares are held by a family partnership, of which Mr. Carlson is a general partner.

Series A Common Shares in Voting Trust.    Does not include 1,927,572 TDS Series A Common Shares (29.7% of class) held in the voting trust described in footnote (3), of which 1,122,774 shares are held for the benefit of Walter C.D. Carlson and 686,786 shares are held by a family partnership, of which Mr. Carlson is a general partner.

(7)
Includes the following number of TDS Common Shares and TDS Special Common Shares that may be purchased pursuant to stock options which are currently exercisable or exercisable within 60 days and/or restricted stock units which are subject to vesting within 60 days: LeRoy T. Carlson, 162,731 TDS Common Shares and 273,807 TDS Special Common Shares; LeRoy T. Carlson, Jr., 430,516 TDS Common Shares and 898,977 TDS Special Common Shares; Kenneth R. Meyers, 83,942 TDS Special Common Shares; and all directors and officers as a group, 593,247 TDS Common Shares and 1,256,726 TDS Special Common Shares. Includes the following number of TDS Common Shares and TDS Special Common Shares underlying vested phantom stock units: LeRoy T. Carlson, 31,170 TDS Common Shares and 57,671 TDS Special Common Shares; LeRoy T. Carlson, Jr., 12,632 TDS Common Shares and 27,511 TDS Special Common Shares; Kenneth R. Meyers, 6,630 TDS Special Common Shares and all directors and officers as a group, 43,802 TDS Common Shares and 91,812 TDS Special Common Shares.

(8)
Includes shares as to which voting and/or investment power is shared, and/or shares held by spouse and/or children.

Security Ownership of TDS by Certain Beneficial Owners

        In addition to the persons listed under "Beneficial Ownership of TDS by Directors and Executive Officers of U.S. Cellular," the following table sets forth, as of February 28, 2010, or the latest practicable date, information regarding the persons who own beneficially more than 5% of any class of the voting securities of TDS. The nature of beneficial ownership in this table is sole voting and investment power, except as otherwise set forth in the footnotes.

Shareholder's Name and Address	Title of Class or Series	Shares of Class or Series Owned	Percent of Class	Percent of Shares of Common Stock	Percent of Voting Power(1)
Southeastern Asset Management, Inc.(2)(3) 6410 Poplar Ave., Suite 900 Memphis, TN 38119	TDS Common Shares	2,252,900	4.5%	2.1%	2.0%
	TDS Special Common Shares	11,828,669	23.9%	11.2%	—

	Total	14,081,569	N/A	13.3%	2.0%

Capital Research Global Investors(4)(5)(7) 333 South Hope Street Los Angeles, CA 90071	TDS Common Shares	4,468,800	9.0%	4.2%	3.9%
	TDS Special Common Shares	5,003,500	10.1%	4.7%	—
Capital World Investors(6)(7) 333 South Hope Street Los Angeles, CA 90071	TDS Special Common Shares	3,493,100	7.1%	3.3%	—

Total for Capital Research and Management Company(7)		12,965,400	N/A	12.3%	3.9%

GAMCO Investors, Inc.(8)(9) One Corporate Center Rye, NY 10580	TDS Common Shares	4,878,156	9.8%	4.6%	4.3%
	TDS Special Common Shares	3,390,996	6.9%	3.2%	—

	Total	8,269,152	N/A	7.8%	4.3%

BlackRock, Inc.(10) 40 East 52nd Street New York, NY 10022	TDS Common Shares	5,854,808	11.8%	5.5%	5.1%
JPMorgan Chase & Co.(11) 270 Park Avenue New York, NY 10017	TDS Special Common Shares	4,072,551	8.2%	3.9%	—
T. Rowe Price Associates, Inc.(12) 100 E. Pratt Street Baltimore, MD 21202	TDS Common Shares	3,386,878	6.8%	3.2%	3.0%
Anchor Capital Advisors LLC(13) One Post Office Square Boston, MA 02109	TDS Special Common Shares	2,914,370	5.9%	2.8%	—
Wallace R. Weitz & Company(14) 1125 South 103rd Street, Suite 600 Omaha, NE 68124-6008	TDS Special Common Shares	2,728,200	5.5%	2.6%	—

(1)
Represents voting power in matters other than election of directors.

(2)
Based on a Schedule 13D (Amendment No. 19) filed with the SEC, Southeastern Asset Management, Inc. reports that it has sole power to vote or direct the vote of 616,400 TDS Common Shares and shared power to vote 1,530,800 TDS Common Shares and no power to vote with respect to 105,700 TDS Common Shares. Southeastern Asset Management reports that it has sole power to dispose or to direct the disposition of 722,100

  TDS Common Shares and shared power to dispose or direct the disposition of 1,530,800 TDS Common Shares. The TDS Common Shares for which voting and dispositive power is shared are owned by Longleaf Partners Fund. Although the percentage of TDS Common Shares beneficially owned is less than 5%, this is reported because Southeastern Asset Management beneficially owns more than 5% of the TDS Special Common Shares. See note (3).

(3)
Based on a Schedule 13D (Amendment No. 20) filed with the SEC, Southeastern Asset Management reports that it has sole power to vote or direct the vote of 4,792,332 TDS Special Common Shares and shared power to vote 5,666,200 TDS Special Common Shares and no power to vote with respect to 1,370,137 TDS Special Common Shares. Southeastern Asset Management reports that it has sole power to dispose or to direct the disposition of 6,162,469 TDS Special Common Shares and shared power to dispose or direct the disposition of 5,666,200 TDS Special Common Shares. The TDS Special Common Shares for which voting and dispositive power is shared are owned by Longleaf Partners Fund.

(4)
Based on the most recent Schedule 13G (Amendment No. 2) filed with the SEC. In such Schedule 13G, Capital Research Global Investors reports that it has sole power to vote or direct the vote of, and sole power to dispose or to direct the disposition of, 4,468,800 TDS Common Shares.

(5)
Based on the most recent Schedule 13G (Amendment No. 2) filed with the SEC. In such Schedule 13G, Capital Research Global Investors reports that it has sole power to vote or direct the vote of, and sole power to dispose or to direct the disposition of, 5,003,500 TDS Special Common Shares.

(6)
Based on the most recent Schedule 13G (Amendment No. 2) filed with the SEC. In such Schedule 13G, Capital World Investors reports that it has sole power to vote or direct the vote of 1,190,000 TDS Special Common Shares and reports sole power to dispose or direct the disposition of, 3,493,100 TDS Special Common Shares.

(7)
Based on the most recent Schedule 13G filed with the SEC, Capital Research Global Investors and Capital World Investors are both divisions of Capital Research and Management Company, 333 South Hope Street, Los Angeles, CA 90071.

(8)
Based on a Schedule 13D (Amendment No. 21) filed with the SEC. Includes TDS Common Shares held by the following affiliates: GAMCO Asset Management, Inc.—3,118,956 TDS Common Shares; Gabelli Funds, LLC—1,689,200 TDS Common Shares; GGCP, Inc.—6,000 TDS Common Shares; MJG Associates, Inc.—7,000 TDS Common Shares; Mario J. Gabelli—45,500 TDS Common Shares; and Gabelli Securities, Inc.—11,500 TDS Common Shares. In such Schedule 13D, such group reports sole voting power with respect to 4,767,656 TDS Common Shares and has reported sole power to dispose or direct the disposition of 4,878,156 TDS Common Shares.

(9)
Based on a Schedule 13D (Amendment No. 2) filed with the SEC. Includes TDS Special Common Shares held by the following affiliates: Gabelli Funds, LLC—1,235,300 TDS Special Common Shares; GAMCO Asset Management, Inc.—2,125,696 TDS Special Common Shares; GGCP, Inc.—4,000 TDS Special Common Shares; Mario J. Gabelli—2,500 TDS Special Common Shares; and Gabelli Securities, Inc.—13,500 TDS Special Common Shares. In such Schedule 13D, such group reports sole voting power with respect to 3,310,196 TDS Special Common Shares and has reported sole power to dispose or direct the disposition of 3,390,996 TDS Special Common Shares.

(10)
Based on the most recent Schedule 13G filed with the SEC, BlackRock, Inc. reports that it has sole power to vote or direct the vote of, and sole power to dispose or to direct the disposition of, 5,854,808 TDS Common Shares.

(11)
Based on the most recent Schedule 13G filed with the SEC, JPMorgan Chase & Co. reports that it has sole power to vote or direct the vote of 3,431,039 TDS Special Common Shares and shared power to vote or direct the vote of 380,961 TDS Special Common Shares. JPMorgan Chase & Co. reports that it has sole power to dispose or to direct the disposition of 3,690,417 TDS Special Common Shares and shared power to dispose or direct the disposition of 382,134 TDS Special Common Shares.

(12)
Based on the most recent Schedule 13G filed with the SEC. Includes TDS Common Shares held by the following affiliates: T. Rowe Price Associates, Inc. reports sole voting authority over 548,900 TDS Common Shares and sole power to dispose or direct the disposition of 3,386,878 TDS Common Shares and T. Rowe Price Mid-Cap Value Fund, Inc. reports sole voting authority over 2,819,788 TDS Common Shares.

(13)
Based on the most recent Schedule 13G filed with the SEC, Anchor Capital Advisors LLC reports that it has sole power to vote or direct the vote of, and sole power to dispose or to direct the disposition of, 2,914,370 TDS Special Common Shares.

(14)
Based on a Schedule 13D filed with the SEC, Wallace R. Weitz & Company reports that it has sole or shared power to vote or direct the vote of 2,728,200 TDS Special Common Shares and sole or shared power to dispose or to direct the disposition of 2,728,200 TDS Special Common Shares.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder require our directors and officers, and persons who are deemed to own more than ten percent of our Common Shares, to file certain reports with the SEC with respect to their beneficial ownership of our Common Shares. The reporting persons are also required to furnish us with copies of all such reports they file.

        Based on a review of copies of such reports furnished to us by such reporting persons and written representations by our directors and officers, we believe that all filing requirements under Section 16 of the Securities Exchange Act applicable to such reporting persons during and with respect to 2009 were complied with on a timely basis.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        See "Executive and Director Compensation—Compensation Committee Interlocks and Insider Participation."

SHAREHOLDER PROPOSALS FOR 2011 ANNUAL MEETING

        The 2011 annual meeting of shareholders is currently scheduled for May 17, 2011, and the proxy statement for such meeting is expected be dated on or about April 15, 2011.

        Pursuant to SEC Rule 14a-8, proposals of shareholders intended to be included in U.S. Cellular's proxy statement and form of proxy relating to the 2011 annual meeting of shareholders must be received by U.S. Cellular at its principal executive offices not later than December 17, 2010.

        In addition, pursuant to U.S. Cellular's bylaws, proposals by shareholders intended to be presented at the 2011 annual meeting of shareholders (other than proposals included in U.S. Cellular's proxy statement and form of proxy relating to the 2011 annual meeting pursuant to SEC Rule 14a-8), must be received by U.S. Cellular at its principal executive offices not earlier than December 17, 2010 and not later than January 16, 2011 for consideration at the 2011 annual meeting of shareholders. However, if the 2011 annual meeting is changed by more than 30 calendar days before or after May 19, 2011 (the anniversary date of the 2010 annual meeting), a stockholder proposal must be received by U.S. Cellular not later than the close of business on the tenth day following the date of public notice of the revised date of the 2011 annual meeting.

        As permitted by SEC rules, the proxy solicited by the board of directors for the 2011 annual meeting will confer discretionary authority to vote on any matter that may properly come before such meeting or any adjournment thereof, other than with respect to proposals that are duly submitted pursuant to the foregoing requirements and/or that are included in the proxy statement.

SOLICITATION OF PROXIES

        Your proxy is being solicited by our board of directors and its agents and the cost of solicitation will be paid by U.S. Cellular. Officers, directors and regular employees of U.S. Cellular, acting on its behalf, may also solicit proxies by mail, e-mail, advertisement, telephone, telecopy, in person and other methods. None of such persons will receive additional compensation for such solicitations. U.S. Cellular will, at its expense, request brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares of record.

 FINANCIAL AND OTHER INFORMATION

        We will furnish you or any shareholder as of the record date without charge a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, including the financial statements and the schedules thereto, upon written or oral request, and will provide copies of the exhibits to any such documents upon payment of a reasonable fee that will not exceed our reasonable expenses incurred in connection therewith. Requests for such materials should be directed to United States Cellular Corporation, 8410 West Bryn Mawr Avenue, Suite 700, Chicago, Illinois 60631, Attention: External Reporting Department, Telephone: (773) 399-8900.

        In addition, to the extent that, as permitted by SEC rules, U.S. Cellular delivers only one copy of an annual report to shareholders, proxy statement or notice of internet availability of proxy materials to an address that is shared by separate persons who are shareholders (addressed to such shareholders as a group), U.S. Cellular shall deliver promptly additional copies of any of such documents to any shareholder located at such shared address upon written or oral request by such shareholder.

OTHER BUSINESS

        It is not anticipated that any action will be asked of the shareholders other than those set forth above, but if other matters are properly brought before the annual meeting, the persons named in the proxy will vote in accordance with their best judgment.

By order of the Board of Directors

KEVIN C. GALLAGHER Vice President and Corporate Secretary

All shareholders are urged to sign, date and mail their proxy card promptly or vote on the Internet in accordance with the instructions set forth on the proxy card

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 016GOB 1 1 A V + Annual Meeting Proxy Card Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + B Non-Voting Items A Proposals — The Board of Directors recommends a vote FOR its nominee listed below and FOR Proposal 2. For Against Abstain 2. Ratify accountants for 2010. 3. In accordance with their discretion, to vote upon all other matters that may properly come before the Annual Meeting and any adjournment, postponement, continuation or rescheduling thereof, including matters incidental to the conduct of the meeting. Change of Address — Please print new address below. 01 - Paul-Henri Denuit 1. Election of Class II Director: For Withhold 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 1234 5678 9012 345 0 2 5 2 1 2 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T C123456789 IF YOU HAVE NOT VOTED VIA THE INTERNET, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Electronic Voting Instructions You can vote by Internet! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose the voting method outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet must be received by 1:00 a.m. Central Time, on May 19, 2010. Vote by Internet • Log on to the Internet and go to www.investorvote.com • Follow the steps outlined on the secured website.

The proxy statement and annual report to shareholders are available at www.uscellular.com/proxyvote. Proxy for Common Shares Solicited on Behalf of the Board of Directors for the Annual Meeting of the Shareholders of UNITED STATES CELLULAR CORPORATION To Be Held on May 19, 2010. The undersigned hereby appoints LeRoy T. Carlson, Jr. and John E. Rooney, or either of them acting in the absence of the other, with power of substitution, attorneys and proxies for and in the name and place of the undersigned, to vote the number of Common Shares that the undersigned would be entitled to vote if then personally present at the 2010 Annual Meeting of the Shareholders of United States Cellular Corporation, to be held on Wednesday, May 19, 2010, or at any adjournment, postponement, continuation or rescheduling thereof, as set forth in the accompanying Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged, as designated on the reverse side hereof. The Board of Directors recommends a vote “FOR” the nominee in Proposal 1 and “FOR” Proposal 2. This proxy, when properly executed, will be voted in the manner directed on the reverse side hereof. If no direction is made, this proxy will be voted “FOR” the nominee in Proposal 1 and “FOR” Proposal 2. If a nominee is unable to serve or for good cause will not serve, the persons named in this proxy shall have discretionary authority to vote for a substitute nominee if one is designated by the Board of Directors (unless authority to vote for nominee has been withheld). Whether or not you are able to attend the Annual Meeting of Shareholders, it is important that your shares be represented. Accordingly, please complete and sign the proxy card, and mail the card in the enclosed postage paid envelope addressed to United States Cellular Corporation, c/o Computershare Investor Services, LLC. If “401K” is indicated next to the share amount on the reverse side, this is a ballot for voting the shares of United States Cellular Corporation stock allocated to your TDS Tax-Deferred Savings Plan (“401(k) Plan”) account. Indicate your voting instructions for the proposal on the ballot, sign and date it, and return it in the envelope provided. Your ballot must be received on or before May 17, 2010 in order to be counted. Your voting instructions will be kept confidential. If you properly sign and return your ballot, The Bank of New York Mellon Corporation, as Trustee of the 401(k) Plan, will vote your shares according to your instructions. If this voting instruction card is not properly completed and signed, or if it is not timely received by the designated tabulator, shares allocated to your account for the 401(k) Plan will be voted as directed by the Investment Management Committee for the 401(k) Plan, which shall act in the best interest of the Plan participants. (Continued and to be signed on Reverse Side) Proxy — United States Cellular Corporation IF YOU HAVE NOT VOTED VIA THE INTERNET, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT AND IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 19, 2010
VOTING INFORMATION
PROPOSAL 1 ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
PROPOSAL 2 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FEES PAID TO PRINCIPAL ACCOUNTANTS
AUDIT COMMITTEE REPORT
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